UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No. _)

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Adobe Inc.
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Tuesday, April 22, 2025
9:00 a.m. Pacific Time
www.virtualshareholdermeeting.com/ADBE2025

To our stockholders, customers, employees and partners,
Adobe is a global technology company with a mission to change the world through personalized digital experiences. For over four decades, Adobe’s innovations have transformed how individuals, teams, businesses, enterprises, institutions, and governments engage and interact across all types of media. Our products, services and solutions are used around the world to imagine, create, manage, deliver, measure, optimize and engage with content across surfaces and fuel digital experiences. We have a diverse user base that includes consumers, communicators, creative professionals, developers, students, small and medium businesses and enterprises. We are also empowering our customers by putting the power of AI in their hands, and doing so in ways we believe are responsible. Our products and services help unleash creativity, accelerate document productivity and power businesses in a digital world.
A MOMENTOUS 2024
In fiscal year 2024, we delivered record revenue of $21.51 billion across our two businesses, Digital Media and Digital Experience, representing 11% year-over-year growth. GAAP diluted earnings per share was $12.36, representing 5% year-over-year growth. In our Digital Media business, comprised of our Creative Cloud and Document Cloud applications, we delivered revenue of $15.86 billion, which grew 12% year-over-year. Our Digital Experience business, with solutions spanning the entire customer funnel from acquisition to monetization to retention, delivered revenue of $5.37 billion, making us one of the mission-critical providers of marketing technology in the world. We exited the year with $19.96 billion in remaining performance obligations, and cash and short-term investments of $7.89 billion.
DIFFERENTIATED VISION AND STRATEGY
Adobe is uniquely positioned to build on its decade of artificial intelligence (“AI”) innovation and capitalize on the explosive growth of generative AI and digital content. As customer needs have evolved amidst the proliferation of digital surfaces, media types and channels, we are continuing to focus on supporting creative professionals across core creative categories like imaging, design, illustration and video with superior power and precision. We are enabling marketers to streamline creativity and marketing for greater impact, by bringing content and performance data together and enabling personalization to the individual customer, in real time at unprecedented scale. For business professionals and consumers, we are amplifying creativity and productivity by enabling anyone regardless of age or experience level to express themselves in quick, easy and compelling ways.
Our highly differentiated approach to generative AI innovations puts ethics, responsibility and provenance at the forefront and always with customer trust in mind. We are innovating across the full AI technology stack: data, models and interfaces, natively integrating AI across all our existing and new offerings, because that is the only way to deliver AI in a way that enhances customers’ work. This approach is rooted in Adobe’s belief that creativity is a uniquely human trait and that AI has the power to assist and amplify human ingenuity and enhance creativity, not replace it.
The tremendous staying power and impact that technologies like PostScript, Photoshop and PDF have had in the market is a result of our focus on architecture as part of our ecosystem approach to innovation. We continued to execute against our aggressive product roadmap, delivering foundational technology platforms that set us up for continued growth in fiscal year 2025 and beyond. By building foundational platforms, advancing collaboration with customers, partners and community members and developing industry standards that drive broad impact across the digital ecosystem, we are adding value at multiple points in the marketplace. This proven approach sets us up to accelerate and scale at unprecedented speed, while ensuring that we are building trust with all members of our broad community throughout the entire process.

Digital Media

Our strategy with Adobe Creative Cloud is to advance the state-of-the-art across all creative categories including imaging, video and design, while empowering more first-time creators to express themselves and collaborate in sharing their stories with the world. We have delivered hundreds of innovations across our flagship applications—Photoshop, Illustrator, InDesign, Lightroom and Premiere Pro—elevating the state of the art in imaging, graphic design, video, illustration and increasingly 3D. Notable innovations include adjustment presets and adjustment brushes in Photoshop, major performance and workflow improvements in Illustrator and a new web-based 3D illustration tool for graphic designers called Project Neo (in beta). We reimagined pro video workflows end to end across editing, audio, color and effects in Premiere Pro enabling faster video editing and released a major update of Frame.io, offering seamless creative management for video projects and seamless collaboration between editors and their stakeholders. We introduced multiple generative AI models in Adobe Firefly, our family of creative generative AI models, including Imaging, Vector, Design and Video (in beta). Adobe now has a comprehensive set of commercially safe generative AI models for creative content, offering unprecedented levels of output quality and user control in our applications. We are exposing the power of our creative tools and the magic of generative AI through Firefly Services APIs so organizations can generate and assemble content at scale.
We continue to reimagine creativity and productivity for a broader set of customers with Adobe Express, the quick and easy create-anything app. We released Express for Business, including support for brand controls and template locking, Firefly custom models, bulk creation and generation of variations, presentation and print capabilities, and workflows with Photoshop, Illustrator and Experience Cloud. We are working to create more streamlined and precise workflows within our tools, through features like Text-to-Template in Express and increasingly Acrobat.
Our strategy with Adobe Document Cloud is to fundamentally transform how people engage with and extract value from the digital documents that power their personal and professional lives. PDF has become a global standard for automating business and consumer workflows and Acrobat is the platform of choice to view, edit, sign, share and collaborate with these documents. We released AI Assistant in Adobe Acrobat and Reader, unlocking even greater value from the trillions of PDFs around the world. After focusing primarily on document consumption for Acrobat’s first 30 years, we are now leveraging generative AI to expand to multi-modal content creation. We have integrated Adobe Firefly image generation into our Edit PDF workflows. Acrobat AI Assistant is empowering everyone to shift from reading documents to having conversations with them to summarize and extract insights, compose emails, reports and presentations and share learnings. AI Assistant also offers specialized AI for contracts and scanned documents, support for additional languages and the ability to analyze larger documents. In Acrobat Web, our integrations with Adobe Express allow users to generate images and quickly stylize content.
Digital Experience
Our strategy with Adobe Experience Cloud is to help enterprises deliver personalized digital experiences at scale to their customers by combining the right content, customer data and journeys in real time. We are enabling them to supercharge their marketing agility and customer engagement while driving growth and profitability. This year, we celebrated the five-year anniversary of Adobe Experience Platform (“AEP”), the industry-leading real-time customer data platform, which we conceived and built from scratch, and which became the latest billion-dollar book of business in our Digital Experience portfolio. We released AEP AI Assistant to enhance the productivity of marketing practitioners through generative AI, while expanding access to native AEP applications. We set the stage to drive an AI content revolution by bringing content and data together in Adobe GenStudio, integrating high-velocity creative expression with enterprise activation. With Adobe GenStudio, we are bringing together products across our clouds including Creative Cloud, Adobe Experience Manager, Workfront, Adobe Journey Optimizer and Customer Journey Analytics as well as Adobe Express for Business to address the massive content supply chain opportunity. Our approach to empower marketers to quickly plan, create, manage, activate and measure on-brand content is resonating with customers and validating our leadership across data, content and journeys to deliver personalized experiences at scale. We also released Adobe GenStudio for Performance Marketing, extending our end-to-end content supply chain solution and empower marketing teams to create their own ads and emails, driving impactful, personalized marketing campaigns.
With Firefly, we are ushering in a new era for our flagship products by natively integrating more AI-powered features across our portfolio and using AI to bring our clouds closer together. We are also extending our applications to integrate third-party text and media generation models and partnering strategically to offer customers greater choice in tools and further enhancing the value of our leading applications and solutions. Our deep knowledge of the PDF file format combined with OpenAI’s GPT models is a differentiator for Acrobat AI Assistant. We integrated the Pika idea-to-video model with the Generative Extend tool in Adobe Premiere Pro enabling creators to add a few seconds to the end of a video shot. Strong customer usage, value and demand for our AI solutions across all segments are driving early monetization success of new AI technologies across our Digital Media and Digital Experience businesses. We are delighted to see customer excitement and adoption for our AI solutions continue to grow. Over the past year, features like Generative Fill in Photoshop, Generative Recolor in

Illustrator, Generative Remove in Lightroom and Acrobat AI Assistant have become the most popular and highly used capabilities in our applications, enabling new levels of creativity and productivity.
OUR PURPOSE
As one of the world’s most innovative software companies whose products touch billions of people around the world, we are committed to serving the diverse needs of our customers and making a positive impact in their lives. There are three key areas where we are uniquely positioned to make an impact: Creativity for All, Adobe for All and Technology to Transform.
Through Creativity for All, we are empowering millions of creators of all ages and backgrounds to access the tools, skills and platforms needed to express themselves, reach their full potential and share their stories with the world. We have over 100 higher education institutions in the Adobe Creative Campus program globally and support K-12 student success across digital literacy and creativity by offering free access to Adobe Express for Education. We expanded Adobe Digital Academy into a flagship skilling program that aims to equip 30 million learners and teachers in the U.S., UK and India with skills in AI literacy, marketing and content creation by 2030. We launched the Adobe Film + TV Fund in collaboration with the Adobe Foundation to accelerate investment in filmmaking and advance the careers of emerging creators in the film and television industries.
Adobe for All is our commitment to creating a company where all employees are empowered to make an impact. We were founded on the principle that great ideas come from anywhere and we believe that when people feel respected and included, they are more creative, innovative and successful. The wealth of perspectives and lived experiences that our employees bring are vital to our business growth, fueling the product innovation and value that we deliver to billions of people around the world. In 2024, we continued our commitment to fair compensation practices and the advancement of career growth for all employees through global and regional initiatives. Global advancement programs such as Adobe Leader Experience oﬀer leadership development and internal networking and learning opportunities. Through Adobe’s Learning Fund, we provide funding for education and professional development programs to give all employees the opportunity to invest in their career at Adobe. We were proud to once again be recognized for our exceptional culture and industry leadership including being named to Wall Street Journal’s 250 Best-Managed Companies of 2024, Fortune’s World’s Most Admired Companies, Fortune’s 100 Best Companies to Work For 2024, Comparably’s Best Company Culture, Fortune’s Best Places to Work for Parents, Forbes America’s Best Companies for Veterans, the Dow Jones Best-In-Class Indices and JUST Capital’s JUST 100 Companies.
Technology to Transform is our commitment to advancing the responsible use of technology for the good of our customers, communities and the environment. We are leading the development of industry standards for content authenticity and creator attribution. We chose to train Firefly on licensed and public domain content to oﬀer customers a commercially safe solution that respects creator rights and doesn’t infringe on third-party intellectual property rights. We follow a rigorous review process to ensure that our AI technologies are developed and deployed responsibly and ethically, considering potential risks and impacts on users and society. Since 2019, the Adobe-led Content Authenticity Initiative has been focused on promoting the widespread adoption of provenance tools like Content Credentials and now has over 4,000 members. We have proposed that governments around the world establish a federal anti- impersonation right enabling creators to take action against those who intentionally misuse AI tools to impersonate their style. We continue to work toward reducing our impact on the planet and achieving our 100% renewable electricity by 2025 target; our investments in additive renewable electricity enabled us to support more than 70% of Adobe’s site electricity demand with wind and solar power in 2024.
LOOKING AHEAD
As customer needs continue to evolve, we are focused on delivering the offerings that advance their creativity, marketing and productivity in the age of AI. Our 30,000+ employees worldwide are motivated to create the future and raise the bar in driving the next decade of growth. Adobe stands in an enviable position, with an impressive track record of innovation, category and brand leadership, financial performance and growth. Coupled with the massive market opportunity, Adobe’s best years are ahead of us.
Thank you for your continued partnership and support.
Sincerely,

Shantanu Narayen Chair & CEO Adobe Inc.

Notice of 2025 Annual Meeting of Stockholders	Date & Time:	Tuesday, April 22, 2025 9:00 a.m. Pacific Time

	Location:	Virtual www.virtualshareholdermeeting.com/ADBE2025

	Record Date:	Close of business on February 21, 2025
A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our principal executive offices at 345 Park Avenue, San Jose, California 95110 for the ten days prior to the meeting for any purpose related to the meeting.

Items of Business		Board Recommendation
1.	Elect eleven members of our Board of Directors named herein to serve for a one-year term.	FOR EACH DIRECTOR NOMINEE
2.	Approve the 2019 Equity Incentive Plan, as amended, to increase the available share reserve by 7 million shares.	FOR
3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on November 28, 2025.	FOR
4.	Approve, on an advisory basis, the compensation of our named executive officers.	FOR
5.	Vote on one stockholder proposal, if properly presented at the 2025 annual meeting of stockholders (the “2025 Annual Meeting”).	AGAINST
Only stockholders of record at the close of business on February 21, 2025 are entitled to notice of, and to vote at, the 2025 Annual Meeting or any adjournment or postponement thereof.
You may attend the 2025 Annual Meeting by visiting www.virtualshareholdermeeting.com/ ADBE2025. There is no physical location for the 2025 Annual Meeting. For more information about the 2025 Annual Meeting, please see page 98 of the proxy.
Your vote is important. Please vote as soon as possible. You may vote your shares using the methods below.

Vote in Advance of the Meeting		Vote Online During the Meeting

:	Go to proxyvote.com and enter the 16-digit control number found in your Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) or proxy card.	See “Information about the Meeting, Voting and Proxies – Participating in Our Virtual Annual Meeting” on page 99 for more information.

(	Call toll-free 1-800-690-6903.

+	Sign, date and return the proxy card or voting instruction form you received by mail.

By order of the Board of Directors,

Gloria Chen Corporate Secretary
February 28, 2025
San Jose, California

Special Note About Forward-Looking Statements
In addition to historical information, this proxy statement contains “forward-looking statements” within the meaning of applicable securities laws, including statements related to our product development plans and new or enhanced offerings; our business, artificial intelligence (“AI”) and innovation momentum; our strategy, vision, market opportunity and future growth; market and AI trends; strategic investments; industry positioning; customer acquisition and retention; and our environmental, social and governance (“ESG”) goals, commitments and strategies. In addition, when used in this proxy statement, the words “will,” “expects,” “could,” “would,” “may,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to,” “continues” and similar expressions, as well as statements regarding our focus for the future, are generally intended to identify forward-looking statements. Each of the forward-looking statements we make in this proxy statement involves risks, uncertainties and assumptions based on information available to us as of the date of this proxy statement. Such risks and uncertainties, many of which relate to matters beyond our control, could cause actual results to differ materially and adversely from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” and elsewhere in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Adobe’s other filings with the U.S. Securities and Exchange Commission (the “SEC”). Undue reliance should not be placed on the financial information set forth in this report, which reflects estimates based on information available as of the date of this proxy statement. Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
No Incorporation By Reference
This proxy statement includes several website addresses and references to additional materials and reports found on those websites. These websites, materials and reports are not incorporated by reference herein.

Proxy Statement
Summary

About Adobe	2
Fiscal Year 2024 Financial Highlights	2
Director Nominees	3
Corporate Governance Highlights	4
Stockholder Engagement	4
Executive Compensation Highlights	5
Environmental, Social and Governance	6
The proxy materials, which include this proxy statement, proxy card, Notice of Internet Availability and our 2024 Annual Report on Form 10-K, are being distributed and made available on or about February 28, 2025. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2025 Annual Meeting. In this proxy statement, the terms “Adobe,” “we,” “our,” and “Company” refer to Adobe Inc. This summary does not contain all of the information you should consider. Please read this entire proxy statement carefully before voting.
2025 Proxy Statement 1

About Adobe
Changing the world through personalized digital experiences
Adobe is a global technology company with a mission to change the world through personalized digital experiences. For over four decades, Adobe’s innovations have transformed how individuals, teams, businesses, enterprises, institutions, and governments engage and interact across all types of media. Our products, services and solutions are used around the world to imagine, create, manage, deliver, measure, optimize and engage with content across surfaces and fuel digital experiences. We have a diverse user base that includes consumers, communicators, creative professionals, developers, students, small and medium businesses and enterprises. We are also empowering our customers by putting the power of AI in their hands, and doing so in ways we believe are responsible. Our products and services help unleash creativity, accelerate document productivity and power businesses in a digital world.
Fiscal Year 2024 Financial Highlights

Total Revenue ($B) ↑ 11% year-over-year growth	Digital Media Revenue ($B) ↑ 12% year-over-year growth	Digital Experience Revenue ($B) ↑ 10% year-over-year growth

GAAP Operating Income	Non-GAAP Operating Income(1)	Operating Cash Flows
$6.74B	$10.02B	$8.06B
GAAP Diluted EPS	Non-GAAP Diluted EPS(1)	Shares Repurchased
$12.36	$18.42	17.5M
________________________
(1)See Annex A for a reconciliation of measures reported in accordance with generally accepted accounting principles in the United States (“GAAP”) to non-GAAP measures.
Ten-Year Stockholder Return Comparison
The following graph shows the total return assuming equivalent investments on November 28, 2014 in our common stock and the S&P 500 Index, with reinvestment of dividends. For each reported year, our reported dates are the last trading dates of our fiscal year which ends on the Friday closest to November 30.

Director Nominees
The following tables set forth the name, occupation, age, tenure, independence, committee assignments and attributes (as of February 28, 2025) for each of our eleven director nominees at the 2025 Annual Meeting. Each director is elected annually by our stockholders. See the section titled “Our Directors” for more information.

					COMMITTEE MEMBERSHIPS(1)
Name	Occupation	Age	Director Since	Independent	Audit	Executive Compensation	Governance and Sustainability
Cristiano Amon DIRECTOR	President and CEO, Qualcomm	54	Oct 2023	Yes		M
Amy Banse DIRECTOR	Partner, Mosaic General Partnership	65	May 2012	Yes		C	M
Melanie Boulden DIRECTOR	EVP and Chief Growth Officer, Tyson Foods	52	Oct 2020	Yes		M
Frank Calderoni LEAD DIRECTOR	Former CEO, Velocity Global	67	May 2012	Yes			C
Laura Desmond DIRECTOR	CEO, Smartly.io	59	May 2012	Yes	M
Shantanu Narayen CHAIR	Chair and CEO, Adobe	61	Dec 2007	No
Spencer Neumann DIRECTOR	CFO, Netflix	55	Jan 2022	Yes	M
Kathleen Oberg DIRECTOR	CFO and EVP, Development, Marriott International	64	Jan 2019	Yes	C		M
Dheeraj Pandey DIRECTOR	Chair and CEO, DevRev	49	Jan 2019	Yes	M
David Ricks DIRECTOR	Chair, President and CEO, Eli Lilly and Company	57	Apr 2018	Yes		M
Daniel Rosensweig DIRECTOR	Executive Chair and Co-Chair, Chegg	63	Jan 2009	Yes			M

C	Chair	M	Member
________________________
(1)If our eleven director nominees are elected by stockholders, the committee composition as of the 2025 Annual Meeting is shown in the table above. If elected, Ms. Desmond will step down from the Executive Compensation Committee and join the Audit Committee effective as of the 2025 Annual Meeting.
Attributes of Our Eleven Director Nominees

Average Age 58 years	Average Tenure 9.1 years	Independent 91%

11 directors	Executive Leadership	11 directors	Operations
11 directors	Global Leadership	11 directors	Finance or Accounting
11 directors	Business Development & Strategy	4 directors	Legal or Regulatory
9 directors	Sales, Marketing & Brand Management	8 directors	Public Company Board Service / Governance
3 directors	Technologist	7 directors	Demographic Background(1)
________________________
(1)Represents characteristics such as race/ethnicity (4 directors) and/or gender (4 directors).
Proxy Summary | 2025 Proxy Statement 3

Corporate Governance Highlights
Adobe is committed to excellence in corporate governance. We maintain numerous policies and practices that demonstrate our commitment, including those summarized below. See the section titled “Corporate Governance” for more information.

•Strong Board independence (10 of 11 director nominees are independent)	•Independent lead director
•All committee members are independent	•All directors stand for election annually
•Majority vote standard plus resignation policy for uncontested director elections	•Bylaws provide for proxy access for stockholders
•Single class of stock with equal voting rights	•Robust stock ownership requirements for executive officers and directors
•Stockholder right to call a special meeting	•All current Audit Committee members are audit committee financial experts under SEC rules(1)
•Simple majority vote standard for charter/bylaw amendments	•Regular Board and committee evaluations facilitated by an independent third party
•Any independent director may call for a meeting in executive session	•Prohibition on transactions involving pledging, hedging or short sales of Adobe equity
________________________
(1)Effective as of the 2025 Annual Meeting, Ms. Desmond will join the Audit Committee if elected and is an audit committee financial expert under SEC rules.
Stockholder Engagement
Adobe has a history of actively engaging with our stockholders and regularly assessing our corporate governance, executive and director compensation, and sustainability practices. Our Investor Relations, Corporate Legal and ESG teams meet with investors, prospective investors and investment analysts. Meetings can include participation by our management team and, at times, our Lead Director and other members of our Board of Directors (the “Board”). Our heads of Investor Relations and Corporate Legal regularly communicate topics discussed and stockholder feedback to senior management and the Board for consideration in their decision-making.
In fiscal year 2024, we have sought meetings with stockholders that collectively held greater than 40% of our outstanding shares. Topics that we discussed with stockholders include:

•Business strategy	•Financial performance
•Human capital and talent	•Board composition and governance
•Executive compensation	•Board oversight of ESG matters
•The Content Authenticity Initiative and AI ethics principles of accountability, responsible innovation and transparency	•Sustainability

Executive Compensation Highlights
Say-On-Pay Results
At our 2024 annual meeting of stockholders (“2024 Annual Meeting”), approximately 85% of the votes cast approved, on an advisory basis, the fiscal year 2023 compensation for our named executive officers (“NEOs”).

Compensation Practices

What we do		What we don’t do
✓
Our NEOs’ total compensation is designed to pay for performance and is comprised of elements that address both short-term and long-term financial performance, with appropriate caps on maximum amounts payable.
		✗	Our Insider Trading Policy, which applies to all employees, officers and directors, prohibits transactions involving pledging, hedging or short sales of Adobe equity.
✓	Our Executive Compensation Committee engages its own independent compensation consultant to advise on executive and non-employee director compensation matters.	✗	We do not provide golden parachute excise tax gross-up payments.
✓	Our Executive Compensation Committee reviews the composition of our compensation peer group annually and makes adjustments to that composition, if deemed appropriate.	✗	We do not provide defined benefit pension plans, supplemental executive retirement plans or retiree health benefits for our executive officers.
✓	We conduct an annual advisory vote on the compensation of our NEOs.	✗	Our equity plans do not include an evergreen feature that would automatically replenish the shares available for issuance.
✓
Our Executive Compensation Committee is comprised 100% of independent directors and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).
		✗	We do not pay dividends on stock options, stock appreciation rights or unvested stock awards.
✓	We have clawback policies for performance-based incentive compensation and time-based equity compensation of our executive officers.
✓	We have robust stock ownership requirements for our directors and officers at the senior vice president level and above.

CEO and All Other NEOs’ Target Pay Mix for Fiscal Year 2024(1)
________________________
(1)The amounts shown for all other NEOs represent their average target pay mix. See the section titled “Executive Compensation—Compensation Discussion and Analysis” for more information.
Proxy Summary | 2025 Proxy Statement 5

Environmental, Social and Governance
As one of the world’s most innovative software companies whose products touch billions of people around the world, we are committed to serving the diverse needs of our customers and making a positive impact in their lives. Adobe’s commitment to doing the right thing by focusing on people, purpose and community dates back to our founding. It has guided our evolution and growth and inspires our employees to create the future and change the world for the better. Our ESG priorities inform how we run the business and engage our employees, customers, partners and communities to deliver value to our stockholders. There are three key areas in which we are uniquely positioned and motivated to make a difference by harnessing the best of our people, product and philanthropy: Creativity for All, Adobe for All and Technology to Transform. The updates below are for fiscal year 2024, unless otherwise stated.
Creativity for All
Through Creativity for All, we are empowering millions of creators of all ages and backgrounds to access the tools, skills and platforms needed to express themselves, reach their full potential and share their stories with the world. We are supporting K-12 student digital literacy and creativity by offering free access to Adobe Express for Education. Over 100 Adobe Creative Campus partners provide all students access to Adobe tools, including Marshall University, Penn State and University of California campuses in the US, technical institutions like Sheridan College in Canada, and numerous universities across Europe, Australia, New Zealand, India, Japan, and South Korea. At Adobe MAX, we announced the expansion of Adobe Digital Academy—our skilling program that aims to equip 30 million learners and teachers with skills in AI literacy, marketing and content creation by 2030. Initial offerings include skilling curriculum and grants to nonprofit partners in the U.S., U.K. and India as well as a partnership with Coursera. Through the Adobe Foundation, we granted an additional $1 million to each of Bowie State, Winston Salem State and San Jose State to support student and faculty services, professional development, research and more. We also funded the state-of-the-art Media Production Lab at Winston-Salem State University through Adobe and the Adobe Foundation, expanded our partnerships with career readiness nonprofits, including Braven and Thurgood Marshall College Fund, and initiated a new partnership with the American Indian Science and Engineering Society as we focus on democratizing digital and creative literacy as essential 21st century skills. We launched Adobe for Nonprofits, a global offering combining Adobe Express, Creative Cloud and Adobe Acrobat with technology tutorials and resources, to help nonprofits streamline their operations and accelerate their missions.

Launched the Adobe Film + TV Fund in collaboration with Adobe Foundation to accelerate the investment into filmmaking and advance the careers of emerging creators in the film and television industries.

Expanded the Adobe x Museums Creative Residency program to museums in India, Brazil and Japan, offering Adobe Foundation grants to expand access to arts and creativity education for students and young adults in these countries.

Adobe for All
Adobe for All is our belief in creating a company culture where all employees are empowered to make an impact. Our founding principle is that great ideas come from anywhere and when people are respected and included, they are more creative, innovative and successful. The wealth of unique perspectives and experiences that our employees bring are vital to our business growth, fueling the product innovation and value that we deliver to billions of people around the world. Our employees across the globe also bring our mission to life in the communities where we live and work through employee matching gifts, our Employee Community Fund, nonprofit board service, pro bono projects, volunteer events and humanitarian response efforts.
We were proud to once again be recognized for our exceptional culture and industry leadership, which helps us attract and retain the best talent to fuel Adobe’s continued growth and innovation. Adobe was named to Wall Street Journal’s 250 Best-Managed Companies of 2024, Fortune’s World’s Most Admired Companies, Fortune’s 100 Best Companies to Work For 2024, Comparably’s Best Company Culture, Fortune’s Best Places to Work for Parents, Forbes America’s Best Companies for Veterans, the World and North American Dow Jones Best-in-Class Indices and JUST Capital’s JUST 100 Companies.

Invested $5M in our local communities to further our Hometown Commitment, a holistic approach encompassing employee engagement, volunteerism and advocacy along with product donations and Adobe and Adobe Foundation funding, across San Jose, London, Noida and Bangalore.
Donated $33M+ in employee giving and Adobe matching and volunteered 203,000+ hours globally
Directed $6M into the communities surrounding our 28 largest offices worldwide through 300 Employee Community Fund grants.

Continued our commitment to competitive and fair compensation practices by investing in analysis, transparency and processes. We strive to reward employees with compensation that is market-competitive and fair and review pay twice a year as part of our rewards review process.

Committed to advancing career growth for all employees through global and regional initiatives.
We believe in fostering a culture of learning. Designed to help employees reach their full potential, our global advancement programs such as Adobe Leader Experience provide leadership development and internal networking opportunities. Through Adobe’s Learning fund, we provide funding for education and professional development programs to give all employees the opportunity to invest in their career at Adobe.

Technology to Transform
Adobe has always sought to pair technological advances with responsible innovation. Technology to Transform represents our commitment to innovating responsibly and ensuring that our technologies drive a positive impact on the environment and in our communities. We uphold this commitment through our focus on ethical innovation across AI, accessibility, security, privacy, trust and safety and sustainability.
We chose to train the Adobe Firefly family of creative generative AI models on licensed and public domain content to offer customers a commercially safe solution that respects creator rights and doesn’t infringe on third-party intellectual property rights. Guided by our AI Ethics principles of accountability, responsibility and transparency, we evaluate new AI features before they go to market. We follow a rigorous review process to ensure that our AI technologies are developed and deployed responsibly and ethically, considering potential risks and impacts on users and society, with oversight as needed from our AI Ethics Board, a cross-functional group of individuals from product, legal, marketing and more.
Five years ago, we founded the Content Authenticity Initiative (“CAI”), a global, cross-industry coalition to restore trust online through provenance. Today, it has over 4,000 member organizations including The New York Times, The Wall Street Journal, Nvidia, Microsoft, Nikon, Leica and Universal Music Group. We were also a founding member of the Coalition for Content Provenance and Authenticity (“C2PA”), an open, global standards organization designed to develop the technical specifications for Content Credentials, a nutrition label for content that everyone can adopt to standardize implementations.
Adobe has incorporated Content Credentials into its tools and features, like Photoshop, Lightroom and Firefly, and other CAI members have begun implementing this technology into their tools and platforms. This year we introduced the Adobe Content Authenticity web app, offering creators a simple, free and easy way to apply Content Credentials to their work, helping to protect content from unauthorized use, ensuring creators receive attribution and giving them the choice to include their AI training and usage preference with their content. Furthermore, Adobe advocated for the inclusion of provenance and AI labeling in policy and legislation such as in the Bipartisan House Task Force on AI, the Senate AI Policy Roadmap and in the European Union’s AI Act. We continue to champion policies that support artists and empower them to thrive in the age of AI, proposing a federal anti-impersonation right that can help protect creators and combat bad actors who use AI to mimic an artist’s style for commercial gain.
Sustainability at Scale
We are enabling sustainability across industries and communities by reducing our global operational impact on the planet, developing digital products that enable our customers to reduce physical waste and cut emissions and working with our peers, partners and employees to foster a culture of sustainability.

Achieved Science Based Targets Initiative's validation of net zero by 2050 target and near-term 2030 targets.
Continued to progress towards our 100% renewable electricity by 2025 target through investments in additive renewable electricity to support more than 70% of Adobe’s site electricity demand with wind and solar power in 2024.

Governance and ESG Oversight
We leverage our governance structure to coordinate and advance our ESG efforts across all areas of our business. Our Governance and Sustainability Committee has primary oversight responsibility for ESG and our Executive Compensation Committee oversees human capital management (“HCM”). Our leadership provides regular updates to the Board and its committees on various ESG matters, including climate action, AI ethics and responsible innovation, and ESG disclosures, performance objectives, strategy, risks and opportunities.
Proxy Summary | 2025 Proxy Statement 7

Corporate
Governance

Corporate Governance Framework
We have developed a corporate governance framework designed to ensure our Board has the appropriate practices in place to review and evaluate our business operations and to make decisions independent of management. Our goal is to align the interests of directors, management and stockholders, and comply with or exceed the requirements of the Nasdaq Stock Market LLC (“Nasdaq”) and applicable laws and regulations. Adobe’s key governance documents, including our Corporate Governance Guidelines, are available at adobe.com/investor-relations/governance.html. See the section titled “Proxy Summary—Corporate Governance Highlights” for further information on our corporate governance policies and practices.
Board Responsibilities and Structure
The Board’s Role in Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. The Board is responsible for overseeing the development and execution of the Company’s strategic plans and for understanding the associated risks and actions that management is taking to manage and mitigate those risks. The Board believes that taking an active role in the oversight of Adobe’s corporate strategy and the related risks is appropriate, given our Board members’ combined breadth and depth of experience, and is critical to ensuring that the long-term interests of Adobe and its stockholders are being served. The Board also encourages management to promote a culture that actively manages risks as a part of Adobe’s corporate strategy and day-to-day business operations. Adobe’s management is responsible for developing and implementing the Company’s strategic plans and for identifying, evaluating, managing and mitigating the risks inherent in those plans through our risk management program.
The scope of our Enterprise Risk Management (“ERM”) program includes a broad range of Adobe’s compliance, strategic, operational and financial risks. Throughout the year, members of a cross-functional team within the Company conduct risk data collection, surveys and interviews of Company experts, specialists and leaders, including management and Board members. From time to time, third-party experts are also consulted as part of this risk-assessment process. Together with the internal audit team, identified risks are then analyzed, categorized by topic (compliance, strategic, operational, financial or reputational) and timeframe (existing or emerging). For certain key risks, existing controls and management action plans to mitigate identified risks are evaluated and updated as necessary. Annually, management presents and discusses the key risks identified in the ERM process with the Audit Committee and the full Board, soliciting input from Board members on the steps taken to mitigate risks and plans for additional mitigation in the year ahead.
Our Board administers this risk oversight function and is assisted by its standing committees to address risks inherent in their respective areas of oversight and expertise, as detailed in the tables below.

The Board

Our Board reviews the Company’s overall strategy, with annual reviews focused on the strategy of our business units. On an annual basis, the Board reviews the Company’s key risks, including mitigation strategies, that are identified in the ERM process and also meets with the Chief Compliance Officer (the “CCO”), Chief Cybersecurity Legal and Privacy Officer (the “CCPO”), Chief Security Officer (the “CSO”) and Chief Audit Executive (the “CAE”) to review existing and emerging risks. Additionally, the Board reviews the risk factors included in the Company’s annual report filed with the SEC. The Board maintains direct oversight of and receives regular updates from management on AI, including our strategy, risks, development and governance and ethical innovation approaches.

Corporate Governance | 2025 Proxy Statement 9

The Committees

Audit Committee

Our Audit Committee has primary responsibility for oversight of our ERM program, as well as oversight of particular risks, such as cybersecurity, privacy, information and technology security and financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee monitors the effectiveness of our Code of Ethics for senior officers. The Audit Committee also monitors compliance with legal and regulatory requirements and oversees the performance of our internal audit function and of our independent registered public accounting firm. In carrying out this oversight, the Audit Committee receives or participates in:
•regular updates by the CCO, CCPO and CSO regarding key risks, including cybersecurity;
•annual compliance updates regarding key compliance issues, as well as ongoing updates on developing risks, from the CCO, who reports to the general counsel and regularly interacts with and directly communicates with the Audit Committee;
•annual meetings with the CCO without management present regarding key risks, issues or concerns;
•quarterly meetings without management present with the CAE, who reports to the Audit Committee, regarding key risks, issues or concerns;
•annual reviews of the Company’s key risks, including mitigation strategies, identified in the ERM process; and
•quarterly reviews of the risk factors included in the Company’s quarterly and annual reports filed with the SEC.

Executive Compensation Committee
Our Executive Compensation Committee oversees risks associated with our compensation programs, plans, policies and practices and HCM strategy and programs, and assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Governance and Sustainability Committee
Our Governance and Sustainability Committee monitors the effectiveness of our Corporate Governance Guidelines, and approves or disapproves any related-persons transactions. Additionally, our Governance and Sustainability Committee oversees risks associated with ESG matters, other than HCM, and receives an annual update from management on the Company’s sustainability efforts and related risks.

Board Leadership Structure
Each year, our Board evaluates whether its leadership structure is appropriate to effectively address the specific needs of our business and the long-term interests of our stockholders. Given the dynamic and competitive environment in which Adobe operates, the Board believes that Adobe and our stockholders are best served by a Chair who has broad and deep knowledge of Adobe’s business operations and the competitive landscape, the ability to identify strategic issues and the vision to create sustainable long-term value for stockholders. Based on these considerations, the Board has determined that, at this time, our Chief Executive Officer (“CEO”), Shantanu Narayen, is the director best qualified to serve in the role of Chair. The Board believes that Mr. Narayen’s combined role enables decisive leadership, ensures clear accountability and enhances the Board’s ability to focus its meetings on the issues most critical to Adobe’s success as well as Adobe’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees and customers.
To maintain an appropriate level of independent checks and balances, our Corporate Governance Guidelines provide that if the Chair of the Board and the CEO are the same person, the independent members of the Board will annually select an independent director to serve in a lead capacity, who we refer to as our Lead Director. Our Board believes that there are advantages to having a Lead Director for matters such as communications and relations among our Board, the CEO and other members of senior management and in assisting our Board in reaching consensus on particular strategies and policies. The independent members of our Board have selected Frank Calderoni to serve as Lead Director. The Board believes that from Mr. Calderoni’s experience as a director of several public companies, as well as his past experience as Chief Executive Officer of Velocity Global and Anaplan, Inc. and Chief Financial Officer of Red Hat, Inc., Cisco Systems, Inc., QLogic Corporation and SanDisk Corporation, he brings abundant financial expertise and business acumen that helps ensure strong and independent oversight and effective collaboration among the directors.
Our Lead Director coordinates the activities of the other independent directors and has the following additional responsibilities, as outlined in the Lead Director Charter adopted by the Board and available on our website at adobe.com/investor-relations/governance.html:
•presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors;
•working to optimize Board performance through regular feedback that ensures that diverse viewpoints of all directors are heard and creating a climate of constructive candor in which frank and thoughtful discussion occurs;
•meeting with the Chair and CEO to discuss Board agendas, materials and the schedule of meetings;
•calling meetings of the independent directors, as needed;
•retaining outside advisors and consultants who report directly to the Board on Board-wide issues, as needed;
•providing feedback to individual directors in connection with the periodic Board evaluation process;
•administering, with the Chair of the Executive Compensation Committee, the Board’s evaluation of the performance of the Chair and CEO; and
•making himself available for consultation and communication with Adobe’s significant stockholders.
Led by Mr. Calderoni, the independent members of our Board met 4 times during fiscal year 2024 in regularly scheduled executive sessions (without the presence of Mr. Narayen) to discuss various matters related to oversight, Board affairs and CEO performance. Mr. Calderoni also frequently attended Audit Committee and Executive Compensation Committee meetings, and, at times, attended meetings with investors as part of our stockholder outreach efforts. Using input collected from the independent members of our Board during each executive session, Mr. Calderoni discusses the agenda and materials for future Board meetings with the Chair and CEO and members of management.
Our Board believes that stockholders are best served by the Board’s current leadership structure because it provides Adobe with the benefits of combining the leadership role of Chair and CEO, while at the same time featuring a strong and empowered independent Lead Director who provides an effective independent voice and further enhances the contributions of our independent directors.
Corporate Governance | 2025 Proxy Statement 11

Committees of the Board

Audit Committee	CURRENT MEMBERS
8 meetings held in fiscal year 2024	Kathleen Oberg (Chair)
Brett Biggs(1)
Spencer Neumann
Dheeraj Pandey

(1)Mr. Biggs is not standing for re-election at the 2025 Annual Meeting. Ms. Desmond will join the Audit Committee effective as of the 2025 Annual Meeting if elected.
The Audit Committee’s role includes assisting the Board in fulfilling its responsibilities related to the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; our technology security policies and internal cybersecurity and privacy controls; our ERM program; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee’s responsibilities include:
•the appointment, compensation, engagement, evaluation, retention, termination and oversight of our independent registered public accounting firm, including conducting an annual review of its independence;
•reviewing and approving the planned scope of our annual audit;
•overseeing our independent registered public accounting firm’s audit work;
•reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm;
•reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls;
•reviewing our critical accounting policies and practices, critical audit matters and the application of accounting principles;
•reviewing and discussing with management the adequacy and effectiveness of our information and technology security policies and internal controls regarding information and technology security, cybersecurity and privacy related areas;
•monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation;
•reviewing our policies and practices with respect to swaps transactions;
•overseeing Adobe’s worldwide investment policy;
•overseeing the performance of our internal audit function;
•establishing and reviewing our procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•overseeing and reviewing relevant elements of Adobe’s ERM program; and
•reviewing and discussing with management and our independent registered public accounting firm our annual audited financial statements and quarterly financial statements.

The Audit Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors at Adobe’s expense. See the section titled “Report of the Audit Committee” contained in this proxy statement.
Each current member of the Audit Committee and Ms. Desmond, who will join the Audit Committee effective as of the 2025 Annual Meeting if elected, meets the independence criteria prescribed by applicable regulations and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable Nasdaq listing standards. Each current Audit Committee member and Ms. Desmond meets Nasdaq’s financial sophistication requirements, and the Board has further determined that each Audit Committee member is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq, a copy of which can be found on our website at adobe.com/investor-relations/governance.html.

Executive Compensation Committee	CURRENT MEMBERS
Amy Banse (Chair)
7 meetings held in fiscal year 2024	Cristiano Amon
Melanie Boulden
Laura Desmond(1)
David Ricks

(1)Ms. Desmond will step down from the Executive Compensation Committee and join the Audit Committee effective as of the 2025 Annual Meeting if elected.
The primary purpose of the Executive Compensation Committee is to discharge the Board’s responsibilities relating to compensation and benefits of the Company’s executive officers and other senior management. The Executive Compensation Committee’s responsibilities also include:

•setting and administering the policies that govern, and reviewing and approving, all compensation of our executive officers, including cash, equity and other compensation programs;
•administering and monitoring compliance with our policies for the recovery or “clawback” of incentive compensation granted, awarded or paid to executive officers;
•making recommendations to the Board concerning Board and committee compensation;
•overseeing the Company’s HCM strategy and programs;
•reviewing our stock ownership guidelines for non-employee directors and senior management;
•overseeing our overall compensation plans and benefit programs, and approving all employment, severance and change of control agreements and plans applicable to our executive officers;
•reviewing and approving annual performance objectives and goals relevant to our executive officers;
•overseeing all matters related to stockholder approval of executive compensation, including the advisory vote on compensation of our NEOs; and
•evaluating the risk-taking incentives and risk management of our compensation policies and practices.
The Executive Compensation Committee is also authorized to review and approve equity-based compensation grants to our non-executive officer employees and consultants; however, equity grants to our non-executive officer employees are generally approved by a Management Committee for Employee Equity Awards appointed by the Board, currently consisting of our CEO and Chief People Officer, within parameters established by the Executive Compensation Committee. See the section titled “Executive Compensation—Compensation Discussion and Analysis—Other Benefits, Programs and Policies—Granting Guidelines for Equity Compensation” for additional information. The CEO is also authorized,
Corporate Governance | 2025 Proxy Statement 13

in his capacity as a member of the Board, to approve the assumption of outstanding equity awards in acquisitions, new hire and retention restricted stock unit (“RSU”) grants to non-executive officer employees and RSU grants to consultants.
The Executive Compensation Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at Adobe’s expense. The Executive Compensation Committee assesses the independence and any potential conflicts of interest of compensation advisors in accordance with applicable law and Nasdaq listing standards. Each member of the Executive Compensation Committee is an independent director within the meaning of applicable Nasdaq listing standards and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The Executive Compensation Committee acts pursuant to a written charter, a copy of which can be found on our website at adobe.com/investor-relations/governance.html.

Governance and Sustainability Committee	CURRENT MEMBERS
Frank Calderoni (Chair)
4 meetings held in fiscal year 2024	Amy Banse
Kathleen Oberg
Daniel Rosensweig

The Governance and Sustainability Committee’s primary purpose is to evaluate candidates for membership on our Board and make recommendations to our Board regarding candidates for director. The Governance and Sustainability Committee’s responsibilities also include:
•making recommendations with respect to the composition of our Board and its committees, including the rotation of committee chairs and members;
•reviewing and making recommendations regarding the functioning of our Board as an entity;
•overseeing ESG matters applicable to the Company, including the Company’s policies, initiatives, disclosures and engagement with investors and other stakeholders, other than those related to HCM;
•establishing and reviewing governance criteria applicable to the Board;
•managing a periodic review, discussion and evaluation of the performance of our Board, its committees and its members;
•assessing the independence of our directors;
•reviewing and approving or disapproving any related-person transaction as defined under Item 404 of Regulation S-K, after examining each such transaction for potential conflicts of interest and other improprieties;
•reviewing the board memberships of other entities held by members of the Board and approving board memberships of other entities for our executive officers; and
•if requested by the Board, assisting the Board in reviewing and assessing performance, management development and succession planning for our senior management, including our CEO.
The Governance and Sustainability Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors at Adobe’s expense. The members of our Governance and Sustainability Committee are all independent directors within the meaning of applicable Nasdaq listing standards. The Governance and Sustainability Committee operates pursuant to a written charter, a copy of which can be found on our website at adobe.com/investor-relations/governance.html.
In carrying out its function to nominate candidates for election to our Board, the Governance and Sustainability Committee considers the criteria, attributes and experience discussed in the section titled “Our Directors.” The Governance and Sustainability Committee, from time to time, retains, for a fee, one or more third-party search firms to identify suitable candidates for election to our Board. In reviewing potential candidates, the Governance and Sustainability Committee will also consider all relationships between any proposed nominee and any of Adobe’s stockholders, competitors, customers, suppliers or other persons with a relationship to Adobe. In addition, the Governance and Sustainability Committee believes it is appropriate for at least one member of our Audit Committee to meet the criteria for an “audit committee financial expert” as defined by SEC rules, that each member of our Audit Committee and Executive Compensation Committee be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and that a majority of the members of our Board meet the definition of “independent director” within the meaning of applicable Nasdaq listing standards.
The Governance and Sustainability Committee considers stockholder recommendations for candidates for the Board based on the same criteria that it uses to evaluate other candidates, including incumbents. Our stockholders may nominate one or more persons for election as a director at our annual meeting of stockholders. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected and evidence of the recommending stockholder’s ownership of Company stock must be sent to the attention of our Corporate Secretary. In addition, the proxy access provisions under Article III, Section 6 of our bylaws, provide that a stockholder (or a group of up to twenty stockholders) owning at least 3% of Adobe’s outstanding shares of common stock continuously for at least three years may nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two directors or 20% of the total number of directors on the Board, provided the stockholders and nominees satisfy the requirements specified in our bylaws. In either case, a stockholder who wishes to formally nominate a candidate must comply with the notice, information and consent provisions contained in our bylaws. Any notice of director nomination submitted to Adobe other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act. Our bylaws specify additional requirements if stockholders wish to nominate directors at special meetings of stockholders.
Board Meetings and Attendance
During fiscal year 2024, our Board held 5 meetings, and its three standing committees—Audit Committee, Executive Compensation Committee and Governance and Sustainability Committee—collectively held 19 meetings. Each director attended at least 75% of the meetings of the Board and the committees of which such director was a member and during the period in which he or she served in fiscal year 2024. Members of our Board are encouraged to attend our annual meetings of stockholders. All twelve of the Board members then serving on our Board attended our 2024 Annual Meeting.
The following table sets forth the number of meetings held by our Board and the committees during fiscal year 2024:

Name	Board	Audit	Executive Compensation	Governance and Sustainability

Number of meetings held in fiscal year 2024	5	8	7	4
Director Independence
As required by the Nasdaq listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards. In addition, in making its determination, the Board considers any arms-length transactions made in the ordinary course between Adobe and certain related entities, for instance the purchase from Adobe of software products and services by companies of which a director is an executive officer.
After review of all relevant transactions and relationships between each director, any of their family members, Adobe, our executive officers and our independent registered public accounting firm, the Board has affirmatively determined that a majority of our Board is comprised of independent directors. Our current independent directors are: Messrs. Amon, Biggs, Calderoni, Neumann, Pandey, Ricks and Rosensweig and Mses. Banse, Boulden, Desmond and Oberg.
Corporate Governance | 2025 Proxy Statement 15

Certain Relationships and Related Persons Transactions
Transactions with Related Persons
Pursuant to its written charter, the Governance and Sustainability Committee considers and approves or disapproves any related person transaction as defined under Item 404 of Regulation S-K, after examining each such transaction for potential conflicts of interest and other improprieties. The Governance and Sustainability Committee has not adopted any specific written procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented.
Since the beginning of fiscal year 2024, there have not been any transactions, nor are there any currently proposed transactions, in which Adobe was or is to be a participant, where the amount involved exceeded $120,000 and in which any related person had or will have a direct or indirect material interest. As is the case with most multinational corporations, from time to time in the ordinary course of business, we engage in arms-length transactions with entities with which members of the Board or our executive officers (or members of the immediate family of any of the foregoing) have professional relationships and with entities that are greater than 5% beneficial owners of our common stock.
Compensation Committee Interlocks and Insider Participation
There are no members of our Executive Compensation Committee who were officers or employees of Adobe or any of our subsidiaries during fiscal year 2024. No members were formerly officers of Adobe or had any relationship otherwise requiring disclosure hereunder. During fiscal year 2024, no interlocking relationships existed between any of our executive officers or members of our Board or Executive Compensation Committee, on the one hand, and the executive officers or members of the board of directors or compensation committee of any other entity, on the other hand.
Corporate Governance Guidelines & Codes of Business Conduct and Ethics
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines set forth the practices our Board and its committees follow with respect to Board and committee composition and selection, meetings, CEO performance evaluation and management development and succession planning for senior management, including the CEO position. Pursuant to the Corporate Governance Guidelines, the CEO prepares, on a continuing basis, a short-term succession plan outlining temporary delegations of authority to certain officers of the Company if one or more members of senior management should unexpectedly become unable to perform his or her duties. A copy of our Corporate Governance Guidelines is available on our website at adobe.com/investor-relations/governance.html.
Code of Business Conduct
We have also adopted a Code of Business Conduct applicable to all directors, officers and employees of Adobe as required by applicable Nasdaq listing standards. This Code of Business Conduct is publicly available on our website at adobe.com/investor-relations/governance.html. There were no waivers of the Code of Business Conduct for any of our directors or executive officers during fiscal year 2024.
Code of Ethics
We adopted a Code of Ethics applicable to our CEO, Chief Financial Officer, Chief Accounting Officer, Corporate Controller, Treasurer and certain other finance department executives, which is a “code of ethics” as defined by applicable SEC rules. The Code of Ethics is publicly available on our website at adobe.com/investor-relations/governance.html. If we make any amendments to the Code of Ethics other than technical, administrative or other non-substantive amendments or grant any waivers, including implicit waivers, from a provision of the Code of Ethics to our CEO, Chief Financial Officer, Chief Accounting Officer, Corporate Controller, Treasurer or persons performing similar functions, and such other personnel as are designated from time to time by the Board, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website at adobe.com/company/integrity.html or in a Current Report on Form 8-K filed with the SEC. There were no waivers of the Code of Ethics during fiscal year 2024.
Board Evaluation
On a regular basis, we engage an outside advisor to conduct a comprehensive Board evaluation to assess the effectiveness of our Board, committees and members. The process is facilitated by an independent third party to preserve integrity and anonymity of the Board members and the Company’s senior executives. The evaluation process facilitator solicits feedback from Board members and senior executives individually to obtain and compile responses to the evaluation, which includes feedback from Board members on other Board members, for review by the Board and senior executives of the Company.
The Board, Governance and Sustainability Committee and senior executives of the Company then review and discuss the evaluation results and any actions to be taken as a result of the discussion. The results are used to inform Board and committee composition and refreshment, including expansion and refinement of the attributes and experience criteria for Board membership and to address the evolving needs of the Company. The evaluation aims to (1) find opportunities where our Board and committees can improve their performance and effectiveness, (2) assess any need to evolve the composition and expertise of our Board and (3) assure that our Board and committees are operating in accordance with our Corporate Governance Guidelines and committee charters.
Communications with the Board
Any stockholder who desires to contact our Board, or specific members of our Board, may do so electronically by sending an email to the following address: adobeboard@adobe.com. Alternatively, a stockholder may contact our Board, or specific members of our Board, by writing to:
Stockholder Communications
Adobe Inc.
345 Park Avenue
San Jose, California 95110, USA
All such communications will be initially received and processed by the office of our Corporate Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the Board, the non-employee directors or individual directors as appropriate.
Corporate Governance | 2025 Proxy Statement 17

Our
Directors

Attributes of Director Nominees	19
Considerations in Evaluating Director Nominees	20
Director Nominees	21
Director Compensation for Fiscal Year 2024	27

Our business is managed under the direction of our Board of Directors, which is currently composed of twelve members. Effective as of the 2025 Annual Meeting, the size of our Board of Directors will be eleven members. Adobe’s stockholders elect our Board members annually. All of our current directors were elected by our stockholders, and all directors are serving a term that expires at the 2025 Annual Meeting. See the section titled “Proxy Statement Summary—Director Nominees” for information on the composition of our Board.
Attributes of Director Nominees
The following table highlights the number of our director nominees who share certain categories of attributes and experiences that uniquely qualify them to serve on our Board, which are further defined below. We believe the mix of experiences and qualifications represented by our directors is critical to Adobe’s success. We have narrowly tailored and defined these categories, although inclusion in certain categories will in many cases provide experience and expertise covered by other categories. For example, directors with Chief Executive Officer experience will also have gained significant exposure to operational issues and sales and marketing.

	Executive Leadership	Global Leadership	Business Dev & Strategy	Operations	Finance or Accounting	Legal or Regulatory	Sales, Marketing & Brand Mgmt	Technologist	Public Company Board Service / Governance
Cristiano Amon DIRECTOR	●	●	●	●	●		●	●	●
Amy Banse DIRECTOR	●	●	●	●	●	●	●		●
Melanie Boulden DIRECTOR	●	●	●	●	●		●
Frank Calderoni LEAD DIRECTOR	●	●	●	●	●	●	●		●
Laura Desmond DIRECTOR	●	●	●	●	●		●		●
Shantanu Narayen CHAIR	●	●	●	●	●		●	●	●
Spencer Neumann DIRECTOR	●	●	●	●	●	●
Kathleen Oberg DIRECTOR	●	●	●	●	●	●
Dheeraj Pandey DIRECTOR	●	●	●	●	●		●	●	●
David Ricks DIRECTOR	●	●	●	●	●		●		●
Daniel Rosensweig DIRECTOR	●	●	●	●	●		●		●
	11	11	11	11	11	4	9	3	8
________________________
The attributes above are defined as follows:
Executive Leadership: Directors who have served as a founder, Chief Executive Officer or Chief Executive Officer-equivalent,
Our Directors | 2025 Proxy Statement 19

senior executive or business unit leader of a company with a deep understanding of company offerings and industry.
Global Leadership: Directors with leadership experience in a global company overseeing non-U.S. operations, diverse economic landscapes and working with various cultures.
Business Development & Strategy: Directors with expertise in strategic planning, mergers and acquisitions, growth strategies or business expansion.
Operations: Directors with experience in business operations management, supply chain management, integration or distribution.
Finance or Accounting: Directors with a deep understanding of finance, accounting principles and methodologies, financial reporting, financial management, capital markets, financial statements, audit processes and procedures or internal financial controls.
Legal or Regulatory: Directors with governmental policy, legal knowledge or experience with compliance and regulatory issues within a public company or a regulatory body, including any individual who is a Certified Public Accountant, has a Juris Doctorate, or has significant chief financial officer experience.
Sales, Marketing & Brand Management: Directors with experience in sales management, marketing campaign management, marketing/advertising products and services or public relations.
Technologist: Directors with expertise in software products, services, engineering or development, computer science, information technology, cybersecurity or technology research and development.
Public Company Board Service / Governance: Directors who currently serve, or have served, on other public company boards.
Considerations in Evaluating Director Nominees
The Board identified the following general criteria for consideration when evaluating Board member nominees and composition of the Board:

•exercises logical, thorough, objective, sound and rational judgment when representing the best interests of all Adobe stockholders;
•possesses experience and expertise relevant to expanding the breadth of the Board’s collective knowledge, skill set and attributes;
•demonstrates commitment to achieving Adobe’s long-term objectives by prioritizing and investing the attention necessary to fulfill Board membership-related duties, attendance obligations and responsibilities;
•contributes to the mix of skills, experiences and backgrounds of the full Board, in the context of the requirements of the Board at that point in time;

•understands elements relevant to the success of a publicly-traded company, including the importance of best practices in corporate governance; and
•demonstrates integrity and ethics in such nominee’s personal and professional life.

Director Nominees for Election for a One-Year Term Expiring in 2026

Cristiano Amon DIRECTOR SINCE 2023 INDEPENDENT Executive Compensation Committee
Mr. Amon, 54, has served as President and Chief Executive Officer of Qualcomm Incorporated, a wireless technology company, and a member of its board of directors since June 2021. He served as Qualcomm Incorporated’s President and Chief Executive Officer-elect from January 2021 to June 2021 and President from January 2018 to January 2021. Mr. Amon served as Executive Vice President, Qualcomm Technologies, Inc. (“QTI”), a subsidiary of Qualcomm Incorporated, and President, Qualcomm CDMA Technologies (“QCT”), from November 2015 to January 2018. He served as Executive Vice President, QTI and Co-President, QCT from October 2012 to November 2015, Senior Vice President and Co-President, QCT from June 2012 to October 2012 and as Senior Vice President, QCT Product Management from October 2007 to June 2012, with responsibility for QTI’s product roadmap, including the Qualcomm Snapdragon platforms. Mr. Amon joined Qualcomm in 1995 as an engineer and throughout his tenure at Qualcomm has held several other technical and leadership positions. Mr. Amon holds a B.S. in Electrical Engineering and an honorary doctorate from UNICAMP, the State University of Campinas, Brazil.
As the President and Chief Executive Officer and a director of Qualcomm Incorporated, Mr. Amon brings to the Board extensive business and management expertise, as well as a deep understanding of rapidly evolving technologies and the complex operational issues facing large global companies.
Other Public Company Boards:
Qualcomm Incorporated

Amy Banse DIRECTOR SINCE 2012 INDEPENDENT Executive Compensation Committee (chair); Governance and Sustainability Committee
Ms. Banse, 65, has served as a partner at Mosaic General Partnership (formerly Mastry, Inc.), an early stage venture capital firm, since March 2021. Previously, she held several roles at Comcast Corporation (“Comcast”), a global media and technology company, including Executive Vice President, Comcast, and Managing Director and Head of Funds, Comcast Ventures from January 2011 to September 2020. From 2004 to January 2011, Ms. Banse served as President of Comcast Interactive Media (“CIM”), a division of Comcast responsible for developing Comcast's online strategy and operating Comcast's digital properties, including Fandango, Xfinity.com and Xfinitytv.com. She joined Comcast in 1991 and spent the early part of her career at Comcast overseeing the development of Comcast's cable network portfolio. She received a B.A. from Harvard and a J.D. from Temple University School of Law.
As the former Managing Director and Head of Funds for Comcast Ventures and Executive Vice President, Comcast, as well as her prior executive positions, including President of CIM, Ms. Banse has extensive executive leadership experience and extensive knowledge of financial and strategic issues. She also brings to the Board a deep expertise in global media and technology organizations in online business.
Other Public Company Boards:
Lennar Corporation, On Holding AG, The Clorox Company (2016 to 2024)

Our Directors | 2025 Proxy Statement 21

Melanie Boulden DIRECTOR SINCE 2020 INDEPENDENT Executive Compensation Committee
Ms. Boulden, 52, has served as Executive Vice President and Chief Growth Officer for Tyson Foods, Inc. (“Tyson Foods”), a multinational, protein-focused food company, since February 2023. From September 2023 to October 2024, Ms. Boulden also served as Group President Prepared Foods for Tyson Foods. From January 2021 to December 2022, Ms. Boulden was Chief Marketing Officer of the North America Operating Unit of The Coca-Cola Company, a global beverage company, responsible for a multibillion-dollar brand portfolio consisting of more than 20 brands, including Coca-Cola, Sprite, Smartwater and Minute Maid. Prior to becoming Chief Marketing Officer, Ms. Boulden was the President of the Still Beverages Business Unit at Coca-Cola North America from April 2020 to January 2021, leading the water, sports drinks, tea and coffee businesses, and was President and General Manager of Venturing and Emerging Brands from August 2019 to April 2020. Ms. Boulden has also served as Global Head of Marketing and Brand Management at Reebok International Ltd., a fitness footwear and clothing company, from May 2018 to June 2019 and has held marketing and general management roles at Crayola LLC, an art supplies company, Kraft Foods Group Inc., a food manufacturing company, and Henkel Consumer Goods, a manufacturer of personal care and household cleaning products. Ms. Boulden holds a B.S. in English from Iowa State University and an M.B.A. with concentrations in marketing and finance from The University of Iowa.
With her current role as Executive Vice President and Chief Growth Officer for Tyson Foods, together with her previous roles managing some of the world’s most well-known brands, Ms. Boulden brings to the Board extensive experience and deep expertise in global marketing and brand management.
Other Public Company Boards:
None

Frank Calderoni Lead Director DIRECTOR SINCE 2012 INDEPENDENT Governance and Sustainability Committee (chair)
Mr. Calderoni, 67, served as the Chief Executive Officer of Velocity Global, a provider of global talent solutions, from April 2023 to August 2024. Prior to joining Velocity Global, Mr. Calderoni served as the Chair and Chief Executive Officer of Anaplan, Inc. (“Anaplan”), a planning and performance management platform provider, until June 2022. Prior to joining Anaplan in January 2017, he served as Executive Vice President, Operations and Chief Financial Officer at Red Hat, Inc., an enterprise open source software provider, from June 2015 to December 2016. Until June 2015, he was an Executive Advisor at Cisco Systems, Inc. (“Cisco”), a designer, manufacturer and seller of IP-based networking and other products related to the communications and information technology industry. From 2008 to January 2015, Mr. Calderoni served as Executive Vice President and Chief Financial Officer at Cisco, managing the company's financial strategy and operations. He joined Cisco in 2004 from QLogic Corporation, a storage networking company where he was Senior Vice President and Chief Financial Officer. Prior to that, he was Senior Vice President, Finance and Administration and Chief Financial Officer for SanDisk Corporation (“SanDisk”), a flash data storage company. Before joining SanDisk, Mr. Calderoni spent 21 years at IBM, a global services, software and systems company, where he became Vice President and held controller responsibilities for several divisions within the company. Mr. Calderoni holds a B.S. in Accounting and Finance from Fordham University and an M.B.A. in Finance from Pace University.
As a result of his senior executive leadership positions as chief executive officer and as chief financial officer of publicly traded global technology companies, Mr. Calderoni brings to the Board abundant financial expertise that includes extensive knowledge of the complex financial and operational issues facing large global companies and a deep understanding of accounting principles and financial reporting rules and regulations. He provides the Board with significant insight into the preparation of financial statements and knowledge of audit procedures. Through his senior executive positions, Mr. Calderoni has demonstrated his global leadership and business acumen.
Other Public Company Boards:
Anaplan (Chair 2017 to 2022)

Laura Desmond DIRECTOR SINCE 2012 INDEPENDENT Executive Compensation Committee; Audit Committee(1)
Ms. Desmond, 59, has served as Chief Executive Officer at Smartly.io, an advertising technology company, since September 2022. Ms. Desmond has served as Founder and Chief Executive Officer of Eagle Vista Partners, a strategic advisory and investment firm focused on marketing and digital technology, since March 2017, and as an Operating Partner in the Media & Technology Practice at Providence Equity Partners LLC, a private equity investment firm, since December 2017. Prior to this, Ms. Desmond was the Chief Revenue Officer of Publicis Groupe, a group of global marketing, communication and business transformation companies from December 2016 to December 2017. From 2008 to December 2016 Ms. Desmond was the Global Chief Executive Officer of Starcom MediaVest Group (“SMG”), a global marketing and media services company which is part of the Publicis Groupe. Prior to her appointment as Global Chief Executive Officer in 2008, Ms. Desmond was Chief Executive Officer of SMG - The Americas from 2007 to 2008 where she managed a network spanning the United States, Canada and Latin America. Ms. Desmond was Chief Executive Officer of MediaVest, a media agency, from 2003 to 2007, and from 2000 to 2002 she was Chief Executive Officer of SMG's Latin America group. Ms. Desmond holds a B.B.A. in Marketing from the University of Iowa.
With her extensive experience as a strategist, consultant and investor working with global marketers, media companies and brands, including serving as Chief Revenue Officer of Publicis Groupe and Global Chief Executive Officer of SMG, Ms. Desmond brings to the Board a deep expertise in global media and marketing technology organizations, leadership capabilities and business acumen. In addition, her present and past service on other boards gives her valuable knowledge and perspective. As an expert in the marketing space, Ms. Desmond speaks frequently with Adobe’s management outside of scheduled board meetings to provide specific insight regarding Adobe’s Digital Experience business.
Other Public Company Boards:
DoubleVerify Holdings Inc., Capgemini SE (2019 to 2020)

(1)Ms. Desmond will step down from the Executive Compensation Committee and join the Audit Committee effective as of the 2025 Annual Meeting if elected.

Shantanu Narayen Chair DIRECTOR SINCE 2007 Committees: None
Mr. Narayen, 61, currently serves as our Chief Executive Officer and Chair of the Board. He joined Adobe in January 1998 as Vice President and General Manager of our engineering technology group. In January 1999, he was promoted to Senior Vice President, Worldwide Products, and in March 2001, he was promoted to Executive Vice President, Worldwide Product Marketing and Development. In January 2005, Mr. Narayen was promoted to President and Chief Operating Officer, and effective December 2007, he was appointed our Chief Executive Officer and joined our Board. In January 2017, he was named our Chair of the Board. Mr. Narayen holds a B.S. in Electronics Engineering from Osmania University in India, an M.S. in Computer Science from Bowling Green State University and an M.B.A. from the Haas School of Business, University of California, Berkeley.
As our Chief Executive Officer, Chair of the Board and as an Adobe employee for more than 25 years, Mr. Narayen brings to the Board extensive leadership and industry experience, including a deep knowledge and understanding of our business, operations and employees, the opportunities and risks faced by Adobe, and management’s current and future strategy and plans. In addition, his service on other boards gives him a strong understanding of his role as a director and a broad perspective on key industry issues and corporate governance matters.
Other Public Company Boards:
Pfizer Inc. (Lead Independent Director)

Our Directors | 2025 Proxy Statement 23

Spencer Neumann DIRECTOR SINCE 2022 INDEPENDENT Audit Committee
Mr. Neumann, 55, has served as Chief Financial Officer of Netflix, Inc. (“Netflix”), a media company, since January 2019. Before joining Netflix, Mr. Neumann served as Chief Financial Officer of Activision Blizzard, Inc., a video gaming company, from June 2017 to January 2019 and previously held several senior positions at The Walt Disney Company, a multinational media and entertainment company, including Chief Financial Officer and Executive Vice President of Global Guest Experience of Walt Disney Parks and Resorts from 2012 to 2017. Prior to that, he held roles at private equity firms Providence Equity Partners and Summit Partners. He holds a B.A. in Economics and an M.B.A. from Harvard University.
As a result of his position at Netflix, as well as his previous executive positions, Mr. Neumann brings to the Board extensive experience and financial expertise, including an in-depth knowledge of the complex financial and operational issues facing large global companies and a deep understanding of accounting principles and financial reporting rules and regulations.
Other Public Company Boards:
None

Kathleen Oberg DIRECTOR SINCE 2019 INDEPENDENT Audit Committee (chair); Governance and Sustainability Committee
Ms. Oberg, 64, currently serves as Chief Financial Officer and Executive Vice President, Development of Marriott International, Inc. (“Marriott”), a global hospitality company. From January 2016 to February 2023, she served as Chief Financial Officer and Executive Vice President of Marriott and was additionally designated in February 2023 as Executive Vice President, Development leading the strategic growth of the company’s lodging brands. Beginning in 2013 and until January 2016, Ms. Oberg served as Chief Financial Officer for The Ritz-Carlton Hotel Company, L.L.C, a wholly-owned subsidiary of Marriott. From 2008 to 2013, Ms. Oberg served as Marriott’s Senior Vice President, Corporate Development Finance. From 2006 to 2008, she served as Marriott’s Senior Vice President, International Project Finance and Asset Management for Europe, the Middle East and Africa, and as the senior finance executive for the region. Ms. Oberg’s career with Marriott began in 1999 where she served as a member of its Investor Relations group. Prior to initially joining Marriott, Ms. Oberg held various financial leadership positions with Sodexo, a food and facilities management company, Sallie Mae Bank, The Goldman Sachs Group, Inc., a global investment banking firm, and The Chase Manhattan Bank. Ms. Oberg holds a B.S. in Commerce with concentrations in Finance/Management Information Systems from the University of Virginia, McIntire School of Commerce and an M.B.A. from the Stanford University Graduate School of Business.
As a result of her position at Marriott and her past service in financial leadership positions, Ms. Oberg brings to the Board financial expertise, including an in-depth knowledge of financial reporting rules and regulations and accounting principles. Her deep understanding of the multifaceted financial and operational issues affecting large global organizations and leadership experience with development projects and merger and acquisition opportunities brings the Board and Audit Committee valuable insight into preparing long-range plans, annual budgets and capital allocation strategy.
Other Public Company Boards:
None

Dheeraj Pandey DIRECTOR SINCE 2019 INDEPENDENT Audit Committee
Mr. Pandey, 49, has served as the Chair and Chief Executive Officer of DevRev, Inc., a software-as-a-service company that is focused on using AI and design to automate software and customer engineering workflows since December 2020. Previously, he co-founded Nutanix, Inc. (“Nutanix”), a cloud computing company, in 2009 and served as its Chief Executive Officer and as the Chair of its board of directors until December 2020. Mr. Pandey also served as the President of Nutanix from September 2009 until February 2016. Between September 2007 and September 2009, he served as VP (and Director) of Engineering at Aster Data Systems, Inc. (later acquired by Teradata Corporation (“Teradata”)), a data warehousing company. Prior to Teradata, Mr. Pandey served in software engineering roles at Oracle Corporation, a software and technology company, Zambeel, Inc., a data storage systems company, and Trilogy Software, Inc., a software company. Mr. Pandey holds a Bachelor of Technology in Computer Science from the Indian Institute of Technology, Kanpur and a M.S. in Computer Science from the University of Texas at Austin. He was a Graduate Fellow of Computer Science in the University of Texas at Austin Ph.D. program.
With his experience in the technology industry as a global executive leader and technologist, including co-founding and serving as Chief Executive Officer and Chair of DevRev, Inc. and Nutanix and as a software engineer at various companies over the course of nearly 20 years, Mr. Pandey brings to the Board engineering expertise, financial acumen, an in-depth understanding of the technology landscape and valuable insight on growing a company from a start-up to a publicly traded company.
Other Public Company Boards:
Nutanix (Chair 2009 to 2020)

David Ricks DIRECTOR SINCE 2018 INDEPENDENT Executive Compensation Committee
Mr. Ricks, 57, has served as President and Chief Executive Officer of Eli Lilly and Company, a pharmaceutical company (“Eli Lilly”), since January 2017 and as Chair of the board of directors of Eli Lilly since June 2017. From 2012 to 2016, Mr. Ricks served as Senior Vice President and President of Lilly Bio-Medicines. From 2009 to 2012, Mr. Ricks served as President of Lilly USA, LLC, Eli Lilly’s largest affiliate. Mr. Ricks served as President and General Manager of Lilly China, operating in one of the world’s fastest-growing emerging markets, from 2008 to 2009. Mr. Ricks served as general manager of Lilly Canada from 2005 to 2008, after roles as Director of Pharmaceutical Marketing and National Sales Director in Canada. Mr. Ricks joined Eli Lilly in 1996 as a Business Development Associate and held several management roles in U.S. marketing and sales before moving to Lilly Canada. Mr. Ricks earned a B.S. from Purdue University in 1990 and an M.B.A. from Indiana University in 1996.
As Chair, President and Chief Executive Officer of a large, innovation-focused, global company, Mr. Ricks brings to the Board executive leadership, marketing, sales and financial expertise, business acumen and relevant worldwide operational insight.
Other Public Company Boards:
Eli Lilly and Company (Chair)

Our Directors | 2025 Proxy Statement 25

Daniel Rosensweig DIRECTOR SINCE 2009 INDEPENDENT Governance and Sustainability Committee
Mr. Rosensweig, 63, has served as Executive Chair of Chegg, Inc., an online textbook rental company (“Chegg”), since June 2024 and Co-Chair of the board of directors of Chegg since July 2018. Mr. Rosensweig served as President and Chief Executive Officer of Chegg from February 2010 to June 2024 and as Chair of the board of directors of Chegg from March 2010 to July 2018. From 2009 to February 2010, Mr. Rosensweig served as President and Chief Executive Officer of RedOctane, a business unit of Activision Publishing, Inc., a developer, publisher and distributor of interactive entertainment and leisure products. Prior to joining RedOctane in March 2009, Mr. Rosensweig was an Operating Principal at the Quadrangle Group LLC, a private investment firm. Prior to joining the Quadrangle Group in August 2007, Mr. Rosensweig served as Chief Operating Officer of Yahoo! Inc., a global internet company, which he joined in April 2002. Prior to joining Yahoo!, Mr. Rosensweig was President of CNET Networks, Inc., an interactive media company, which he joined in October 2000. Mr. Rosensweig served for 18 years with Ziff-Davis, LLC, an integrated media and marketing services company, including roles as President and Chief Executive Officer of its subsidiary ZDNet, from 1997 until 2000 when ZDNet was acquired by CNET. Mr. Rosensweig holds a B.A. in Political Science from Hobart College.
As a result of his current and former executive positions at Chegg, as well as his former positions as a senior executive at global media and technology organizations, Mr. Rosensweig provides the Board with extensive and relevant executive leadership, worldwide operations and technology industry experience.
Other Public Company Boards:
Chegg, Inc. (Co-Chair), Rent the Runway Inc. (2012 to 2023)

Director Compensation for Fiscal Year 2024
The following table sets forth information with respect to compensation awarded to, paid to or earned by each of Adobe’s non-employee directors during fiscal year 2024. As an employee director, Mr. Narayen does not receive compensation for service as a director. No stock options were granted to any directors during fiscal year 2024.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total ($)

Cristiano Amon	75,000	300,327	375,327
Amy Banse	100,000	300,327	400,327
Brett Biggs	80,000	300,327	380,327
Melanie Boulden	75,000	300,327	375,327
Frank Calderoni	140,000	300,327	440,327
Laura Desmond	75,000	300,327	375,327
Spencer Neumann	80,000	300,327	380,327
Kathleen Oberg	110,000	300,327	410,327
Dheeraj Pandey	80,000	300,327	380,327
David Ricks	75,000	300,327	375,327
Daniel Rosensweig	70,000	300,327	370,327
_________________________
(1)Director fees were paid at the end of the quarter for which services were provided. Messrs. Amon, Biggs, Calderoni, Neumann and Rosensweig and Mses. Boulden and Desmond each elected to defer all cash fees pursuant to Adobe’s Deferred Compensation Plan. For more information on this plan, see the section titled “Deferred Compensation Plan” below.
(2)These amounts do not reflect the actual economic value realized by the director for these awards. In accordance with SEC rules, this column reflects the grant date fair value computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), disregarding estimates of forfeitures related to service-based vesting conditions.

Stock awards granted to non-employee directors during fiscal year 2024 were in accordance with the terms of the Board’s Fiscal Year 2023 and Fiscal Year 2024 Non-Employee Director Compensation Policy (the “FY 2023 and FY 2024 Director Compensation Policy”) described below.

Messrs. Amon, Biggs, Calderoni and Rosensweig and Mses. Banse and Boulden each elected to defer 100% of their RSUs granted on April 17, 2024 pursuant to Adobe’s Deferred Compensation Plan. For more information on this plan, see the section titled “Deferred Compensation Plan” below.
(3)On April 17, 2024, each non-employee director then sitting on the Board received an annual grant of 633 RSUs with a grant date fair value of $474.45 per share. As of 2024 fiscal year end, each non-employee director held a total of 633 unvested and outstanding RSUs.
Compensation Philosophy
The general philosophy of our Board is that compensation for non-employee directors should be a mix of cash, payable quarterly, and equity-based compensation to reward them for a year of service in fulfilling their responsibilities. Adobe does not compensate its management director (our CEO) for Board service in addition to his regular employee compensation.
Decisions regarding the non-employee director compensation program are approved by our full Board every two years based on recommendations by the Executive Compensation Committee, which reviews the total compensation of our non-employee directors and each element of our non-employee director compensation program. The Executive Compensation Committee considers advice from its independent compensation consultant, Compensia, Inc. (“Compensia”), when appropriate, including consideration of director compensation levels, practices and design features of peer companies used to evaluate executive compensation. The peer companies included in this analysis are the same peer companies set
Director Compensation | 2025 Proxy Statement 27

forth in the section titled “Compensation Discussion and Analysis—Compensation-Setting Governance and Process—The Role of Peer Companies.” On a per-director basis, our cash compensation for non-employee directors is targeted near the peer median and our equity compensation for non-employee directors is targeted within the peer 60th to 75th percentile range. The Executive Compensation Committee also considers the extent to which our Board compensation practices align with the interests of our stockholders.
Fees Earned or Paid in Cash
Under the FY 2023 and FY 2024 Director Compensation Policy, in fiscal year 2024, each non-employee director was eligible to receive an annual retainer of $60,000, plus committee fees for each committee on which he or she served, as set forth below, and our Lead Director was eligible to receive an additional Lead Director annual retainer of $60,000.

Committee Fees
Committee	Chair ($)	Members ($)

Audit	40,000	20,000
Executive Compensation	30,000	15,000
Governance and Sustainability	20,000	10,000
The fiscal years 2023 and 2024 cash retainers are the same as the prior two fiscal years, other than the Lead Director annual retainer, which was increased by $10,000 to better align with peer companies.
Equity Awards
The FY 2023 and FY 2024 Director Compensation Policy includes an annual grant of RSUs to the non-employee directors. The RSUs granted to each non-employee director will vest 100% on the day of our next annual meeting of stockholders following the grant date, subject to each non-employee director’s continued service on such date. As disclosed in our 2024 proxy statement, for fiscal years 2023 and 2024, the annual equity award was increased by $15,000 to $315,000 (based on the estimated value on the grant date) to align better with peer market practices and, consistent with prior years, was converted into a number of RSUs based on the average closing stock price over the 30 calendar days ending the day prior to the grant date. New non-employee directors joining our Board between annual meetings receive a prorated annual grant of RSUs that vests 100% on the day of our next annual meeting of stockholders following the grant date. Non-employee directors receive no other equity compensation. If a non-employee director’s service terminates due to death or disability, the non-employee director’s RSUs will become fully vested. In the event of a change of control, any unvested RSUs will become vested in full immediately prior to the effective date of the change of control, subject to the consummation of the change of control.
2025 Director Compensation
Following a review with Compensia of peer company board compensation trends in 2024, the Executive Compensation Committee recommended and our Board approved, effective November 30, 2024, the Fiscal Year 2025 and Fiscal Year 2026 Non-Employee Director Compensation Policy (the “FY 2025 and FY 2026 Director Compensation Policy”), consistent with the Board’s historical practice of approving a director compensation policy every two years. The FY 2025 and FY 2026 Director Compensation Policy increased the annual equity award value for fiscal years 2025 and 2026 from $315,000 to $330,000. Under the FY 2025 and FY 2026 Director Compensation Policy, cash compensation remains the same for fiscal years 2025 and 2026 as in fiscal year 2024, except that the annual retainers for committee chairs increased: (i) for the Audit Committee Chair, from $40,000 to $45,000; (ii) for the Executive Compensation Committee Chair, from $30,000 to $35,000; and (iii) for the Governance and Sustainability Committee Chair, from $20,000 to $25,000.
Deferred Compensation Plan
We maintain an unfunded, nonqualified deferred compensation plan (the “Deferred Compensation Plan”), which allows our non-employee directors to defer from 5% up to 100% of their cash compensation, which amounts are deemed invested in the investment funds selected by the director from the same fund options that are generally available in Adobe’s Section 401(k) Retirement Savings Plan (the “401(k) Plan”) (other than the individual direct brokerage account and Retirement Savings Trust). Participants may also contribute 100% of their RSU awards. Deferred Compensation Plan participants must elect irrevocably to receive the deferred funds on a specified date at least three years in the future or at termination of service in the form of a lump sum or annual installments subject to the terms of the plan. Payments of equity deferrals may only be made in the form of a lump sum. Messrs. Amon, Biggs, Calderoni, Neumann and Rosensweig and Mses. Boulden and Desmond participated in the Deferred Compensation Plan with respect to 100% of their respective retainers and committee fees for their services in fiscal year 2024. Messrs. Amon, Biggs, Calderoni and Rosensweig and Mses. Banse and Boulden elected to defer 100% of their annual RSU awards granted on April 17, 2024. See the section titled “Executive Compensation—Nonqualified Deferred Compensation in Fiscal Year 2024” in this proxy statement for more information regarding our Deferred Compensation Plan.
Expenses
We reimburse our non-employee directors for their reasonable travel and related expenses in connection with attending Board and committee meetings, as well as costs and expenses incurred in attending director education programs and other Adobe-related seminars and conferences.
Stock Ownership Guidelines
We have adopted stock ownership guidelines for the non-employee members of our Board. Under these guidelines, each non-employee director must hold 50% of the net shares acquired from Adobe (the “Net Share Retention Requirement”) until the total number of shares held by such non-employee director equals or exceeds (and continues to equal or exceed) the minimum share ownership requirement. Determined annually, the minimum share ownership for a non-employee director is calculated as follows: shares required to equal a value of ten times the annual retainer divided by the average daily closing share price for the 30 calendar days ending on December 31. Once achieved (following all permissible dispositions under the guidelines), this minimum share value ownership threshold must be maintained throughout the year going forward. The stock ownership guidelines also provide that if a covered individual ceases to be in compliance with the target ownership levels described above due to sales under a pre-established Rule 10b5-1 plan that occur after an annual assessment that results in an increase to the target ownership levels, they will not be considered out of compliance with these guidelines, but thereafter will be subject to the Net Share Retention Requirement with respect to any other sales of shares until the minimum share ownership requirement is once again achieved (the “Rule 10b5-1 Plan Exception”). Shares that count toward the ownership requirement include: shares owned outright or otherwise beneficially owned; shares purchased in the open market or inherited; shares acquired through our employee stock purchase plan; vested restricted stock; vested RSUs, performance shares and performance units, including such shares or units that have been deferred into our Deferred Compensation Plan; and shares issued from the exercise of vested options. As of November 29, 2024, each of our non-employee directors was in compliance with these guidelines.
Director Compensation | 2025 Proxy Statement 29

Executive
Compensation

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information regarding our executive compensation programs during fiscal year 2024 for the following executive officers of Adobe:

Shantanu Narayen	Chair and CEO
Daniel Durn	Chief Financial Officer and Executive Vice President, Finance, Technology, Security and Operations
Anil Chakravarthy	President, Digital Experience Business
David Wadhwani	President, Digital Media Business
Scott Belsky	Chief Strategy Officer and Executive Vice President, Design and Emerging Products

These executive officers are referred to in this Compensation Discussion and Analysis and in the accompanying compensation tables as our NEOs.

This Compensation Discussion and Analysis describes the material elements of our executive compensation programs for our executive officers during fiscal year 2024. It also provides an overview of our executive compensation philosophy, including our principal compensation programs. Finally, it analyzes how and why the Executive Compensation Committee of our Board (the “Committee”) made its compensation decisions for our executive officers, including our NEOs, in fiscal year 2024. For a summary of our fiscal year 2024 financial performance and business highlights, see the section titled “Proxy Summary—Fiscal Year 2024 Financial Highlights.”
Highlights of Executive Compensation Programs
Our executive compensation programs are designed by the Committee to directly tie the amounts realized under our incentive compensation programs by our executive officers to the achievement of our key strategic performance objectives, returns to our stockholders and the creation of sustainable long-term stockholder value. Over the years, we have evolved our executive compensation programs while maintaining a compensation philosophy aimed at achieving strong alignment between our long-term strategic goals and our stockholders’ interests. Our fiscal year 2024 compensation programs continued to reflect this philosophy, and the incentive compensation earned by our executive officers reflected our business achievements.
Continued Strong Emphasis on Pay for Performance for Fiscal Year 2024
Target Total Direct Compensation Continues to Be Highly Performance-Based and At-Risk
Our pay for performance philosophy is reflected in the pie charts below, which depict the composition of our CEO and the average of our other NEOs’ fiscal year 2024 target total direct compensation (“TDC”). Our CEO’s target TDC is approximately 70% performance-based and approximately 97% at-risk and all other NEOs’ average target TDC is approximately 60% performance-based and approximately 94% at-risk.
Executive Compensation | 2025 Proxy Statement 31

CEO and All Other NEOs’ Target Pay Mix for Fiscal Year 2024(1)
________________________
(1)The mechanism for calculating target equity award values is described in detail in the section titled “Equity Incentives—Equity Compensation Mix.” The amounts shown for all other NEOs represent their average target pay mix. For the actual grant date fair value of equity awards, computed in accordance with stock-based compensation accounting principles, please see the section titled “Executive Compensation—Summary Compensation Table for Fiscal Years 2024, 2023 and 2022” as well as the related discussion about the calculation of such amounts set forth below under the sections titled “Equity Incentives—Target Values and Grants in Fiscal Year 2024” and “Accounting and Tax Considerations.”
CEO Compensation
Particularly, for our CEO, we continued to emphasize pay for performance in fiscal year 2024 with the following:
•90% of our CEO’s target TDC continued to be comprised of long-term equity awards;
•A substantial percentage (70%) of our CEO’s long-term equity awards continued to be performance-based, with the remainder (30%) continuing to be time-based RSUs that vest according to a four-year vesting schedule; and
•The Committee did not increase our CEO’s target TDC.
Targets for Performance Share Program and Annual Cash Incentive Continue to Be Rigorous
Performance Share Program: Consistent with our pay for performance philosophy, we establish challenging targets across our compensation programs. As with our 2022 and 2023 Performance Share Programs (“PSPs”), our 2024 PSP continued to require both strong financial performance and relative Company performance in order for our NEOs to earn a 100% payout. Because Adobe common stock underlies our performance share awards, the immediate value of these awards is subject to fluctuations in our stock price, strongly aligning the interests of our NEOs, including our CEO, with those of our stockholders.

Relative Total Stockholder Return
•In order to achieve 100% payout for the relative total stockholder return (“TSR”) component, the 2024 PSP requires achieving a 55th percentile relative TSR rank against companies that comprised the Nasdaq 100 Index as of January 1, 2024, excluding the second class of stock for any company with dual-classes of stock (the “Index Companies”) over a three-year performance period (the “Relative TSR Goal”).
•The Committee set the target at the 55th percentile relative to the Index Companies to ensure that NEOs benefit only from sustained value creation for our stockholders that outperforms the Index Companies and do not benefit from temporary spikes in stock price.

Net New Sales
•In order to achieve 100% payout for the net new sales component, the 2024 PSP sets rigorous standards, requiring achievement above the initial public guidance provided by the Company in December 2023 (the “Initial Public Guidance”) for fiscal year 2024 for (1) net new annualized recurring revenue (“ARR”) in Digital Media and (2) subscription revenue growth in Digital Experience (together, the “Net New Sales Goal”).
•The Committee set the fiscal year 2024 Net New Sales Goal target for 100% performance above the fiscal year 2023 Net New Sales Goal target for 100% performance and actual results to motivate our NEOs to deliver even stronger financial performance to drive long-term value creation for our stockholders.

Annual Cash Incentive: Our annual cash incentive plan is similarly designed to align our NEOs’ cash incentives to strong Company financial performance, with cash incentives payable only if certain threshold financial performance goals are met.

Revenue and Non-GAAP Diluted Earnings Per Share
•The target for 100% performance for each of revenue and non-GAAP diluted earnings per share (“EPS”) for the 2024 Executive Annual Incentive Plan (“2024 Cash Incentive Plan”) was set above the 2023 Executive Annual Incentive Plan revenue and non-GAAP diluted EPS targets for 100% performance and actual results.
•To further align our NEOs' cash incentives with Company financial performance, for fiscal year 2025, the Committee increased the threshold financial performance required for payout from 90% to 95% and eliminated the individual performance component of the plan. The elimination of individual goals accordingly reduced the maximum annual cash incentive our NEOs will be eligible to earn from 200% to 155% of their target opportunity, and increased the importance of long-term equity to our NEOs overall compensation.

Compensation Programs Results Demonstrate Pay For Performance Alignment
We believe the payouts under our PSPs and annual cash incentive plan summarized below are a testament to the effective application of our pay for performance compensation philosophy and program design that require achievement of rigorous goals that create sustained, long-term value for our stockholders in order for our NEOs to receive a 100% payout.

ANNUAL CASH INCENTIVE PLAN
98%	payout under our 2024 Cash Incentive Plan, following a 2% downward Strategic Performance Adjustment to 100% Financial Performance Result achievement.

LONG-TERM PERFORMANCE SHARE PROGRAM
2022 Performance Share Program Relative TSR Goal Payout Percentage		FY 2024 Net New Sales Goal Payout Percentage
41%	for calendar years 2022 to 2024	132%	under each of the 2022, 2023 and 2024 Performance Share Programs

2022 Performance Share Program Overall Payout Percentage
79%
combined, weighted-average results for both the three-year Relative TSR Goal achievement together with the Net New Sales Goal achievement for each of fiscal years 2022, 2023 and 2024. Achievement of the Relative TSR Goal and each of the Net New Sales Goals was determined independent of each other by the Committee.

These results are consistent with our strong financial and operational performance during fiscal year 2024, which translated into target achievement for the financial performance result of the annual cash incentive plan and above target achievement of the 2024 Net New Sales Goal. However, because our three-year stock price performance ended December 31, 2024 relative to the Index Companies fell short of our 55th percentile outperformance target, the overall payout for the 2022 PSP was 79%. Similarly in fiscal year 2023, because our three-year relative stock price performance ended December 1, 2023 fell short of the 55th percentile outperformance target, the overall payout for the 2021 PSP was 83%.
Executive Compensation | 2025 Proxy Statement 33

Specifically for our CEO, the impact of the 2022 PSP overall payout at 79% of target and 2024 Cash Incentive Plan payout at 98% of target versus the applicable target compensation values are shown below.

CEO Performance-Based Pay: Target vs. Payout ($ in millions)
2022 Performance Share Program	Earned	Target

$16.10(1)

$24.15(2)

2024 Annual Cash Incentive Plan	Earned	Target

$2.94

$3.00
________________________
(1)Represents the dollar value calculated by multiplying the number of shares earned under the 2022 PSP at 79% overall payout multiplied by Adobe’s closing stock price per share of $435.38 on the January 24, 2025 vest date.
(2)Represents the target equity award dollar value of performance shares granted under the 2022 PSP in fiscal year 2022.
For further information regarding our fiscal year 2024 compensation programs decisions and results, see the section titled “Fiscal Year 2024 Compensation Decisions and Results” below.
Compensation Philosophy and Objectives
Guiding Principles
We are focused on our mission to change the world through personalized digital experiences. For us to be successful, we must attract and retain a high-caliber executive team who can help us achieve this mission. We believe that the skills, experience and dedication of our executive officers are critical factors that contribute directly to our operating results, thereby enhancing stockholder value. We achieve our objectives through our compensation programs that are designed to:
•provide competitive compensation opportunities that attract and retain top talent with the skills necessary for us to achieve our business objectives and motivate our executive officers to deliver the highest-level impact and results for Adobe;
•deliver a substantial majority of our executive officers’ pay through performance-based incentives to align the interests of our executive officers with those of our stockholders in the overall success of Adobe;
•encourage our executive officers to focus on our Company priorities;
•reward and motivate strong individual performance with commensurate levels of compensation;
•avoid encouraging undue risk-taking by our executive officers; and
•create direct alignment with our stockholders in the overall success of Adobe by providing equity ownership.
Executive Compensation Policies and Practices
We believe our executive compensation programs have been effective at driving the achievement of our target financial and strategic results, appropriately aligning executive pay and corporate performance and enabling us to attract and retain top executives within our industry, which is highly competitive for executive talent and talent at other levels. See the section titled “Proxy Statement Summary—Executive Compensation Highlights” for more information on our executive compensation practices.

Fiscal Year 2024 Compensation Programs Design
Overview
Our executive compensation programs include cash compensation, in the form of base salary and an annual cash incentive opportunity, and long-term equity incentive awards, in the form of our PSP and grants of RSUs. To a lesser extent, to attract and retain key talent, we also provide certain other benefits and limited perquisites to our NEOs, as described further below. The following table illustrates the objectives we believe are furthered by each element of our compensation programs.
Compensation Elements and Objectives

Objectives
Compensation Element	Description	Attract/Retain Key Performers	Reward Short-Term Performance	Reward Long-Term Performance

Base Salary	Base salary provides market competitive compensation in recognition of role and responsibilities.	✓
Annual Cash Incentives	Cash incentives are earned in full or in part only if (1) we achieve certain pre-established one-year Company performance targets, (2) the recipient achieves individual performance levels or objectives and (3) the recipient remains employed with Adobe through the achievement certification date.	✓	✓
Long-Term Equity Incentives	Equity incentives are awarded upon hire and then typically annually thereafter. Awards are both performance-based and time-based, each earned and/or vesting over multiple years, aligning employee interests with stockholder interests.	✓		✓
Process for Determining Compensation
Evaluating the Unique Contributions of Our CEO and Each of Our Other NEOs
The Committee considered a number of factors in setting our NEOs’ fiscal year 2024 target TDC (base salary, target annual cash incentives and target long-term equity value), including: competitive pay practices reflected in the peer group data; each NEO’s contribution to Adobe; the scope, complexity and capabilities required of each NEO’s position; Company and individual performance; anticipated future contributions; internal pay equity; pay trends; and historical pay levels. For our CEO, the Committee recognized Mr. Narayen’s contributions as our CEO over the past 17+ years, during which he transformed Adobe into an industry innovator. He pioneered Adobe’s cloud-based subscription model for its creative products, established Adobe as the gold standard for digital documents, and created and led the explosive digital experience category. Most recently, Mr. Narayen has driven, and the Committee wants to incentivize Mr. Narayen to continue to drive, Adobe's leadership in delivering generative AI across our existing portfolio as well as new AI-first offerings. The Committee believed Mr. Narayen’s 2023 compensation structure successfully aligned with our pay for performance philosophy and similarly structured Mr. Narayen’s 2024 compensation to continue to motivate and reward Mr. Narayen for his leadership of Adobe in our next phase of growth in the AI era.
No Changes to Target TDC from Fiscal Year 2023
We generally align our compensation strategy with the practices of our peer group when possible and to the extent consistent with our business model. In considering peer group data, since our fiscal year begins earlier than most of our peer companies, our target TDC attempts to anticipate what the competitive compensation positioning for each role will be for the coming fiscal year. Our executive compensation programs focus on linking pay to performance and reinforcing the alignment of our NEOs’ interests with those of our stockholders. If results do not meet our expectations, our NEOs will receive compensation that is below target levels and may be below market in comparison to our peer group. Similarly, when superior results are achieved, our NEOs may receive compensation that is above target levels and above market. Following review of the considerations set forth in this “Compensation Discussion & Analysis” section, the Committee did not increase fiscal year 2024 target TDC for our NEOs. The increase in equity award values reflected in the Summary Compensation Table (“SCT”) is driven primarily by the accounting treatment of our performance share awards.

Executive Compensation | 2025 Proxy Statement 35

How We Align Pay and Performance

In setting the mix among the different elements of executive compensation, we do not target specific allocations, but generally emphasize performance-based compensation for both cash and equity. Our NEOs’ TDC is also comprised of less total target cash compensation (base salary and target cash incentives) than total target equity compensation. Such allocation between cash and equity reflects our belief that a significant portion of our NEOs’ compensation should be based on Company and individual performance, as well as service requirements, to increase alignment with our stockholders’ interests and motivate performance that creates sustainable long-term stockholder value. Since our actual performance can deviate from the predetermined target goals, our compensation structure creates both upside opportunities and downside risks and the amount of compensation actually realized will likely differ from the target values.
Independent from the grant date fair values included in the SCT, when determining the annual equity grants to our NEOs in January of each year, the Committee believes it is important to consider the effect of the year-end value of our stock price on those awards over time. Realizable pay reflects the market value of equity awards and increases or decreases with fluctuations in our stock price. Given that approximately 90% of our CEO’s and 89% of our other NEOs’ target TDC for fiscal year 2024 is equity-based, the Committee and the Company consider it especially important to focus on realizable pay when evaluating the effectiveness of our pay for performance philosophy. For example, decreases in our stock price could cause stock-based awards to have realizable values that are less than what was targeted at the time of grant, including performance periods under our PSPs potentially closing with no value earned and no dilutive effect to the Company.

The following chart shows the relationship between the target, SCT and realizable values of our CEO’s TDC and Adobe’s indexed TSR for the past three completed fiscal years. It demonstrates that across any one of these views of value delivered, our equity compensation program is working as intended by the Committee to provide meaningful incentives to our executive officers to drive strong stockholder returns relative to our peer group over the long-term. It also demonstrates the direct correlation between our stock price and realizable pay. When our stock price increases and generates positive returns for our stockholders, the increase impacts our CEO’s realizable pay during the present fiscal year and for past fiscal years during which our CEO received equity awards that are held or still subject to vesting. When our stock price decreases, the decrease similarly impacts our CEO’s realizable pay in fiscal years and can result in realizable TDC being less than target TDC. As described in greater detail below, performance share awards included in each fiscal year’s SCT TDC are determined in accordance with FASB ASC Topic 718, which differ from performance share awards included in each fiscal year’s Target TDC or Realizable TDC.
_________________________
Target TDC: Target TDC is the sum of our CEO’s base salary, target annual incentive amount (which is the target bonus percentage multiplied by the respective base salary) and target equity award values as disclosed in the Compensation Discussion and Analysis section of this and prior proxy statements. No other amounts are included.

SCT TDC: SCT TDC is the sum of our CEO’s actual base salary, actual incentive amount earned and equity award values computed in accordance with FASB ASC Topic 718 as disclosed in the SCT section of this and prior proxy statements. No other amounts are included. The chart below illustrates the performance share values disclosable in the SCT in accordance with FASB ASC Topic 718. In accordance with FASB ASC Topic 718, tranches of performance awards are disclosable only after the performance measure has been determined. As such, our CEO’s SCT equity value was lower than his target equity value for each of fiscal year 2022 and 2023 due to certain tranches of the Net New Sales Goal not being disclosable under FASB ASC Topic 718. In contrast, while our CEO’s target TDC did not change from fiscal year 2023 to fiscal year 2024, the requirements of FASB ASC Topic 718 resulted in an increase in the SCT-reported value due to fiscal year 2024 including three tranches of the Net New Sales Goal versus fiscal year 2023 including only two tranches of the Net New Sales Goal.

Proxy Reporting Year	Performance Share Plan Tranches Included for Each Fiscal Year’s SCT TDC, in Accordance with FASB ASC Topic 718

FY 2022	50% of 2022 PSP (Relative TSR over 3 years)	16.67% of 2022 PSP (FY22 Net New Sales)

FY 2023	50% of 2023 PSP (Relative TSR over 3 years)	16.67% of 2022 PSP (FY23 Net New Sales)	16.67% of 2023 PSP (FY23 Net New Sales)

FY 2024	50% of 2024 PSP (Relative TSR over 3 years)	16.67% of 2022 PSP (FY24 Net New Sales)	16.67% of 2023 PSP (FY24 Net New Sales)	16.67% of 2024 PSP (FY24 Net New Sales)

Realizable TDC: Realizable TDC is the sum of our CEO’s actual earned base salary, non-equity incentive plan compensation and equity award values of RSUs and performance shares granted (calculated for performance shares as described in the following sentence) with such equity award values multiplied by Adobe’s closing stock price per share on the last day of fiscal year 2024 of $515.93. No other amounts are included. Equity award values for performance shares are based on: (i) for the completed performance period for our 2022 PSP, the number of shares actually earned for the applicable performance period following certification of results; and (ii) for the performance periods for our 2023 and 2024 PSPs that are not yet complete, (x) target amounts under the Relative TSR Goal and (y) the earned amounts for fiscal years 2023 and 2024 under the Net New Sales Goals, reported in the applicable fiscal year, and target amounts under the respective goal for each of the fiscal years that are not yet completed. For example, as it relates to performance shares, (i) fiscal year 2022 Realizable TDC includes performance shares earned under the 2022 PSP with overall payout of 79% and (ii) fiscal year 2024 Realizable TDC includes performance shares earned under the 2024 PSP for the fiscal year 2024 Net New Sales Goal with payout of 132% and performance shares at target for the calendar years 2024 to 2026 Relative TSR Goal and the fiscal years 2025 and 2026 Net New Sales Goals.

Indexed TSR: Indexed TSR is calculated by taking Adobe’s stock price per share on the last day of fiscal years 2022, 2023 and 2024 of $341.53, $612.47 and $515.93, respectively, and dividing each by Adobe’s stock price per share on the last day of fiscal year 2021 of $616.53.
Base Salary
Base salary is used to provide our executive officers with a competitive amount of fixed annual cash compensation. The Committee sets base salaries for our NEOs after considering the scope, complexity and capabilities required of each NEO’s position, competitive market conditions, past performance and internal pay equity.
Cash Incentives
2024 Cash Incentive Plan
We provide our NEOs with the opportunity to earn an annual cash incentive. Our 2024 Cash Incentive Plan continued to be designed to emphasize strong financial performance as a gating factor to the annual cash incentive that NEOs ultimately realize. The Committee approved the 2024 Cash Incentive Plan to drive revenue growth, encourage accountability, drive execution of short-term priorities tied to long-term strategy and annual operating plan objectives and recognize and reward our executive officers upon the achievement of certain objectives. As in past years, awards under our 2024 Cash Incentive Plan were calculated based on (1) the corporate performance result (the “Corporate Performance Result”), which was comprised of the financial performance of the Company in fiscal year 2024 (the “Financial Performance Result”) and a discretionary strategic performance adjustment (a “Strategic Performance Adjustment”) that could result in the Corporate Performance Result being adjusted up or down, and (2) an individual performance result.
Executive Compensation | 2025 Proxy Statement 37

The dollar value of each NEO’s award for fiscal year 2024 was calculated according to the below formula:

Corporate Performance Result(1) (%)			X	Individual Performance Result(3) (%)	X	Individual Target Cash Incentive ($)			=	Individual EAIP Award(4) ($)

Financial Performance Result(2) (%)	+	Strategic Performance Adjustment (+/- up to 25 pct pts)		Individual Objectives & People, Org and Culture		Base Salary	X	Target Cash Incentive (%)

90% achievement threshold required for any payout
________________________
(1)Ranges from 0% to 155%
(2)Ranges from 0% to 130%
(3)Ranges from 0% to 150%
(4)Capped at 200%
For fiscal year 2025, the Committee updated our 2025 Executive Annual Incentive Plan to increase the threshold performance required from 90% to 95% for each of the two gating Financial Performance Result metrics before our NEOs will be eligible to receive any cash incentive amount to further ensure pay for performance alignment. In addition, the Committee eliminated the individual performance component based on the philosophy that the Company’s executive officers operate as one team to execute Adobe’s annual priorities and performance. Accordingly, the maximum cash incentive that our NEOs are eligible to earn for fiscal year 2025 was decreased from 200% to 155% of their target annual cash incentive opportunity. Additionally, with the removal of the individual performance component, the payout calculation will be based more on objective, formulaic assessments of financial performance. This change also aligns with feedback received from stockholders to enhance the transparency of our annual cash incentive payout calculation. For more information, refer to the Current Report on Form 8-K Adobe filed with the SEC on January 30, 2025.
Corporate Performance Result
For fiscal year 2024, two threshold goals determine the Financial Performance Result and serve as gating factors that must be achieved before our NEOs were eligible to receive any cash incentive amounts under the 2024 Cash Incentive Plan. The Company must achieve at least 90% of each of its annual (1) revenue target and (2) non-GAAP diluted EPS target, set relative to the midpoint of the Initial Public Guidance. The table below provides examples of the Financial Performance Result, including at threshold, target and maximum, that may be earned based on performance of each of the two goals:

Performance Against Revenue Target	Revenue Performance (in billions)		Performance Against non-GAAP diluted EPS Target	Non-GAAP diluted EPS Performance		Financial Performance Result
Below 90%	<$19.26	and	Below 90%	<$16.02	→	0%
100%	$21.40	and	100%	$17.80	→	95%
100.5%	$21.50	and	101.1%	$18.00	→	100%
106% and above	$22.68	and	107% and above	$19.05	→	130%
The Corporate Performance Result was based on (1) the Financial Performance Result and (2) a Strategic Performance Adjustment based on the Committee’s assessment of the Company’s performance against its corporate priorities and objectives during the performance period. The Committee, in its sole discretion, may make a Strategic Performance Adjustment based on the Committee’s assessment of the Company’s corporate priorities and objectives for the performance period, including, but not limited to, adjustments as a result of (i) reorganizing and restructuring charges; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of an asset or business; (v) mergers, acquisitions or dispositions (subject to the provisions above); (vi) extraordinary, unusual and/or non-recurring items of gain or loss; and (vii) foreign currency fluctuations.

We included financial performance measures in our cash incentive plan to measure our success in meeting internal annual financial performance goals for revenue and profitability, which we believe drive long-term value creation. For fiscal year 2024, the Financial Performance Result was based on our revenue and non-GAAP diluted EPS performance against the Initial Public Guidance. The Committee and our management team believe that our Financial Performance Result metrics are strong indicators of the forward-looking health of Adobe’s business.
A table showing additional relationships between financial performance and the funding results under the 2024 Cash Incentive Plan can be found in Exhibit 10.4 to the Current Report on Form 8-K Adobe filed with the SEC on January 26, 2024.
Individual Performance Result
For fiscal year 2024, the “Individual Performance Result” was based on the Committee’s assessment of each NEO’s individual performance including, without limitation, achievement of individual goals set by the Committee at the outset of the fiscal year relating to: (1) strategy, innovation and execution; and (2) our people, organization and culture.
The individual goals were selected by the Committee in consultation with our CEO (other than with respect to his own goals) in January 2024, and the Committee reviewed the achievement of such individual goals for each NEO to determine the NEO’s Individual Performance Result. For our CEO and other NEOs, the individual goals for fiscal year 2024 were specifically tailored to the functions led by each NEO and aligned to execution against our annual Company priorities and financial objectives. In addition to the individual goals outlined below in the section titled “Fiscal Year 2024 Compensation Decisions and Results—Cash Incentives”, the Committee approved people, organization and culture goals that apply to all of our NEOs: (1) develop and invest in succession talent; (2) focus on organizational effectiveness to increase strategic alignment and agility; (3) continue to raise the bar on leadership performance, accountability and differentiation; and (4) create an inclusive culture.
Individual Target Cash Incentive
At the beginning of the fiscal year, the Committee establishes an individual target cash incentive for each NEO, which is equal to a percentage of his or her base salary. In setting the target cash incentive level for fiscal year 2024, the Committee considered each NEO’s target total cash opportunity against the peer group data provided by its independent compensation consultant, internal pay equity and the roles and responsibilities of each NEO. The Committee set the fiscal year 2024 target annual cash incentive opportunity for each NEO at the same percentage as their target opportunity for fiscal year 2023. Our CEO’s target opportunity was 200% and all our other NEOs’ target opportunity was 100%. Each of their target opportunities remained in our target range when compared with our peer group.
Calculation of Awards
Once each component described above is certified by the Committee, the award earned by each participant is determined using the formula above, provided that the two threshold goals described above are met and that each participant’s award cannot exceed his or her target annual cash incentive opportunity if the Financial Performance Result is not at least 90%. If these thresholds are met, each NEO is eligible to earn a maximum award of up to 200% of the NEO’s target annual cash incentive opportunity, based on corporate and individual performance results. Amounts paid under the 2024 Cash Incentive Plan are subject to recoupment from participants in accordance with our applicable clawback policies. Fiscal year 2024 results and payouts are set forth below under the section titled “Fiscal Year 2024 Compensation Decisions and Results—Cash Incentives.”
Equity Incentives
Goals of Equity Compensation
We use equity compensation to motivate and reward strong corporate performance and to attract and retain valued employees. We believe that equity awards serve to align the interests of our NEOs with those of our stockholders by rewarding them for growing the value of the Company.
Executive Compensation | 2025 Proxy Statement 39

Equity Compensation Mix
In fiscal year 2024, the Committee continued to differentiate between our CEO’s and Presidents’ (Messrs. Chakravarthy and Wadhwani) target mix of equity incentive awards and that of the rest of our NEOs. The target mix of ongoing annual equity incentive awards to our CEO and Presidents for fiscal year 2024 remain unchanged and consisted of 70% performance share awards and 30% time-based RSUs, in order to closely align our CEO and Presidents with our stockholders’ interests by having a large proportion of their target TDC vary with Company performance. The target mix of equity incentive awards to our NEOs, other than our CEO and Presidents, remained unchanged for fiscal year 2024 at 50% performance share awards and 50% time-based RSUs. The Committee determined that this mix of equity compensation would appropriately balance and meet our compensation objectives, as described in the table below. On January 24, 2024, the Committee calculated the target values for equity awards to achieve this desired mix, based on a price of $600.52 per share, the average of the closing price per share of our common stock for the 10 calendar days ending on, and including, January 22, 2024. Based on this price per share, the total desired number of targeted shares was determined and then split, as applicable, between performance shares and time-based RSUs, each rounded up to the nearest whole share.
Fiscal Year 2024 Mix of Annual Equity Incentive Awards

Type of Equity (Allocation Percentage)	Description	Objectives/Dilutive Effect	Vesting(1)

Performance Share Awards (CEO and Presidents 70%, Other NEOs 50%)	Stock-settled awards subject to performance- and time-based vesting conditions; three-year cliff performance period determines the total number of shares earned and vested, with significant benefits for overachievement and significant consequences for underachievement, including the potential for no award being earned; no purchase cost to executive, so awards always have value if earned	Focus NEOs on both (i) a three-year performance goal tied to long-term stockholder returns and (ii) annual Net New Sales goals, while also providing a strong retention incentive, requiring continuous employment to vest; provide significant incentive to grow our stock price and achieve revenue growth; and use fewer shares than stock options, so less dilutive	Performance shares vest upon the certification of all performance results following a three-year performance period
Time-Based RSUs (CEO and Presidents 30%, Other NEOs 50%)	Stock-settled awards subject to time-based vesting conditions; no purchase cost to executive, so awards always have value, if earned	Provide a strong incentive for our NEOs to remain employed with us, as they require continuous employment while vesting; provide moderate reward for growth in our stock price; and use fewer shares than stock options, so less dilutive	Vest 6.25% quarterly over a period of four years
_________________________
(1)Our NEOs’ equity awards are also subject to certain accelerated vesting provisions as described under the sections titled “Change of Control Compensation” and “Grants of Plan-Based Awards in Fiscal Year 2024—Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2024 Table—Effect of Death and Disability on Equity Compensation Awards.”
2024 Performance Share Program
Shares may be earned under the 2024 PSP based on the achievement of both the (1) Relative TSR Goal over a three-year performance period and (2) Net New Sales Goal measured and determined annually, but with no shares vesting until after the end of the full three-year performance period.
The Committee believes that three annual-performance goals under the Net New Sales Goal, rather than a single three-year goal, is aligned with peer practice and allows the Committee to set more aggressive goals and measure performance in a manner that reflects the dynamic nature of our business and the Company’s long-term trajectory over that three-year period. Establishing a single Net New Sales Goal that applies to three-year performance would require us to be more conservative in setting performance targets and may result in less aggressive and lower, long-term performance. Our Net New Sales Goal design provides flexibility to set aggressive target achievements each year based on market conditions and performance plans at that time. The Net New Sales Goal design is also aligned with the performance targets being set relative to public guidance, and requiring outperformance to achieve a 100% payout. We do not provide public guidance beyond one year. Additionally, the three annual Net New Sales Goals are balanced by no earned shares being eligible to vest until after the full three-year performance period has concluded under the PSP.
Together, the Net New Sales Goal and the Relative TSR Goal balance absolute performance (i.e., Net New Sales) with that of relative performance (i.e., relative TSR) to ensure that the Company performs well relative to peer group companies while also rewarding achievement of metrics that are strong indicators of the forward-looking health of Adobe’s business. The Committee continues to believe that the 2024 PSP properly motivates our NEOs to maximize long-term stockholder value and to remain with Adobe for the full three-year performance period in order to receive any value from the Net New Sales Goal.
Each performance goal is weighted 50% and achievement of each goal is determined independent of the other. Participants can earn between 0% and 200% of the total target number of performance shares granted to them under the 2024 PSP. The chart below shows the overlapping performance periods of the three PSPs outstanding as of the end of fiscal year 2024 and the performance metrics and weightings applicable to each PSP.

Performance Share Program	2022	2023	2024	2025	2026

No portion of performance shares vest prior to the completion of the 3-year performance period
3 years (100%)

	Year 1 (33.3%)	Year 2	Year 3
100% of Earned Shares Vest at End

3 years

		Year 1	Year 2	Year 3
100% of Earned Shares Vest at End

3 years

			Year 1	Year 2	Year 3
100% of Earned Shares Vest at End

Relative TSR Goal
Achievement of the Relative TSR Goal is based on the relative TSR of our common stock during a three-year performance period, comprised of calendar years 2024 through 2026, compared to the Index Companies. The TSR of Adobe and each Index Company will first be measured as the 90 consecutive calendar day average closing stock price for the period ending on, and including, December 31, 2023 and then compared to the 90 consecutive calendar day average closing stock price for the period ending on, and including, December 31, 2026. The average price of Adobe’s common stock at the beginning of the Relative TSR Goal performance period for the 2024 PSP was $577.65.
No shares under the Relative TSR Goal will be awarded if Adobe’s relative TSR performance ranks below the 25th percentile for the performance period. Additionally, regardless of Adobe’s position with respect to the Index Companies, each NEO’s award with respect to the Relative TSR Goal will be capped at 100% of target if Adobe has a negative absolute TSR over the performance period. This Relative TSR Goal creates accountability since the payout depends upon our stockholder return exceeding the stockholder return of other companies in the Nasdaq 100 Index, which the Committee and Adobe’s management believe represents the most relevant market benchmark for Adobe’s performance.
The number of performance shares earned with respect to the Relative TSR Goal is calculated based on the formula below, and will decrease by 2.07% for every percentile that Adobe’s relative TSR percentile rank is below the 55th percentile of the Index Companies, subject to the limitations in the chart below. The number of performance shares earned will increase
Executive Compensation | 2025 Proxy Statement 41

by 2.86% for each percentile that Adobe’s relative TSR percentile rank is above the 55th percentile of the Index Companies, subject to the limitations in the chart below.

Company Percentile Rank as Compared to Index Companies	Shares of Stock That May Be Earned as a Percentage of Target Shares for the Relative TSR Goal
Below 25th	0%	(1)
25th	38%
35th	59%
55th (Target Percentile Rank)	100%	(2)
75th	158%
90th and Above	200%	(3)
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(1)A threshold percentile rank of 25% is required before any performance shares can be earned.
(2)The maximum number of performance shares that may be earned at the 55th percentile or higher is capped at 100% of target, if Adobe’s absolute TSR is negative.
(3)The maximum number of shares that may be earned is 200% of target, if Adobe’s absolute TSR is positive.
Net New Sales Goal
Achievement of the Net New Sales Goal is determined and measured annually over a three-year performance period comprised of our fiscal years 2024 through 2026. The Net New Sales Goal is determined annually by the Committee for each fiscal year in the performance period, and the level of achievement of the goal is certified by the Committee following the applicable fiscal year. However, no amount certified as earned will be vested or payable until after the full three-year performance period has concluded. As described in our Annual Report on Form 10-K for the fiscal year ended November 29, 2024, we define Digital Media ARR as the sum of Creative ARR and Document Cloud ARR. We define Creative ARR as the sum of (a) the annual value of Creative Cloud subscriptions and services, plus (b) the annual contract value of Creative Enterprise Term License Agreements. We define Document Cloud ARR as the sum of (a) the annual value of Document Cloud subscriptions and services, plus (b) the annual contract value of Document Cloud Enterprise Term License Agreements.
For our fiscal year 2024, the Net New Sales Goal is based on (1) net new ARR in Digital Media and (2) subscription revenue growth in Digital Experience. Starting with fiscal year 2025, the Net New Sales Goal is based on (1) ending ARR growth in Digital Media and (2) subscription revenue growth in Digital Experience. The update from net new ARR to ending ARR growth in Digital Media aligns with the Company’s new guidance approach starting fiscal year 2025 of guiding to annual ending ARR growth instead of quarterly net new ARR in Digital Media. For more information, refer to the Current Report on Form 8-K Adobe filed with the SEC on January 30, 2025.

To earn any shares based on the fiscal year 2024 Net New Sales Goal, the Company must surpass 70% of the Initial Public Guidance in order to achieve any payout. Adjustments will automatically be made to the calculation of the achievement of the Net New Sales Goal to exclude the effect of material mergers and acquisitions and foreign currency fluctuations, whether the impact is positive or negative, that occur during an applicable fiscal year.
Achievement of the fiscal year 2024 Net New Sales Goal is calculated based on the following chart, which is set by the Committee each year, with interpolation applying for amounts falling within the percentages below. One-third of the total target shares attributable to the Net New Sales Goal can be earned for any single fiscal year in the performance period, based on the following chart (i.e., approximately 16.67% of the total target shares granted under the 2024 PSP to an NEO can be earned under the Net New Sales Goal for each fiscal year in the performance period, but any such shares will only be paid upon vesting after the third anniversary of the grant date):

Net New Sales as a Percentage of Target for Fiscal Year 2024 (1)	2024 Net New Sales Performance (in millions)	Shares of Stock That May Be Earned for Fiscal Year 2024 as a Percentage of Target Shares under the fiscal year 2024 Net New Sales Goal
70% and Below	$1,641	0%
75%	$1,758	16%
95%	$2,227	78%
100%	$2,344	95%
105%	$2,462	123%
120% and Above	$2,813 and Above	200% (2)
_________________________
(1)Target is based on the midpoint of the Initial Public Guidance where a range applies to a component of the Net New Sales Goal. Percentages will be rounded to the nearest tenth of a percentage.
(2)The maximum shares that may be earned under the fiscal year 2024 Net New Sales Goal is 200% of target.
Vesting and Payout
The Committee will certify the actual performance achievement of each Net New Sales Goal after each applicable fiscal year and will certify achievement of the Relative TSR Goal after the end of the three calendar-year performance period. All earned performance shares will vest after the full three-year performance period has concluded. Accordingly, the performance shares align our NEOs’ interests with those of our stockholders over the long term while also providing key retention incentives, as the shares will only be awarded if an NEO continues to provide services to Adobe (or an affiliate) until the applicable vesting date. Moreover, the design of our PSP strengthens our retention incentives for executive officers at times when the Company is generating favorable stockholder returns and achieving financial goals that support our long-term corporate priorities. The Committee believes in the importance of balancing absolute performance (i.e., Net New Sales) with that of relative performance (i.e., relative TSR) to ensure that the Company performs well relative to benchmark companies while also rewarding achievement of metrics that are strong indicators of the forward-looking health of Adobe’s business.
Progress on the 2024 PSP is set forth below in the section titled “Fiscal Year 2024 Compensation Decisions and Results—Completion of 2022 Performance Share Program and Progress of 2023 and 2024 Performance Share Programs.”
2024 RSU Program
Recognizing that a substantial portion of our NEOs’ compensation is performance-based, the Committee grants time-based RSUs to our NEOs in order to satisfy our retention objectives and promote continuity in our business. The RSUs granted in fiscal year 2024 vest quarterly over four years. Accordingly, our RSU program provides our NEOs with strong incentives to remain employed by Adobe, while providing additional rewards for growth in our stock price with less dilution to the Company than time-based stock options, which were not granted by Adobe to any NEO in fiscal year 2024.
Fiscal Year 2024 Compensation Decisions and Results
Base Salary
For fiscal year 2024, the Committee reviewed the base salaries of our NEOs, comparing their salaries to the base salary levels at the companies in our peer group, as well as considering the roles and responsibilities, performance and potential performance of our NEOs and their mix of other compensation elements (cash and equity incentives). The Committee did not increase the salaries for our NEOs in fiscal year 2024 as the Committee continued to believe that they were appropriate given each NEO’s role, capabilities and experience.
Executive Compensation | 2025 Proxy Statement 43

Name	Fiscal Year 2024 Base Salary ($)	Fiscal Year 2023 Base Salary ($)

Shantanu Narayen	$1,500,000	$1,500,000
Daniel Durn	$900,000	$900,000
Anil Chakravarthy	$800,000	$800,000
David Wadhwani	$800,000	$800,000
Scott Belsky	$725,000	$725,000
Cash Incentives
Annual Cash Incentive Plan
In January 2024, the Committee approved the 2024 Cash Incentive Plan to drive revenue growth and profitability, encourage accountability, drive execution of short-term priorities tied to long-term strategy and annual operating plan objectives and recognize and reward our NEOs upon the achievement of certain objectives. The targets for 100% performance for revenue was $21.40 billion and for non-GAAP diluted EPS was $17.80 and would result in a payout of 95%. The fiscal year 2024 targets for both goals require performance above the Initial Public Guidance and fiscal year 2023 actual results for a payout of 100%.
Financial Performance Result: For fiscal year 2024, we achieved revenue of $21.51 billion, and diluted EPS of $12.36 on a GAAP basis and $18.42 on a non-GAAP basis, exceeding both threshold performance levels. (See Annex A for a reconciliation of non-GAAP financial measures to the most comparable GAAP measures.) Accordingly, the revenue and non-GAAP diluted EPS performance resulted in a Financial Performance Result of 100%.
Strategic Performance Adjustment: The Committee elected to exercise its discretion as permitted under the 2024 Cash Incentive Plan to make a downward Strategic Performance Adjustment to exclude the effect of foreign currency fluctuations. As a result, the Corporate Performance Result for fiscal year 2024 was 98%.
Individual Performance Result: The Committee monitored each NEO’s individual performance on a periodic basis during the fiscal year and measured total achievement at fiscal year end. Based on the Committee’s assessment of each NEO’s individual performance, including achievements against the individual goals shown below, and the people, organization and culture goals applicable to all our NEOs discussed above in the section titled “Fiscal Year 2024 Compensation Programs Design—Cash Incentives” during fiscal year 2024, the Committee determined the Individual Performance Result for each of the NEOs. Notwithstanding the strong individual achievements, the Committee determined, consistent with its one team philosophy and primary emphasis on the Corporate Performance Result, to certify individual performance at 100% such that financial performance drove the combined payout under the 2024 Cash Incentive Plan.

Named Executive Officer	Individual Performance Goals	Achievement Highlights

Shantanu Narayen CHAIR AND CEO	•Drive growth and innovation strategy •Focus on products, platforms and ecosystem •Invest in customers and strategic partnerships
•Led the Company to deliver record revenue of $21.51 billion, surpassing every metric
•Championed product development and innovation to establish Adobe as an AI leader in creativity, marketing and digital experiences
•Expanded strategic partnerships with global agencies who adopted Adobe as the technology platform of choice for workflows and creative collaboration

Daniel Durn CHIEF FINANCIAL OFFICER AND EVP, FINANCE, TECHNOLOGY, SECURITY AND OPERATIONS
•Drive growth with focus on scaling and monetizing new offerings and growth opportunities
•Fuel business performance, operating rigor and velocity
•Drive technology infrastructure and generative AI and machine learning adoption across the enterprise

•Drove Digital Media and Digital Experience growth, achieving or exceeding profitability and margin targets
•Enhanced technology infrastructure for improved operations, efficiencies and new monetization opportunities
•Drove internal generative AI learning and adoption through AI@Adobe program

Anil Chakravarthy PRESIDENT, DIGITAL EXPERIENCE BUSINESS
•Execute critical product initiatives for Digital Experience, Adobe Experience Platform and Applications (“AEP + Apps”) and Adobe GenStudio
•Drive AI innovation and growth, category leadership and cross-cloud opportunity
•Scale go-to-market focused on industry and solution-led sales, value realization and international

•Exceeded $1 billion ending ARR for AEP + Apps business and gained traction with new product initiatives
•Launched generative AI strategy for Adobe Experience Cloud and generative AI-first new applications (“Apps”), such as Adobe GenStudio for Performance Marketing and AEP AI Assistant
•Scaled go-to-market in industry and solution-led sales, growing new customer acquisition and improving value realization performance for AEP + Apps

David Wadhwani PRESIDENT, DIGITAL MEDIA BUSINESS
•Execute critical product initiatives for Creative Cloud, Adobe Express, Document Cloud and Firefly
•Drive AI innovation and growth, category leadership and cross-cloud opportunity
•Scale go-to-market focused on product-led growth, engagement and retention in digital, mid-market and enterprise

•Exceeded $2 billion in net new ARR for Digital Media and grew value for enterprise customers through Firefly Services and GenStudio, which bring together our Creative and Experience Clouds
•Delivered Firefly innovations in imaging, vector, video (in beta) and design, integrated into products and workflows across our three clouds and Adobe Express
•Launched Firefly Custom Models, Express on mobile and Acrobat AI Assistant

Scott Belsky CHIEF STRATEGY OFFICER AND EVP, DESIGN AND EMERGING PRODUCTS	•Drive strategic planning, exploration, inorganic strategies and incubation of emerging technology and business •Shape AI, AI-first and cross-cloud design experiences and strategies
•Advanced Adobe’s strategy across products, incubation and design
•Relaunched Adobe Ventures with multiple investments and partnerships
•Launched Incubator program that successfully fostered new product innovations that are in beta, such as Project Concept and Project Neo

The following table shows the calculation of the payout attainment for each of our NEOs under the 2024 Cash Incentive Plan.
Fiscal Year 2024 Cash Incentive Plan Attainment

			Corporate Performance Result
Name	Individual Performance Result (%)		Financial Performance Result (%)		Strategic Performance Adjustment (pct pt)		Corporate Performance Result (%)		Actual Award Payout (%)

Shantanu Narayen	100%	x (	100%	+	(2)%	=	98%	) =	98%
Daniel Durn	100%	x (	100%	+	(2)%	=	98%	) =	98%
Anil Chakravarthy	100%	x (	100%	+	(2)%	=	98%	) =	98%
David Wadhwani	100%	x (	100%	+	(2)%	=	98%	) =	98%
Scott Belsky	100%	x (	100%	+	(2)%	=	98%	) =	98%
Executive Compensation | 2025 Proxy Statement 45

The following table shows the calculation of the fiscal year 2024 individual cash incentive for each of our NEOs as certified by the Committee:

Fiscal Year 2024 Cash Incentive Earned

Name	Base Salary ($)	Target Cash Incentive (%)	Target Cash Incentive ($)	Actual Award Payout (%)	Actual Cash Incentive Earned ($)

Shantanu Narayen	$1,500,000	200%	$3,000,000	98%	$2,940,000
Daniel Durn	$900,000	100%	$900,000	98%	$882,000
Anil Chakravarthy	$800,000	100%	$800,000	98%	$784,000
David Wadhwani	$800,000	100%	$800,000	98%	$784,000
Scott Belsky	$725,000	100%	$725,000	98%	$710,500
Equity Incentives
Target Values and Grants in Fiscal Year 2024
For fiscal year 2024, the Committee, with input from its independent compensation consultant, management and our CEO, took a number of factors into account in determining the target value of the equity compensation opportunity for each of our NEOs (though our CEO did not participate in determinations regarding his target value). Among these factors were the individual performance of the executive officers, peer group positioning, internal pay equity, our employee retention objectives and the other factors for determining compensation discussed under the section titled “Compensation Philosophy and Objectives” above.
The following table sets forth the total target value of equity awards for each NEO determined by the Committee, as well as the resulting number of performance shares (at target and maximum performance) and RSUs granted to each of our NEOs in January 2024. Note that this table reflects the values targeted by the Committee. With regard to peer group positioning, the Committee reviews the value of equity awards in the aggregate because of the different mix of equity awards granted by our peers and the aggregated manner in which this data is presented in the peer group analyses. The actual grant date fair values of these equity awards, computed in accordance with stock-based compensation accounting principles, are set forth in the section titled “Executive Compensation—Summary Compensation Table for Fiscal Years 2024, 2023 and 2022.” As discussed below and in the section titled “Accounting and Tax Considerations” below, the grant date fair values reported in the Summary Compensation Table for fiscal year 2024 differ from the target values shown below.
For more information on equity awards granted during fiscal year 2024, see the “Executive Compensation—Grants of Plan-Based Awards in Fiscal Year 2024” table and the accompanying narrative. The Committee did not increase the total target value of equity awards for our NEOs in fiscal year 2024.
Fiscal Year 2024 Equity Awards Granted by the Committee

		Performance Share Program(1)
Name	Total Target Value of Equity Award(2)(3) ($)	Target Award(4) (#)	Maximum Award (#)	RSU Award (#)

Shantanu Narayen	$40,500,000	47,210	94,420	20,233
Daniel Durn	$12,500,000	10,408	20,816	10,408
Anil Chakravarthy	$14,000,000	16,320	32,640	6,994
David Wadhwani	$14,000,000	16,320	32,640	6,994
Scott Belsky	$11,000,000	9,159	18,318	9,159
_________________________
(1)Achievement of goals for performance shares granted in fiscal year 2024 will be certified by the Committee following the completion of the applicable three-year performance period. The amounts in the table reflect the total number of performance shares granted for the three-year performance period at target and maximum, and, therefore, are not the same as the amounts reported in the “Executive Compensation—Grants of Plan-Based Awards in Fiscal Year 2024” table, which are determined in accordance with financial accounting rules as described in footnote 3.

(2)Total target equity value for each NEO is allocated between performance shares and RSUs as described above under the section titled “Fiscal Year 2024 Compensation Programs Design—Equity Incentives—Equity Compensation Mix.”
(3)Total target value reported in this table applies to the target value of the entire equity award granted to each NEO. The value differs from the grant date fair value amounts reported for the NEOs for fiscal year 2024 in the Summary Compensation Table under the “Stock Awards” column. Under financial accounting rules, the grant date fair value for a performance award is not determined until the fiscal year in which the performance metrics are established. Under the 2024 PSP, 50% of the total target performance share awards are subject to Net New Sales Goals that are determined annually by the Committee for each of fiscal years 2024, 2025 and 2026. Accordingly, for the Net New Sales portion of the award, only the grant date fair value for the fiscal year 2024 Net New Sales Goal is reflected in the Summary Compensation Table for fiscal year 2024. The grant date fair value for the portion of the performance share awards subject to relative TSR over the three-year performance period has been determined and, therefore, is reported in the Summary Compensation Table for fiscal year 2024. In addition, the amount reported in the Summary Compensation Table for fiscal year 2024 includes the grant date fair value of the fiscal year 2024 Net New Sales Goal under the 2022 and 2023 PSPs. Please see the section above titled “Fiscal Year 2024 Compensation Programs Design—2024 Performance Share Program” for a description of the program.
(4)The Relative TSR Goal applies to 50% of the award and the Net New Sales Goal applies to 50% of the award.
Completion of 2022 Performance Share Program and Progress of 2023 and 2024 Performance Share Programs

	2022	2023	2024	2025	2026
2022 Performance Share Program 79% payout	Relative TSR over 3 years (50%) 41% payout
	Net New Sales over 1 year (16.67%) 86% payout	Net New Sales over 1 year (16.67%) 133% payout	Net New Sales over 1 year (16.67%) 132% payout
Vested after 3-year performance period
	2023 Performance Share Program	Relative TSR over 3 years (50%)
		Net New Sales over 1 year (16.67%) 133% payout	Net New Sales over 1 year (16.67%) 132% payout	Net New Sales over 1 year (16.67%) TBD
Vests after 3-year performance period
		2024 Performance Share Program	Relative TSR over 3 years (50%)
			Net New Sales over 1 year (16.67%) 132% payout	Net New Sales over 1 year (16.67%) TBD	Net New Sales over 1 year (16.67%) TBD
Vests after 3-year performance period
Results and Payouts for Relative TSR Goal for 2022 Performance Share Program and Fiscal Year 2024 Net New Sales Goal for 2024, 2023 and 2022 Performance Share Programs
Relative TSR Goal
The performance period for the three-year Relative TSR Goal under the 2022 PSP was from January 1, 2022 to December 31, 2024. On December 31, 2024, there were 96 (out of the initial 100) companies remaining in the Nasdaq 100 Index with measurable TSR against whom relative TSR performance was calculated for the 2022 PSP. During the performance period, the average price of Adobe’s common stock decreased from $625.83 to $494.83 (using the 90-calendar day averages preceding the beginning and end of the performance period), and resulted in an absolute TSR for Adobe of negative 21%.
Executive Compensation | 2025 Proxy Statement 47

The Committee engaged an independent outside consultant to review the data and calculate the results under our 2022 PSP. With the above TSR performance, our percentile rank among the 96 companies against whom relative TSR performance was compared as of December 31, 2024 was in the 26th percentile. Based on this result, the Relative TSR Goal payout was 41% of target shares for calendar years 2022 to 2024.
The following table shows the target and actual shares earned by each of our NEOs for the Relative TSR Goal for calendar years 2022 to 2024 under the 2022 PSP as certified by the Committee:
2022 Performance Share Program - Relative TSR Shares Earned For Calendar Years 2022 to 2024

Name	Actual Payout (%)	Target Number of Shares(1) (#)	Actual Number of Shares Earned (#)

Shantanu Narayen	41%	23,411	9,598
Daniel Durn	41%	4,847	1,987
Anil Chakravarthy	41%	4,847	1,987
David Wadhwani	41%	4,847	1,987
Scott Belsky	41%	4,847	1,987
________________________
(1)The Relative TSR Goal represents 50% of the total shares awarded under the 2022 PSP.
Net New Sales Goal
The Net New Sales Goal established for fiscal year 2024 applies to the 2022, 2023 and 2024 PSPs. Based on the Initial Public Guidance, the fiscal year 2024 Net New Sales Goal is comprised of net new ARR in Digital Media of $1.90 billion and subscription revenue growth in Digital Experience of $444 million. Achievement of 100% performance for each of the Digital Media and Digital Experience components would result in a fiscal year 2024 Net New Sales payout of 95%. The fiscal year 2024 Net New Sales Goal requires performance above the Initial Public Guidance and fiscal year 2023 Net New Sales Goal actual results for a payout of 100%.
Attainment: For fiscal year 2024, we achieved $2.00 billion in Digital Media net new ARR. We also achieved $533 million in Digital Experience subscription revenue growth on a GAAP basis, or $526 million after adjustment to exclude the effect, either positive or negative, of foreign currency fluctuations (“FX Neutral”). (See Annex A for a reconciliation of non-GAAP financial measures to the most comparable GAAP measures.) As shown in the table below, comparison against public guidance for such amounts determined at the beginning of fiscal year 2024 resulted in 105.3% attainment for Digital Media net new ARR and 118.3% attainment for FX Neutral Digital Experience subscription revenue growth. Based on these results, total Net New Sales Goal attainment was 107.8% for fiscal year 2024.
Net New Sales Goal Attainment For Fiscal Year 2024

	Target Based on FY 2024 Initial Public Guidance ($)	Actual FY 2024 Results ($)		Attainment (%)
Net New Sales Component ($ in millions)

Digital Media Net New ARR	$1,900	$2,001		105.3%
Digital Experience Subscription Revenue Growth	$444	$526	(1)	118.3%
Total Net New Sales	$2,344	$2,527		107.8%
________________________
(1)Actual results for fiscal year 2024 Digital Experience subscription revenue growth are adjusted to be FX Neutral.
Payout and Vesting: Total Net New Sales Goal attainment of 107.8% resulted in a payout of 132% of target shares, as certified by the Committee, associated with the fiscal year 2024 Net New Sales Goal under the 2024, 2023 and 2022 PSPs (as shown in the table below). As discussed above, no portion of this amount will vest until the applicable full three-year performance period has concluded and each NEO’s award is subject to such NEO’s continued employment until such date.

Net New Sales Shares Earned For Fiscal Year 2024

		2024 Performance Share Program		2023 Performance Share Program		2022 Performance Share Program
Name	Payout (%)	Target Number of Shares(1) (#)	Actual Number of Shares Earned (#)	Target Number of Shares(1) (#)	Actual Number of Shares Earned (#)	Target Number of Shares(1) (#)	Actual Number of Shares Earned (#)

Shantanu Narayen	132%	7,869	10,387	13,687	18,066	7,803	10,299
Daniel Durn	132%	1,735	2,290	3,017	3,982	1,615	2,131
Anil Chakravarthy	132%	2,720	3,590	4,731	6,244	1,615	2,131
David Wadhwani	132%	2,720	3,590	4,731	6,244	1,615	2,131
Scott Belsky	132%	1,527	2,015	2,655	3,504	1,615	2,131
________________________
(1)The fiscal year 2024 Net New Sales Goal represents approximately 16.67% of the total shares awarded under each of the 2024, 2023 and 2022 PSPs.
Other Benefits, Programs and Policies
Retirement and Deferred Compensation Plan Benefits
We do not provide our employees, including our NEOs, with a defined benefit pension plan, any supplemental executive retirement plans or retiree health benefits, except as required by local law or custom for employees outside the United States. Our NEOs may participate on the same basis as other U.S. employees in our 401(k) Plan with a Company-sponsored match component.
Our executive officers and our Board members are eligible to participate at their election in our Deferred Compensation Plan. The Deferred Compensation Plan provides the ability to defer receipt of income to a later date, which may be an attractive tax planning opportunity. We generally do not contribute to the Deferred Compensation Plan on behalf of participants; therefore, our cost to maintain the Deferred Compensation Plan is limited to administration expenses, which are minimal. Other than Mr. Narayen, no other NEOs participated in or had an accrued balance under the Deferred Compensation Plan in fiscal year 2024.
Perquisites and Additional Benefits and Programs
We provide limited perquisites to our executive officers, including our NEOs. In considering potential perquisites, the Committee considers the cost to Adobe as compared to the perceived value to our employees as well as other corporate governance and employee relations factors. Our executive officers, including our NEOs, are eligible to enroll in either an annual comprehensive executive physical examination or an executive health concierge service. Adobe pays for the services rendered because Adobe recognizes the significant role of our executive officers and offers these programs to encourage a focus on keeping well.
We maintain a corporate aircraft primarily for the use of our CEO, with certain limited exceptions where other executive officers may use it solely for critical business matters. In the interests of security and efficiency as well as our CEO’s health and safety, the Committee has encouraged our CEO to use the corporate aircraft for personal travel by providing an annual $400,000 allowance for incremental costs associated with his personal use of the jet, after which he must fully reimburse the Company for all additional incremental costs associated with personal use of the aircraft pursuant to an aircraft time sharing agreement with the Company. Our CEO recognizes imputed taxable income as a result of such personal use and is not provided a tax reimbursement or “gross-up” for any portion of this amount, including as a result of members of the CEO's immediate family accompanying the CEO on business travel, other than for our annual sales club trip. The incremental costs of non-business-related travel and guests on any such legs of travel are included in the “All Other Compensation” column in the section titled “Summary Compensation Table for Fiscal Years 2024, 2023 and 2022.” In response to a security risk assessment by our Global Security Risk Team completed at the end of fiscal year 2023, we continued to provide security services for our CEO for fiscal year 2024 in order to mitigate risks to Adobe’s business. Our CEO’s fiscal year 2024 security costs increased compared to fiscal year 2023 because security services were provided only for a portion of fiscal year 2023. We believe the scope and costs of these services serve important business purposes and constitute reasonable, necessary and appropriate expenses for the benefit of Adobe and its stockholders. Since the costs arise from the nature of our CEO’s role and
Executive Compensation | 2025 Proxy Statement 49

his employment responsibilities at Adobe, we do not consider them to be personal benefits to our CEO. However, in accordance with SEC rules, we have reported the incremental costs of such security services in the “All Other Compensation” column in the Summary Compensation Table. The Committee will periodically review the scope and costs of these security services in relation to our CEO’s security risk profile.
We also provide the following benefits to our NEOs, on the same terms and conditions as provided to all other eligible employees: health, dental and vision insurance; life insurance; an employee stock purchase plan; health savings account; medical and dependent care flexible spending account; and short- and long-term disability, accidental death and dismemberment insurance. We believe these benefits are consistent with benefits provided by companies with which we compete for executive-level talent.
Employment Agreements
Each of our NEOs is employed “at will.” Except in limited circumstances, such as when an employment agreement that provides for severance is assumed or renegotiated as part of a corporate transaction, we only enter into agreements providing for severance benefits with our U.S. executive officers in relation to a change of control of Adobe or an executive transition plan.
Change of Control Compensation
The Committee believes that change of control vesting of equity awards and severance payments and benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that an executive officer departs Adobe before an acquisition is consummated. The Committee and the Company believe that a pre-existing plan will allow our executive officers to focus on continuing normal business operations and on the success of a potential business combination, rather than on seeking alternative employment. Further, a pre-existing plan ensures stability and will enable our executive officers to maintain a balanced perspective in making overall business decisions during a potentially uncertain period. To that end, Adobe provides certain change of control payments and benefits as described below.
Each of our NEOs is a participant in our 2023 Executive Severance Plan in the Event of a Change of Control (the “Change of Control Plan”). The Change of Control Plan provides for severance payments and full accelerated vesting of outstanding equity awards for our NEOs upon an involuntary termination of employment or resignation for good cause upon or following a qualifying change of control. The terms of the Change of Control Plan are described below under “Executive Compensation—Change of Control.” The Change of Control Plan will expire on December 13, 2026, unless extended by Adobe, or if a change of control occurs prior to its expiration.
We also maintain a retention agreement with Mr. Narayen, which provides similar benefits but does not require termination of his employment in order for him to receive the equity acceleration, as described below under “Executive Compensation—Change of Control.” Mr. Narayen’s original Retention Agreement, dated January 12, 1998, was amended February 11, 2008 based on his promotion to CEO and was further amended on December 11, 2010 and December 5, 2014 in order to clarify the manner of compliance with, or exemption from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
The Change of Control Plan and the Retention Agreement with Mr. Narayen do not provide for reimbursements or “gross-ups” of excise tax amounts under Section 4999 of the Code. Rather, under both of these arrangements, benefits would be reduced if doing so would result in a better after-tax economic position for the affected executive officer. The Committee and the Company believe this is an appropriate allocation of the tax cost of these arrangements between Adobe and the executive officer and is consistent with market practice.
Our change of control arrangements are designed to be competitive with market practices. The Committee periodically reviews the terms and conditions of our change of control arrangements and will make adjustments when and to the extent it deems appropriate.
Additional details regarding our Change of Control Plan and the Retention Agreement with Mr. Narayen, including estimates of amounts payable to our NEOs in specified circumstances as of the last day of fiscal year 2024, are disclosed in the section titled “Executive Compensation—Change of Control—Potential Payments upon Termination and/or a Change of Control.”

Stock Ownership Guidelines
In 2003, our Board adopted stock ownership guidelines for all employees at the senior vice president level and above (including our executive officers), which the Committee reviews periodically and most recently amended in June 2024. These guidelines are designed to align our executive officers’ interests with those of our stockholders by promoting long-term share ownership, which reduces the incentive for excessive short-term risk taking. Under the guidelines, our executive officers are subject to the Net Share Retention Requirement until they satisfy (and continue to satisfy) the minimum share ownership value requirements listed in the table below.

Position	Minimum Ownership Value

Chief Executive Officer	20x base salary
President, Executive Vice President or Chief Financial Officer	10x base salary
Select Senior Vice Presidents	3x base salary
All Other Senior Vice Presidents	2x base salary
The minimum share ownership levels for each title are determined annually using the following:
•average base salary (as defined in the guidelines) of the individuals holding such title as of December 31; and
•the average daily closing share price for the 30 calendar days ending on December 31.
Once an executive officer achieves the minimum share threshold measured by the value of shares held, they should retain shares necessary to meet the minimum ownership requirement throughout the year, subject to the Rule 10b5-1 Plan Exception. Shares that count toward the minimum share ownership levels include: shares owned outright or otherwise beneficially owned; shares purchased in the open market or inherited; shares acquired through our employee stock purchase plan; vested restricted stock; vested RSUs, vested performance shares and vested performance units, including such shares or units that have been deferred into our Deferred Compensation Plan; and shares issued from the exercise of vested options. Any shares held prior to the executive officer’s date of appointment will also count toward the ownership requirement.
The Committee reviews quarterly reports of the stock holdings of our executive officers. Our Board may evaluate whether exceptions should be made in the case of any covered person who, due to his or her unique financial circumstances, would incur a hardship by complying with these guidelines. No such exceptions were granted or were in place in fiscal year 2024. As of November 29, 2024, each of our NEOs was in compliance with the applicable guidelines. For more information on how our stock ownership guidelines apply to our non-employee directors, see the section titled “Our Directors—Director Compensation for Fiscal Year 2024—Stock Ownership Guidelines.”
Insider Trading, Anti-Hedging and Anti-Pledging Policies
Adobe has an Insider Trading Policy governing the purchase, sale and other dispositions of Adobe’s securities that applies to all personnel of Adobe and its subsidiaries, including directors, officers and employees and other covered persons, as well as Adobe itself. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. Further, our Insider Trading Policy explicitly prohibits any director or employee, including our NEOs, from hedging their equity ownership in Adobe by engaging in short sales or trading in any derivatives involving Adobe securities. All employees are also prohibited from holding Adobe stock in a margin account or otherwise pledging Adobe stock or using financial instruments such as prepaid variable forwards, equity swaps, exchange funds and collars.
A copy of our Insider Trading Policy can be found as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended November 29, 2024.
Compensation Recovery Policies
Effective November 30, 2024, our Board adopted a supplemental compensation recovery (“clawback”) policy that provides the Company the right to recover certain compensation received by executive officers who engaged in certain
Executive Compensation | 2025 Proxy Statement 51

conduct that caused or was reasonably likely to cause material financial or operational harm to the Company (“Misconduct”). Covered compensation includes incentive-based cash and equity compensation and time-based equity compensation granted or otherwise received by the executive officer for the three completed fiscal years preceding the date the existence of the Misconduct was determined through the date of such determination.
Effective October 2, 2023, our Board adopted a clawback policy as required by Rule 10D-1 under the Exchange Act and the corresponding Nasdaq listing standards. In the event the Company is required to prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under U.S. federal securities laws, the clawback policy requires the Company to recover erroneously awarded compensation that is granted, earned or vested based in whole or in part upon the attainment of a financial reporting measure and that is received by our current and former executive officers (as defined in Rule 10D-1) during the three fiscal years preceding the date that the Company is required to prepare the accounting restatement. The amount recoverable is the compensation paid or payable in excess of the amount that would have been paid or payable based on the restated financial results. The Committee administers this clawback policy.
In February 2015, our Board adopted our prior clawback policy applicable in the event of a material restatement of our financial statements that results from the intentional misconduct or fraud of a Section 16 executive officer, which still applies to the extent not superseded by the Rule 10D-1 clawback policy. The prior clawback policy enables the Board to require repayment or cancellation of the incremental portion of the performance-based incentive cash and equity compensation paid or payable to such officer in excess of the amount that would have been paid or payable based on the restated financial results.
In addition, as a public company subject to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results due to our material noncompliance, as a result of misconduct, with any financial reporting requirements under the federal securities laws, our CEO and CFO may be legally required to reimburse us for any bonus or incentive-based or equity-based compensation they receive.
Granting Guidelines for Equity Compensation
Adobe has adopted written guidelines setting forth our grant practices and procedures for all non-executive equity awards. The Committee follows the guidelines below for annual awards to our executive officers, including our NEOs. Pursuant to these guidelines:
•the grant date for non-executive annual equity awards is January 24th, or, if that is not a trading day, the first trading day thereafter, and the vesting commencement date for non-executive officer annual equity awards is January 15th beginning in fiscal year 2023, unless another date is approved and documented by the Committee;
•the grant date for non-executive officer new hire RSU awards is the 15th day of the month following the month of the employee’s hire date, or, if that is not a trading day, the first trading day thereafter; and
•the grant date for promotion RSU awards is the 15th day of the month following the month of the employee’s promotion, or, if that is not a trading day, the first trading day thereafter.
Because the foregoing grant dates are pre-established, the timing of the release of material non-public information does not affect the grant dates for equity awards, and Adobe does not time the release of material non-public information based on equity award grant dates. Pursuant to our practices for executive officers, the effective grant date for new hire RSU and performance share awards is the executive officer’s hire date.
The Committee approves all grants made to our executive officers on or before the grant date, subject to the executive officer’s continued employment on the grant date. The Committee also has the authority to approve non-executive officer equity awards. Our Board has also delegated to a Management Committee for Equity Awards (consisting of the CEO and the Chief People Officer) the authority to approve RSU and performance awards to non-executive officer employees in accordance with the granting guidelines described above and subject to Committee-approved vesting schedules and share limits. In addition, our Board has delegated to an Acquired Company & Retention Equity Awards Committee (consisting of the CEO in his capacity as a member of the Board) the authority to approve the assumption of outstanding awards in an acquisition and the granting of RSU awards to employees and consultants. Pursuant to its charter, the Committee has the authority to establish the terms and conditions of our equity awards; therefore, the Committee may make exceptions to Adobe’s granting guidelines.

In the event we award stock options, all stock option awards would be granted with an exercise price equal to or greater than the closing price of the underlying stock on the effective grant date or, in accordance with the terms of our approved equity plans, the closing price of the underlying stock on the last trading day prior to the effective grant date, if an award is granted on a non-trading day.
Compensation-Setting Governance and Process
The Role of the Executive Compensation Committee
The Committee oversees, reviews and approves the elements and amounts of compensation of Adobe’s executive officers, including our NEOs. The Committee reviews our executive compensation programs each year and considers a variety of factors, including alignment with stockholders’ interests, our operating plan, the scope of our business, evolving compensation trends and peer company and market practices. The Committee also evaluates stockholder feedback, and solicits input from its independent compensation consultant and management. In fiscal year 2024, the Committee met regularly in executive session with its independent compensation consultant and without management present. The Chair of the Committee also met separately with the consultant, both with and without management present. The Committee also discusses Mr. Narayen’s performance with the Board and our Lead Director. The Committee remains solely responsible for making the final decisions on compensation for our executive officers, including our NEOs.
The Role of Executive Officers
Our CEO reviews the performance and compensation of the other NEOs. Based on such reviews, he made recommendations directly to the Committee for fiscal year 2024 target compensation levels (including adjustments to base salaries and target annual cash incentives, if applicable, and equity incentive levels), including feedback on each of the other NEOs’ strategic goals and objectives. No NEO was present or participated in the final determinations or deliberations of the Committee regarding his own fiscal year 2024 compensation.
The Role of the Compensation Consultant
As in prior fiscal years, the Committee continued to engage Compensia as its independent compensation consultant to review and provide independent advice concerning all of the components of Adobe’s executive compensation programs, on account of Compensia’s experience working with the Committee, expertise in the software industry and its knowledge of our peer group.
Compensia provided the following services on behalf of the Committee during fiscal year 2024: (1) reviewed and provided recommendations on the composition of our peer group; (2) conducted a comprehensive review of the total compensation arrangements for all of our executive officers and for our non-employee directors relative to peer companies and market practices; (3) provided advice on our executive officers’ compensation; (4) benchmarked peer CEO perquisites and benefits compensation; (5) assisted with executive incentive program design, including our 2024 PSP design and 2024 Cash Incentive Plan; (6) provided updates on say-on-pay results; (7) updated the Committee on regulatory developments, emerging and market trends and best practices in the areas of executive and director compensation and severance and termination arrangements; (8) conducted a detailed aggregate equity utilization survey relative to peer company practices; (9) reviewed peer company and broader market clawback policies and considerations; (10) outlined trends in pay-versus-performance disclosures; and (11) reviewed the Compensation Discussion and Analysis for inclusion in our 2024 proxy statement. Compensia did not provide any other services to Adobe except for providing limited guidance to our Employee Experience department regarding Adobe’s broad-based equity compensation design for all employees, as approved by the Committee.
Our Employee Experience, Finance and Legal departments work with our CEO and Compensia to design and develop new compensation programs applicable to our NEOs and other executive officers, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer group compensation comparisons and other Committee briefing materials and, ultimately, to implement the decisions of the Committee. Members of these departments and our CEO also meet with Compensia separately from the Committee to convey information on proposals that management may make to the Committee, as well as to allow Compensia to collect information about Adobe to develop its own proposals. The Committee annually reviews the consultant’s performance, qualifications and independence. The Committee has reviewed the
Executive Compensation | 2025 Proxy Statement 53

independence of Compensia under applicable SEC and Nasdaq rules for fiscal year 2024 and determined that Compensia is independent and its work for the Committee does not raise any conflicts of interest.
The Role of Stockholders and Say-on-Pay Vote Results
Adobe values the input of our stockholders on our compensation programs. We regularly communicate with our stockholders to better understand their opinions on governance issues, including compensation. Though we welcome stockholder interaction throughout the year, we generally engage in stockholder outreach during the spring, after we file our proxy statement, and the fall, when Adobe’s management, the Committee and its independent compensation consultant are in the preliminary planning stages for the subsequent year’s compensation programs. During fiscal year 2024, we engaged in discussions with several of our largest stockholders regarding our existing programs and potential, future changes, and we value the input received during those discussions. The feedback we received from stockholders regarding our executive compensation programs was generally positive and affirmed our current compensation strategy and its alignment with performance and these conversations were valuable in informing the changes we are making to our 2025 compensation programs. The Committee will continue to consider stockholder feedback and the outcomes of future say-on-pay votes, along with input from our independent compensation consultant, when assessing our executive compensation programs and policies and making compensation decisions for our executive officers, including our NEOs.
We hold a stockholder advisory vote on NEO compensation on an annual basis. In setting the form and amount of compensation for our NEOs, the Committee also considers the vote results from our most recent annual stockholder advisory vote on NEO compensation. At our 2024 Annual Meeting, approximately 85% of the votes cast approved, on an advisory basis, our fiscal year 2023 NEO compensation. In particular, we believe stockholder support was largely driven by: (1) the high degree of alignment between Company performance and our executive compensation programs; and (2) basing our PSP on a three-year performance period with two equally weighted objective metrics—Relative TSR Goal and Net New Sales Goal—closely aligning the compensation opportunity of our NEOs to long-term stockholder interests and strategic priorities.
The Role of Peer Companies
The Committee regularly reviews relevant market and industry practices on executive compensation. It does so to balance our need to compete for talent in a highly competitive industry and a geographic region that is exceptionally competitive for executive talent, with the need to maintain a reasonable and responsible cost structure while aligning our executive officers’ interests with those of our stockholders.
Each year, to assist the Committee in its deliberations on executive compensation, the Committee reviews and, if it deems advisable, updates our list of peer companies used as points of comparison, as necessary, to ensure that the comparisons are meaningful. These peer companies are technology companies at which our NEOs’ positions would be analogous in scope and complexity, which operate in similar or related businesses to Adobe or with which Adobe frequently competes for talent. For fiscal year 2024, Compensia provided recommendations on the composition of our compensation “peer group” by considering companies with the following criteria:
•public, U.S.-based or U.S.-listed multi-faceted software/internet company;
•revenues within ~0.33x to 3.0x of Adobe;
•market cap within ~0.25x to ~10.0x of Adobe;
•companies that compete with us for talent;
•positive revenue growth; and
•companies that list Adobe as a peer.
Based on the factors described above, acquisition of prior peers and input from management and Compensia, the Committee approved the below peer group for fiscal year 2024.

Peer Group for Fiscal Year 2024

Alphabet Inc.	Amazon.com, Inc.	Apple Inc.
Autodesk, Inc.	Broadcom Inc.	Cisco Systems, Inc.
DocuSign, Inc.	Intuit Inc.	Meta Platforms, Inc.
Microsoft Corporation	Netflix, Inc.	NVIDIA Corporation
Oracle Corporation	PayPal Holdings, Inc.	Salesforce, Inc.
SAP SE	ServiceNow, Inc.	Twilio Inc.
Workday, Inc.

Compensia prepares a compensation analysis compiled from both executive compensation surveys and data gathered from publicly available information for our peer group companies. The Committee uses this data to compare the current compensation of our NEOs to that of the peer group and to determine the relative market value for each NEO position. However, compensation is not set at any particular target of compensation at the peer companies, but rather is used by the Committee for comparison purposes to inform decisions.
Compensation Risk Assessment
The Committee oversaw an annual, internal risk assessment of our compensation programs to ascertain any potential material risks that may be created by such programs. Based on the findings of the assessment, the Committee concluded that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and, taking into account mitigating controls, do not create risks that are reasonably likely to have a material adverse effect on Adobe.
Although the majority of target TDC provided to our executive officers is incentive-based, the Committee believes that our compensation programs for executive officers do not encourage excessive and unnecessary risk-taking and have been designed with appropriate controls and other mitigating measures to prevent such risk-taking. For our other employees, incentive-based compensation typically makes up a smaller percentage of their overall compensation, thus providing less motivation for risk-taking.
Our compensation programs have the following risk-limiting characteristics:
•The majority of award value under our compensation programs is in the form of long-term equity awards, with multi-year vesting schedules or performance periods, which aligns the interests of our executive officers to long-term stockholder interests. Our executive officers receive a combination of RSUs, which vest 6.25% quarterly over four years, and performance shares, which vest only after a three-year vesting period, based on certifications by the Committee as to achievement and subject to the participant’s continued service.
•Stock options are not granted to members of our Board, our executive officers or any other employees.
•Our annual cash-based incentive plan and performance share programs include a 200% cap on target awards. We believe this cap limits the incentive for excessive risk-taking by our employees, including our executive officers.
•Our performance share programs use Company-wide measures that are not specific to any one executive officer’s organization and that apply equally to all participants to encourage a unified and responsible approach to achieving financial and strategic goals.
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•Overlapping performance periods for our performance share programs limit the impact of short-term business performance or share price fluctuations on final outcomes, incentivizing participants to focus on long-term performance.
•We maintain robust executive stock ownership requirements for officers at the senior vice president level and above. As of November 29, 2024, all covered executives are in compliance with such guidelines, described under the section titled “Compensation Discussion and Analysis—Other Benefits, Programs, and Policies—Stock Ownership Guidelines.”
•Our system of internal control over financial reporting, standards of business conduct and compliance programs, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under our performance shares and bonus and sales compensation plans.
•Our Insider Trading Policy prohibits all employees and officers from pledging shares, engaging in short sales or hedging transactions involving Adobe’s securities.
•We have clawback policies for performance-based incentive compensation and time-based equity compensation that apply to all our executive officers.
Accounting and Tax Considerations
The Committee considers the financial accounting and tax consequences to Adobe of our compensation programs and the tax consequences to our employees. In determining the aggregate number and mix of equity grants in any fiscal year, the Committee and management consider the size and stock-based compensation expense of outstanding and new equity awards.
Accounting for Stock-Based Compensation
We account for stock-based compensation in accordance with FASB ASC Topic 718. Under those accounting rules, grant date fair values for performance shares are not determined until the associated performance metrics are established. Therefore, performance awards granted under the PSPs, which include performance shares which vest based on Net New Sales Goals established annually, are not fully reflected in the Summary Compensation Table and in the Grants of Plan-Based Awards table in the same year they are granted by the Committee. As the Net New Sales Goals continue to be established for future fiscal years, the grant date fair values associated with the related performance shares will be reflected in these tables for the applicable fiscal year to which the goals relate. See the section titled “Fiscal Year 2024 Compensation Decisions and Results—Equity Incentives—Target Values and Grants in Fiscal Year 2024” for more information.
Deductibility of Executive Compensation
The Committee believes it is important to preserve flexibility in administering and designing compensation programs that are intended to attract, retain and motivate the best talent and be in the best interests of Adobe and its stockholders. Accordingly, we do not require that all compensation be deductible as corporate objectives may not always be consistent with the requirements for full deductibility.

Report of the Executive Compensation Committee
The Executive Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on this review and discussion, the Executive Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended November 29, 2024.
Respectfully submitted,
EXECUTIVE COMPENSATION COMMITTEE
Amy Banse, Chair
Cristiano Amon
Melanie Boulden
Laura Desmond
David Ricks

________________________
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Adobe under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Executive Compensation | 2025 Proxy Statement 57

Summary Compensation Table for Fiscal Years 2024, 2023 and 2022
The following table sets forth information regarding the compensation for services performed during fiscal years 2024, 2023 and 2022 awarded to, paid to, or earned by the NEOs, which include (1) our CEO, (2) our Chief Financial Officer and (3) our three other most highly compensated executive officers, as determined by reference to total compensation for fiscal year 2024, who were serving as executive officers at the end of fiscal year 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)

Shantanu Narayen	2024	1,500,000	—	46,349,135	2,940,000	1,601,047	52,390,182
CHAIR AND CEO	2023	1,500,000	—	40,077,295	3,000,000	355,283	44,932,578
	2022	1,413,461	—	27,162,373	2,680,357	344,120	31,600,311

Daniel Durn	2024	900,000	—	13,761,183	882,000	21,676	15,564,859
CHIEF FINANCIAL OFFICER AND EXECUTIVE VICE PRESIDENT, FINANCE, TECHNOLOGY, SECURITY AND OPERATIONS	2023	891,346	—	12,536,147	891,071	18,726	14,337,290
	2022	850,000	3,100,000	8,502,393	807,500	29,821	13,289,714

Anil Chakravarthy	2024	800,000	—	15,365,328	784,000	45,407	16,994,735
PRESIDENT, DIGITAL EXPERIENCE BUSINESS	2023	791,346	—	13,463,694	791,071	37,062	15,083,173
	2022	750,000	—	8,502,393	712,500	19,838	9,984,731

David Wadhwani	2024	800,000	—	15,365,328	784,000	30,293	16,979,621
PRESIDENT, DIGITAL MEDIA BUSINESS	2023	791,346	1,666,667	13,463,694	791,071	18,228	16,731,006
	2022	750,000	1,666,667	8,502,393	712,500	17,455	11,649,015

Scott Belsky	2024	725,000	—	12,227,829	710,500	10,704	13,674,033
CHIEF STRATEGY OFFICER AND EXECUTIVE VICE PRESIDENT, DESIGN AND EMERGING PRODUCTS	2023	720,673	—	11,102,323	720,536	10,254	12,553,786
	2022	691,346	—	8,502,393	656,518	9,504	9,859,761
_________________________
(1)These amounts do not reflect the actual economic value realized by the NEO. In accordance with SEC rules, this column represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of performance shares, assuming the probable outcome of related performance conditions, and RSUs. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures. For additional information on the valuation assumptions, see Part II, Item 8 “Financial Statements and Supplementary Data” of our Fiscal Year 2024 Annual Report on Form 10-K and the Notes to Consolidated Financial Statements at Note 12, “Stock-Based Compensation.”
For performance shares granted in fiscal year 2024, amounts include (i) the grant date fair value of 50% of the target performance shares under the 2024 PSP, related to the Relative TSR Goal, and (ii) the grant date fair value of 16.67% of the target performance shares under each of the 2024, 2023 and 2022 PSPs, related to the fiscal year 2024 Net New Sales Goal. The grant date fair value of the target performance shares in our PSPs is reflected in the Summary Compensation Table in fiscal years when the performance goal associated with each respective Net New Sales Goal is established. As noted above in the Compensation Discussion and Analysis, performance share awards have a maximum payout of 200% of the target number of shares. The grant date fair values of included performance share awards granted in fiscal year 2024, assuming maximum achievement of the related performance conditions, are as follows: Mr. Narayen: $51,883,871; Mr. Durn: $11,310,398; Mr. Chakravarthy: $16,621,955; Mr. Wadhwani: $16,621,955; and Mr. Belsky: $10,188,844.
(2)These amounts consist solely of amounts earned under our Cash Incentive Plans. Such amounts are paid in the subsequent fiscal year.
(3)For fiscal year 2024, these amounts include (i) for all NEOs, matching contributions under the 401(k) Plan of $10,350 each and life insurance premiums, (ii) for Messrs. Narayen, Durn and Chakravarthy, the cost of executive health concierge services, (iii) the tax grossed-up value of the sales club trip of $23,833 for Mr. Narayen, $23,731 for Mr. Chakravarthy and $19,116 for Mr. Wadhwani and (iv) for Mr. Narayen, the incremental cost of security services of $1,409,118 paid by Adobe to a third-party security provider, based on the actual security costs incurred by Adobe, and the incremental cost of personal use of our corporate jet of $145,822, based on variable costs for fuel, crew, catering and airport fees. We believe that all Company-incurred security costs for Mr. Narayen are reasonable, necessary and for Adobe’s benefit. Additionally, NEOs may receive event tickets for personal use when such tickets are not being used for business purposes, for which we incur no incremental cost.
Grants of Plan-Based Awards in Fiscal Year 2024
The following table shows all plan-based awards granted to the NEOs during fiscal year 2024. In accordance with SEC rules, this table presents performance awards as having been granted in the fiscal year in which the performance goals were established, and if an award has multiple performance periods, the portion relating to each performance period is treated as a separate grant. The equity awards granted in fiscal year 2024 identified in the table below are also reported in “Outstanding Equity Awards at Fiscal Year 2024 End.” For additional information regarding incentive plan awards, please refer to the sections titled “Compensation Discussion and Analysis—Fiscal Year 2024 Compensation Decisions and Results—Cash Incentives” and “—Equity Incentives” sections of our “Compensation Discussion and Analysis.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Shantanu Narayen	Cash Incentive	—	—	3,000,000	6,000,000	—	—	—	—	—
	2024 PSP	1/24/2024	—	—	—	10,228	31,474	62,948	—	21,044,970
	2023 PSP	1/24/2024	—	—	—	2,189	13,687	27,374	—	8,300,892
	2022 PSP	1/24/2024	—	—	—	1,248	7,803	15,606	—	4,732,363
	RSU	1/24/2024	—	—	—	—	—	—	20,233	12,270,910
Daniel Durn	Cash Incentive	—	—	900,000	1,800,000	—	—	—	—	—
	2024 PSP	1/24/2024	—	—	—	2,254	6,939	13,878	—	4,639,724
	2023 PSP	1/24/2024	—	—	—	482	3,017	6,034	—	1,829,750
	2022 PSP	1/24/2024	—	—	—	258	1,615	3,230	—	979,465
	RSU	1/24/2024	—	—	—	—	—	—	10,408	6,312,244
Anil Chakravarthy	Cash Incentive	—	—	800,000	1,600,000	—	—	—	—	—
	2024 PSP	1/24/2024	—	—	—	3,535	10,880	21,760	—	7,274,885
	2023 PSP	1/24/2024	—	—	—	756	4,731	9,462	—	2,869,257
	2022 PSP	1/24/2024	—	—	—	258	1,615	3,230	—	979,465
	RSU	1/24/2024	—	—	—	—	—	—	6,994	4,241,721
David Wadhwani	Cash Incentive	—	—	800,000	1,600,000	—	—	—	—	—
	2024 PSP	1/24/2024	—	—	—	3,535	10,880	21,760	—	7,274,885
	2023 PSP	1/24/2024	—	—	—	756	4,731	9,462	—	2,869,257
	2022 PSP	1/24/2024	—	—	—	258	1,615	3,230	—	979,465
	RSU	1/24/2024	—	—	—	—	—	—	6,994	4,241,721
Scott Belsky	Cash Incentive	—	—	725,000	1,450,000	—	—	—	—	—
	2024 PSP	1/24/2024	—	—	—	1,984	6,107	12,214	—	4,083,410
	2023 PSP	1/24/2024	—	—	—	424	2,655	5,310	—	1,610,204
	2022 PSP	1/24/2024	—	—	—	258	1,615	3,230	—	979,465
	RSU	1/24/2024	—	—	—	—	—	—	9,159	5,554,750
_________________________
(1)These columns represent awards granted under our 2024 Cash Incentive Plan for performance in fiscal year 2024. These columns show the awards that were possible at the threshold, target, and maximum levels of performance. Minimum performance under the 2024 Cash Incentive Plan could have resulted in a threshold amount equal to $0. Actual cash incentive awards earned in fiscal year 2024 by the NEOs under the 2024 Cash Incentive Plan are shown in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
(2)These columns represent awards for which a grant date fair value was established in fiscal year 2024, under our PSPs which were adopted under our 2019 Equity Incentive Plan, as amended (the “2019 Plan”). These columns show the awards that are possible at the threshold, target, and maximum levels of performance. If the Company does not achieve the threshold performance metric, zero shares will be earned. None of the performance shares will vest until after the full three-year performance period has
Executive Compensation | 2025 Proxy Statement 59

concluded for each respective PSP. See the section titled Compensation Discussion and Analysis—Equity Incentives—Target Values and Grants in Fiscal Year 2024” for additional discussion.
(3)This column represents awards of RSUs granted under our 2019 Plan.
(4)These amounts do not reflect the actual economic value realized by the NEO. In accordance with SEC rules, this column represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of each equity award. For additional information on the valuation assumptions, see Part II, Item 8 “Financial Statements and Supplementary Data” and Note 12, “Stock-Based Compensation” of our Notes to Consolidated Financial Statements of our Fiscal Year 2024 Annual Report on Form 10-K.
Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2024 Table
The material terms of the NEOs’ annual compensation, including base salaries, cash incentives and equity awards, including equity values in proportion to total compensation, are described under “Compensation Discussion and Analysis” in this proxy statement. Our equity award granting practices are described above and our severance benefits are described under “Change of Control” in this proxy statement. None of our NEOs have entered into a written employment agreement with Adobe.
As discussed in greater detail in “Compensation Discussion and Analysis,” the fiscal year 2024 non-equity incentive awards were granted pursuant to the 2024 Cash Incentive Plan, with amounts earned based on the achievement of certain financial and strategic objective goals, as well as the individual performance applicable to each respective NEO. Cash incentives were fully vested when earned.
As discussed in greater detail in “Compensation Discussion and Analysis,” the performance share awards granted in fiscal year 2024, in accordance with FASB ASC Topic 718, will be settled in stock, subject to the terms of our PSPs. Actual awards earned under the PSPs are based on achievement of the Relative TSR Goal and the Net New Sales Goal, each equally weighted at target and independently determined. Achievement of the Relative TSR Goal is measured over a three calendar year performance period, and achievement of the Net New Sales Goal is based on annual achievement of such goals over three consecutive one-year performance periods. No performance share awards will be paid until final certification by the Committee following completion of the full three-year performance period under each respective PSP, contingent upon each NEO’s continued service to Adobe at that time.
The RSUs granted to our NEOs pursuant to our 2019 Plan at the outset of fiscal year 2024 vest quarterly over four years, subject to continued service through each applicable vesting date.
There is no purchase price associated with performance share or RSU awards. We did not pay dividends on our common stock during fiscal year 2024.
Effect of Death and Disability on Equity Compensation Awards
The terms and conditions of our RSU awards provide that if a recipient’s employment is terminated due to death or disability, the recipient will be given credit for an additional 12 months of service, resulting in vesting for the applicable award accelerating by 12 months.
The terms and conditions of our performance share awards granted in fiscal years 2022, 2023 and 2024 (which vest upon the later of the final certification of the performance goals and the third anniversary of the grant date) provide that if a recipient’s employment is terminated due to death or disability before certification of the performance goals, the recipient will receive a prorated target award based on the number of months of service provided during the performance period.

Outstanding Equity Awards at Fiscal Year 2024 End
The following table sets forth information regarding outstanding equity awards as of November 29, 2024 for each NEO. All vesting is generally contingent upon continued employment with Adobe through the applicable vesting date and certain equity awards are subject to performance conditions, each as specified in the footnotes. Market values and payout values in this table are calculated based on the closing stock price of our common stock as reported on Nasdaq on November 29, 2024, which was $515.93 per share. No stock options were outstanding as of November 29, 2024.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Shantanu Narayen	1/25/2021	1,307	(1)	674,321	—		—
	1/24/2022	6,271	(2)	3,235,397	—		—
	1/24/2022	27,389	(3)	14,130,807	23,411	(4)	12,078,437
	1/24/2023	19,798	(5)	10,214,382	—		—
	1/24/2023	36,271	(6)	18,713,297	109,498	(7)	56,493,303
	1/24/2024	16,440	(8)	8,481,889	—		—
	1/24/2024	10,387	(9)	5,358,965	40,442	(10)	20,865,241
Daniel Durn	1/24/2022	3,030	(2)	1,563,268	—		—
	1/24/2022	5,669	(3)	2,924,807	4,847	(4)	2,500,713
	1/24/2023	10,185	(5)	5,254,747	—		—
	1/24/2023	7,995	(6)	4,124,860	24,140	(7)	12,454,550
	1/24/2024	8,457	(8)	4,363,220	—		—
	1/24/2024	2,290	(9)	1,181,480	8,916	(10)	4,600,032
Anil Chakravarthy	1/25/2021	604	(1)	311,622	—		—
	1/24/2022	3,030	(2)	1,563,268	—		—
	1/24/2022	5,669	(3)	2,924,807	4,847	(4)	2,500,713
	1/24/2023	6,844	(5)	3,531,025	—		—
	1/24/2023	12,537	(6)	6,468,214	37,852	(7)	19,528,982
	1/24/2024	5,683	(8)	2,932,030	—		—
	1/24/2024	3,590	(9)	1,852,189	13,981	(10)	7,213,217
David Wadhwani	6/14/2021	5,799	(11)	2,991,878	—		—
	1/24/2022	3,030	(2)	1,563,268	—		—
	1/24/2022	5,669	(3)	2,924,807	4,847	(4)	2,500,713
	1/24/2023	6,844	(5)	3,531,025	—		—
	1/24/2023	12,537	(6)	6,468,214	37,852	(7)	19,528,982
	1/24/2024	5,683	(8)	2,932,030	—		—
	1/24/2024	3,590	(9)	1,852,189	13,981	(10)	7,213,217
Scott Belsky	1/25/2021	470	(1)	242,487	—		—
	1/24/2022	3,030	(2)	1,563,268	—		—
	1/24/2022	5,669	(3)	2,924,807	4,847	(4)	2,500,713
	1/24/2023	8,963	(5)	4,624,281	—		—
	1/24/2023	7,036	(6)	3,630,083	21,244	(7)	10,960,417
	1/24/2024	7,442	(8)	3,839,551	—		—
	1/24/2024	2,015	(9)	1,039,599	7,844	(10)	4,046,955
_________________________
(1)RSUs granted pursuant to our 2019 Plan. Four-year vesting with 25% vesting on the first anniversary of the vesting commencement date, and then 6.25% vesting quarterly thereafter for the remaining three years of the grant. RSUs fully vested on January 24, 2025.

(2)RSUs granted pursuant to our 2019 Plan. Four-year vesting with 25% vesting on the first anniversary of the vesting commencement date, and then 6.25% vesting quarterly thereafter for the remaining three years of the grant. RSUs fully vest on January 24, 2026.
Executive Compensation | 2025 Proxy Statement 61

(3)This amount represents the shares earned under the 2022 PSP based on achievement of the fiscal year 2022, 2023 and 2024 Net New Sales Goals, for which the respective performance periods were complete as of the end of fiscal year 2024 and certifications have been completed. The shares earned fully vested on January 24, 2025.

(4)This amount represents shares associated with the 2022 PSP contingent on achievement of the Relative TSR Goal, for which the performance period remained outstanding as of the end of fiscal year 2024. Based on performance trending as of November 29, 2024, the amount presented assumes payout at target for the Relative TSR Goal. Subsequent to November 29, 2024, the performance period was completed with final certification of 41% payout. The shares earned fully vested on January 24, 2025.

(5)RSUs granted pursuant to our 2019 Plan. Four-year vesting with 6.25% quarterly vesting from the vesting commencement date. RSUs fully vest on January 15, 2027.

(6)This amount represents shares earned under the 2023 PSP based on achievement of the fiscal year 2023 and 2024 Net New Sales Goals, for which the respective performance periods were complete as of the end of fiscal year 2024 and certifications have been completed. The shares earned vest on January 24, 2026.

(7)This amount represents shares associated with the 2023 PSP contingent on achievement of the Relative TSR Goal and the fiscal year 2025 Net New Sales Goal, for which the performance period remained outstanding as of the end of fiscal year 2024. Based on performance trending as of November 29, 2024 and the certified performance against the fiscal year 2024 Net New Sales Goal, the amount presented assumes payout at maximum for both the Relative TSR Goal and the 2025 Net New Sales Goal. Final certification will be completed after the end of fiscal year 2025 with shares earned vesting on the later of January 24, 2026 and the certification date.

(8)RSUs granted pursuant to our 2019 Plan. Four-year vesting with 6.25% quarterly vesting from the vesting commencement date. RSUs fully vest on January 15, 2028.

(9)This amount represents shares earned under the 2024 PSP based on achievement of the fiscal year 2024 Net New Sales Goal, for which the performance period was complete as of the end of fiscal year 2024 and certification has been completed. The shares earned vest on January 24, 2027.

(10)This amount represents shares associated with the 2024 PSP contingent on achievement of the Relative TSR Goal and the fiscal year 2025 and 2026 Net New Sales Goals, for which the performance periods remained outstanding as of the end of fiscal year 2024. Based on performance trending as of November 29, 2024 and the certified performance against the fiscal year 2024 Net New Sales Goal, the amount presented assumes payout at threshold for the Relative TSR Goal and maximum for the fiscal years 2025 and 2026 Net New Sales Goals. Final certification will be completed after the end of fiscal year 2026 with shares earned vesting on the later of January 24, 2027 and the certification date.

(11)RSUs granted pursuant to our 2019 Plan. Four-year vesting with 25% vesting on the first anniversary of the vesting commencement date, and then 6.25% vesting quarterly thereafter for the remaining three years of the grant. RSUs fully vest on June 14, 2025.
Option Exercises and Stock Vested in Fiscal Year 2024
The following table sets forth information regarding the vesting during fiscal year 2024 of time-based stock-settled RSUs and performance-based stock-settled awards granted under our 2021 PSP for each of the NEOs, on an aggregate basis. In December 2023, the Committee certified the results of our 2021 PSP at 83% of target. None of the awards under our 2022, 2023 and 2024 PSPs were eligible to vest in fiscal year 2024.
The value realized on vesting of stock awards is based on the closing stock price of our common stock as reported on Nasdaq on the vesting date of the stock-settled awards. No stock options were outstanding or exercised as of November 29, 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Shantanu Narayen	65,088	37,656,986
Daniel Durn	24,247	12,881,665
Anil Chakravarthy	17,198	9,695,637
David Wadhwani	14,507	7,858,379
Scott Belsky	16,859	9,429,630
Nonqualified Deferred Compensation in Fiscal Year 2024
We originally adopted a Deferred Compensation Plan in December 2006, which has been amended from time to time, most recently in December 2019, to remove the ability of executive officer participants who are not directors to defer performance shares or RSUs granted after December 31, 2019. Under the terms of our Deferred Compensation Plan, eligible employees, including each of the NEOs, and directors may elect to defer the receipt of their cash compensation, and directors may elect to defer the receipt of a portion of their equity compensation they would otherwise have received when earned. Amounts deferred under the Deferred Compensation Plan are deemed invested in the investment funds selected by the participant with similar options as available under the 401(k) Plan. We do not contribute to the Deferred Compensation Plan on behalf of its participants, or match the deferrals made by participants, with the exception of situations in which an election to defer under the Deferred Compensation Plan would prevent a participant from receiving the full 401(k) company match. In those situations, we make a contribution to the Deferred Compensation Plan equal to the foregone 401(k) company match. Accordingly, amounts payable under the Deferred Compensation Plan generally are entirely determined by participant contributions and fund elections.
Participants in the Deferred Compensation Plan may elect to contribute 5% to 75% of their base salary and 5% to 100% of other specified compensation, including commissions and bonuses. Members of our Board may contribute 100% of their RSU awards. Generally, participants may elect the payment of benefits with respect to cash and equity deferrals to begin on a specified date or upon termination of employment. Payment of cash deferrals may be made in the form of a lump sum or annual installments, subject to certain requirements. Payments of equity deferrals may only be made in the form of a lump sum. In addition, each participant elects whether to keep his or her account balance in the Deferred Compensation Plan or to receive a lump sum distribution upon a change of control. If a participant experiences an unforeseeable emergency during the deferral period, the participant may petition to receive a partial or full payout from the Deferred Compensation Plan. All distributions are made in cash, except that deferred equity awards are settled in Adobe stock.
Other than Mr. Narayen, no other NEOs participated in, or had an accrued balance under, the Deferred Compensation Plan in fiscal year 2024. The following table shows accrued balances under the Deferred Compensation Plan as of the last day of our 2024 fiscal year:

	Nonqualified Deferred Compensation(1)
Name	Aggregate balance at December 1, 2023 ($)	Executive contributions in fiscal 2024 ($)	Registrant contributions in fiscal 2024 ($)	Aggregate earnings fiscal 2024 ($)	Aggregate withdrawals/distributions in fiscal 2024 ($)	Aggregate balance at November 29, 2024 ($)

Shantanu Narayen	14,385,071	2,866,401	—	3,000,103	—	20,251,575

_________________________
(1)Executive contributions in this table are reflected in the Summary Compensation table for fiscal year 2024 and were reflected in prior years, as applicable. Aggregate earnings are not reflected in the Summary Compensation Table for fiscal year 2024 and were not reflected in prior years.
Executive Compensation | 2025 Proxy Statement 63

Change of Control
Each of our NEOs is eligible to receive severance benefits in the event of certain terminations of employment upon or after a change of control of Adobe, pursuant to the terms of our Change of Control Plan. Our CEO is also eligible to receive severance benefits in the event of certain terminations of employment, upon or after a change of control of Adobe, in some cases whether or not his employment is terminated, pursuant to his Retention Agreement. Mr. Narayen would need to waive all benefits under his Retention Agreement to receive any benefits under the Change of Control Plan.
Change of Control Terms
Each of our NEOs is a participant in our Change of Control Plan, which will expire on December 13, 2026, unless extended by Adobe or if a change of control occurs prior to its expiration. If a change of control occurs prior to its expiration, the Change of Control Plan will terminate following the later of (1) the one year anniversary of the occurrence of a change of control and (2) the payment of all severance benefits due under the Change of Control Plan.
Pursuant to the Change of Control Plan, if there is a qualifying change of control of Adobe (as defined in the plan), and within three months prior and twelve months following the change of control, one of our NEOs (other than Mr. Narayen if he receives benefits under his Retention Agreement) experiences a separation from service as a result of Adobe (or any successor) terminating his employment without cause (and not due to death or disability), or if he resigns for good reason, such NEO would be eligible to receive:
•any earned but unpaid bonus for the year prior to termination;
•24 months of salary and target bonus;
•a lump sum payment equal to 18 months of COBRA premiums for the eligible executive and covered dependents; and
•accelerated vesting of all outstanding equity awards (provided that, for performance shares, vesting is solely to the extent shares are credited to the executive based upon performance achieved as of the change of control).
In the event that any amount under the Change of Control Plan would constitute an excess parachute payment within the meaning of Section 280G of the Code, the amounts payable will not exceed the amount which produces the greatest after-tax benefit to the affected individual. All of the benefits under the Change of Control Plan are conditioned upon the NEO signing a release of claims.
Chief Executive Officer Retention Agreement
Effective January 12, 1998, Adobe entered into a Retention Agreement with Mr. Narayen, as amended from time to time. Pursuant to his Retention Agreement, if there is a qualifying change of control of Adobe (as defined in the agreement), and prior to or within two years following the change of control, Mr. Narayen experiences a separation from service as a result of Adobe (or any successor) terminating his employment without cause, or as a result of a disability, or if he resigns for good reason, Mr. Narayen would be eligible to receive:
•36 months of salary and target bonus;
•pro-rata target bonus for the fiscal year of termination based on the base salary then in effect; and
•COBRA premiums for him and covered dependents until the earlier of (1) the last month in which he and his covered dependents are eligible for and enrolled in COBRA coverage and (2) 36 months.
Upon a change of control, regardless of whether his employment is terminated, Mr. Narayen would be eligible to receive accelerated vesting of all outstanding equity awards (provided that, for performance shares, vesting is solely to the extent shares are credited to him based upon performance achieved at the change of control) and any stock options would become fully exercisable.

In the event that any amount under Mr. Narayen’s Retention Agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the amounts payable will not exceed the amount which produces the greatest after-tax benefit to Mr. Narayen. All benefits provided under the Retention Agreement are conditioned upon him signing a release of claims. The Retention Agreement has no expiration date.
2019 Plan
In the event of a “Change of Control” (as defined in the 2019 Plan), the surviving, continuing successor or purchasing entity or its parent may, without the consent of any participant, either assume Adobe’s rights and obligations under outstanding awards or substitute substantially equivalent equity awards. If the acquiring entity elects not to do so, then all unexercised and unvested portions of all outstanding awards will become immediately exercisable and vested in full, subject to the treatment for performance share awards described below. Any awards which are not assumed or replaced in connection with a Change of Control or exercised prior to the Change of Control will terminate effective as of the time of the Change of Control. Equity awards granted to non-employee directors generally provide under the applicable award agreements that the awards will fully accelerate immediately prior to the effective date of a Change of Control, subject to the consummation of the Change of Control. We have provided, and may provide in the future, additional benefits upon a Change of Control or other similar transactions (see the sections titled “Change of Control Terms” above and “Compensation Discussion and Analysis—Other Benefits, Programs and Policies—Change of Control Compensation” for additional information).
Performance Share Programs
Pursuant to our 2022, 2023 and 2024 PSPs, in the event of a change of control prior to the certification date, the performance period will be shortened and the Committee will determine the level of achievement and the number of shares credited as of immediately prior to the date of the change of control, but the applicable time-based service vesting requirements will continue to apply. The Change of Control Plan and Mr. Narayen’s Retention Agreement, as applicable, provide for acceleration of the applicable time-based service vesting requirements under our PSPs for the awards held by the NEOs, as described above.
Potential Payments upon Termination and/or a Change of Control
The following table sets forth the estimated potential payments and benefits payable to each NEO under the Change of Control Plan (as in effect on November 29, 2024), and in the case of Mr. Narayen, his Retention Agreement, in the event of a termination of employment and/or a change of control (“COC”), as if such termination or COC event had occurred on November 29, 2024, the last day of fiscal year 2024. The value of the equity awards is based on the closing stock price of our common stock as reported on Nasdaq on November 29, 2024, which was $515.93 per share. Each NEO must sign a release of claims to receive any of the benefits below except those for Death/Disability, COC Only (continued employment), or COC Only/Equity Not Assumed or Substituted.

Triggering Event	Target Bonus (1) ($)	Lump Sum Severance (2) ($)	Accelerated Performance Awards (3) ($)	Accelerated Restricted Stock Units ($)	Cont. Health Insurance Coverage (pres. val.) (4) ($)	Total (5) ($)

Shantanu Narayen
Death/Disability(6)	—	—	60,522,716	10,411,467	—	70,934,183
Voluntary Termination/Involuntary Termination with Cause	—	—	—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—	—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	3,000,000	13,500,000	90,884,164	22,605,987	41,187	130,031,338
COC Only (continued employment)(8)	—	—	90,884,164	22,605,987	—	113,490,151
COC Only/Equity Not Assumed or Substituted(9)	—	—	90,884,164	22,605,987	—	113,490,151
Executive Compensation | 2025 Proxy Statement 65

Triggering Event	Target Bonus (1) ($)	Lump Sum Severance (2) ($)		Accelerated Performance Awards (3) ($)	Accelerated Restricted Stock Units ($)	Cont. Health Insurance Coverage (pres. val.) (4) ($)	Total (5) ($)
Daniel Durn
Death/Disability(6)	—	—		13,018,461	4,928,682	—	17,947,143
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	900,000	3,600,000		19,712,137	11,181,239	58,494	35,451,870
COC Only (continued employment)(8)	—	—		—	—	—	—
COC Only/Equity Not Assumed or Substituted(9)	—	—		19,712,137	11,181,239	—	30,893,376
Anil Chakravarthy
Death/Disability(6)	—	—		17,572,575	4,033,026	—	21,605,601
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	800,000	—	(10)	28,068,140	8,337,944	58,494	37,264,578
COC Only (continued employment)(8)	—	—		—	—	—	—
COC Only/Equity Not Assumed or Substituted(9)	—	—		28,068,140	8,337,944	—	36,406,084
David Wadhwani
Death/Disability(6)	—	—		17,572,575	6,713,283	—	24,285,858
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	800,000	3,200,000	(11)	28,068,140	11,018,201	58,494	43,144,835
COC Only (continued employment)(8)	—	—		—	—	—	—
COC Only/Equity Not Assumed or Substituted(9)	—	—		28,068,140	11,018,201	—	39,086,341
Scott Belsky
Death/Disability(6)	—	—		12,056,767	4,729,531	—	16,786,298
Voluntary Termination/Involuntary Termination with Cause	—	—		—	—	—	—
Involuntary Termination Without Cause/Resignation for Good Reason	—	—		—	—	—	—
Involuntary Termination/Resignation for Good Reason upon COC(7)	725,000	2,900,000		17,947,141	10,269,587	58,494	31,900,222
COC Only (continued employment)(8)	—	—		—	—	—	—
COC Only/Equity Not Assumed or Substituted(9)	—	—		17,947,141	10,269,587	—	28,216,728
_________________________
(1)This amount represents the fiscal year 2024 target annual cash incentive opportunity under the 2024 Cash Incentive Plan. The cash incentive opportunity amount is prorated for the elapsed time in the current incentive period, assuming that all performance targets have been met; therefore, the amount reported is 100% of the target annual cash incentive opportunity. Actual fiscal year 2024 bonuses earned by each NEO are reported in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
(2)Based on the base salary and target bonus on November 29, 2024.

(3)This amount includes the full acceleration of the number of shares at 100% of target under the 2022, 2023 and 2024 PSPs. As of November 29, 2024, the 2022, 2023 and 2024 PSPs had not yet completed each of their respective performance periods. For purposes of this disclosure, achievement of performance is assumed to be 100%, but actual achievement may vary. Under the 2022 PSP, the performance period completed in December 2024 and the Committee certified achievement in January 2025. See the discussion in the “Compensation Discussion and Analysis” section of this proxy statement for actual achievement amounts.
(4)Amounts reported represent the present value of 18 months of COBRA payments with an estimated 11% premium increase every 12 months. The present value is calculated by using 120% of the short term applicable federal rate of 4.75%.
(5)In accordance with the terms of the Change of Control Plan and Mr. Narayen’s Retention Agreement, all of the benefits in this table are subject to a reduction in the event the amounts payable would constitute an excess parachute payment within the meaning of Section 280G of the Code, to the extent the reduced benefits would result in a better after-tax economic position for the affected NEO. See footnotes 10 and 11 below regarding Messrs. Chakravarthy’s and Wadhwani’s benefits.
(6)For an explanation of benefits to be received by our NEOs as a result of death or disability, see the section titled “Executive Compensation—Grants of Plan-Based Awards in Fiscal Year 2024—Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2024 Table” above.
(7)For an explanation of benefits received by our NEOs as a result of an involuntary termination or resignation for good reason upon a COC, see the section titled “Change of Control” above.
(8)Assumes that all equity awards were assumed or substituted by the hypothetical acquiring company. No benefits are payable to the NEOs pursuant to the Change of Control Plan and there is no accelerated vesting pursuant to the terms of the applicable equity award agreements if the NEOs’ employment continues after a COC; however, Mr. Narayen’s Retention Agreement provides that all outstanding equity awards (provided that, for performance shares, vesting is solely to the extent shares are credited at the change of control) accelerate in vesting in full upon a COC, regardless of whether his employment is terminated.
(9)Assumes that equity awards were not assumed or substituted by the hypothetical acquiring company. Pursuant to the terms of the applicable equity plans, any unvested portions of any outstanding equity awards that are not assumed or substituted by the acquiring company are immediately vested in full as of the date immediately prior to the effective date of the COC.
(10)Mr. Chakravarthy’s total payments exceed his Section 280G threshold, and a cutback of severance payments would result in a better after-tax economic position. Therefore, Mr. Chakravarthy’s payment is subject to a reduction and Mr. Chakravarthy would not receive a severance payment.
(11)Mr. Wadhwani’s total payments exceed his Section 280G threshold; however, receipt of the full amount would result in a better after-tax economic position. Therefore, Mr. Wadhwani’s payment is not subject to a reduction and Mr. Wadhwani would receive his full lump sum severance.
CEO Pay Ratio
The fiscal year 2024 annual total compensation of our CEO was $52,390,182 and the annual total compensation of our median compensated employee was $209,583, based on the methodology presented in the Summary Compensation Table (which, as discussed in footnote 2 to the Summary Compensation Table, does not reflect the grant date fair value for the entirety of the performance shares granted to our CEO under the 2024 PSP and includes a portion of the grant date fair value of performance shares granted to our CEO under the 2023 and 2022 PSPs, as a result of accounting principles applicable to the reporting of the performance shares). This resulted in a ratio of 250 to 1. To identify the median employee, we took into account target annual base salary, target annual cash incentive bonus and grant date accounting value of RSU and performance share awards granted to our employees, excluding Mr. Narayen, as of November 29, 2024. We annualized this compensation for employees who did not work the entire year. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the average foreign exchange rate for the fiscal year.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Executive Compensation | 2025 Proxy Statement 67

Pay Versus Performance
This section provides disclosure about the relationship between (i) the “compensation actually paid” to our principal executive officer (“PEO”) and the average “compensation actually paid” to our non-PEO NEOs, as defined under SEC disclosure rules, and (ii) certain financial performance measures of the Company for the fiscal years listed below. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act (the “Pay Versus Performance Rules”) and does not necessarily reflect how the Committee evaluates compensation decisions.

	Summary Compensation Table Total for PEO (2) ($)	Compensation Actually Paid to PEO (3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (2) ($)	Average Compensation Actually Paid to Non-PEO NEOs (3) ($)	Value of Initial Fixed $100 Investment Based On: (4)		Net Income (6) ($ millions)	Revenue (7) ($ millions)
Fiscal Year (1)					Total Stockholder Return ($)	Peer Group Total Stockholder Return (5) ($)

2024	52,390,182	10,104,834	15,803,312	3,618,831	108.15	173.44	5,560	21,505
2023	44,932,578	127,736,069	14,676,314	36,600,586	128.39	145.87	5,428	19,409
2022	31,600,311	(95,281,472)	11,195,805	(8,498,241)	71.60	103.55	4,756	17,606
2021	36,128,725	104,746,141	15,706,649	14,597,781	129.24	126.30	4,822	15,785
_________________________
(1)Mr. Narayen served as PEO for fiscal years 2024, 2023, 2022 and 2021. The Non-PEO NEOs for the applicable fiscal years were:
•2024, 2023 and 2022: Messrs. Durn, Chakravarthy, Wadhwani and Belsky.
•2021: Messrs. Durn, Chakravarthy, Wadhwani, Murphy and Parasnis.
(2)The amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the applicable fiscal year for Mr. Narayen and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable fiscal year for the non-PEO NEOs reported for that applicable fiscal year.
(3)“Compensation actually paid” amounts do not reflect the actual amounts of compensation earned by or paid to our PEO and non-PEO NEOs. To calculate “compensation actually paid,” valuation adjustments were made to the amounts reported in the Summary Compensation Table for the applicable fiscal year in accordance with SEC disclosure rules. The fair value of equity awards is calculated using the same valuation methodologies used to calculate the grant date fair value of awards in accordance with FASB ASC Topic 718 for purposes of the Summary Compensation Table. See the section titled “Summary Compensation Table for Fiscal Years 2024, 2023 and 2022” for additional information. A reconciliation of the adjustments for our PEO compensation and for the average compensation of the non-PEO NEOs for fiscal year 2024 is set forth below:

	PEO ($)	Average for Non-PEO NEOs ($)

Summary Compensation Table Total	52,390,182	15,803,312
Deduct Value of Stock Awards Granted in Fiscal Year, as Reported in Summary Compensation Table	(46,349,135)	(14,179,917)
Add Covered Fiscal Year-End Fair Value of Outstanding and Unvested Stock Awards Granted in Covered Fiscal Year	37,221,595	11,092,629
Add Change in Fair Value as of End of Covered Fiscal Year of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	(33,272,912)	(8,877,792)
Add Vesting Date Fair Value of Equity Awards Granted and Vested in Covered Fiscal Year	1,951,979	809,241
Add Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years which Vested In Covered Fiscal Year	(1,836,875)	(1,028,642)
Compensation Actually Paid	10,104,834	3,618,831
(4)Pursuant to SEC disclosure rules, the TSR comparison assumes $100 was invested on November 27, 2020, valued again on each fiscal year ended 2021, 2022, 2023 and 2024.
(5)The Peer Group TSR consists of the companies included in the S&P 500 Software & Services Index.
(6)Represents net income as reported in our audited consolidated financial statements.

(7)We have identified revenue as the most important financial performance measure used by us to link compensation actually paid to our PEO and Non-PEO NEOs for the most recently completed fiscal year, to our performance, as this measure is used to determine executive compensation, including as a key metric that determined funding under our 2024 Cash Incentive Plan.
Financial Performance Measures
The following table is an unranked list of the most important financial performance measures used by us to link fiscal year 2024 compensation actually paid to our PEO and Non-PEO NEOs to the Company’s performance:

Most Important Financial Performance Measures
Revenue
Non-GAAP Diluted EPS
Relative TSR
Net New Sales
Relationship Between Pay and Performance
The chart below illustrates the relationship between Adobe TSR and our Peer Group TSR over the four most recently completed fiscal years.
Adobe TSR vs. Peer Group TSR

Executive Compensation | 2025 Proxy Statement 69

The chart below illustrates the relationship between Adobe TSR and “compensation actually paid” to our PEO and Non-PEO NEOs, as calculated in accordance with SEC disclosure rules, over the four most recently completed fiscal years.
Compensation Actually Paid vs. Adobe TSR
The chart below illustrates the relationship between net income and “compensation actually paid” to our PEO and Non-PEO NEOs, as calculated in accordance with SEC disclosure rules, over the four most recently completed fiscal years.
Compensation Actually Paid vs. Net Income

The chart below illustrates the relationship between revenue and “compensation actually paid” to our PEO and Non-PEO NEOs, as calculated in accordance with SEC disclosure rules, over the four most recently completed fiscal years.
Compensation Actually Paid vs. Revenue

Executive Compensation | 2025 Proxy Statement 71

Equity Compensation Plan Information

The following table shows information related to our common stock which may be issued under our existing equity compensation plans as of November 29, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)

Equity compensation plans approved by Adobe’s stockholders	8,159,667	(3)	—	42,770,259	(4)
Equity compensation plans not approved by Adobe’s stockholders(5)	10,892		$69.90	—
Total	8,170,559		$69.90	42,770,259
_________________________
(1)Rights include performance shares, RSUs and deferred awards.
(2)Weighted-average exercise prices are calculated without regard to performance shares, RSUs and deferred awards, which do not have any exercise price.
(3)Includes 284,366 shares of common stock issuable pursuant to the terms of our 2022 PSP, 557,716 shares of common stock issuable pursuant to the terms of our 2023 PSP and 361,934 shares of common stock issuable pursuant to the terms of our 2024 PSP, each at maximum levels (200% of target shares) as of November 29, 2024.
(4)Includes 8,438,684 shares that are reserved for issuance under the 2020 Employee Stock Purchase Plan, as amended, and 34,331,575 shares that are reserved for issuance under the 2019 Plan as of November 29, 2024.
(5)We assumed the outstanding stock awards under the equity incentive plan maintained by Magento, which we acquired on June 19, 2018.
As of the fiscal year ended November 29, 2024, we maintained the Magento equity compensation plan covering stock awards that were assumed by us in connection with the Magento acquisition, under which stock awards had been granted by the predecessor entity that remained outstanding at the time of the Magento acquisition. We did not assume the share reserve of the plan from which these awards were issued, and no future awards may be granted by us under the plan.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our common stock as of February 21, 2025 by each entity or person who is known to beneficially own 5% or more of our common stock, each NEO identified in “Executive Compensation—Summary Compensation Table” contained in this proxy statement, each of our directors and all of our directors and current executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)		Percent of Class(4)

The Vanguard Group	40,262,670	(5)	9.26%
BlackRock, Inc.	37,969,080	(6)	8.73%
Shantanu Narayen	388,126	(7)	*
Daniel Durn	31,408	(8)	*
Scott Belsky	18,334	(9)	*
Anil Chakravarthy	43,677	(10)	*
David Wadhwani	24,487	(11)	*
Cristiano Amon	922	(12)	*
Amy Banse	33,617	(13)	*
Brett Biggs	2,478	(14)	*
Melanie Boulden	3,065	(15)	*
Frank Calderoni	31,817	(16)	*
Laura Desmond	31,733	(17)	*
Spencer Neumann	2,388	(18)	*
Kathleen Oberg	4,350	(19)	*
Dheeraj Pandey	5,020	(20)	*
David Ricks	9,530	(21)	*
Daniel Rosensweig	19,034	(22)	*
All directors and current executive officers as a group (19 persons)	692,803	(23)	*
_________________________
*    Less than 1%.
(1)The address of each person named in the table, unless otherwise indicated, is c/o Adobe Inc., 345 Park Avenue, San Jose, California 95110.
(2)This table is based upon information supplied by executive officers, directors and principal stockholders, as well as beneficial ownership reports filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. None of the shares beneficially owned by our executive officers and directors are pledged as security.
(3)Holdings reported include any equity awards deferred under our Deferred Compensation Plan. Fractional shares are rounded to the nearest whole number.
(4)Applicable percentages are based on 434,897,366 shares outstanding on February 21, 2025, adjusted as required by rules promulgated by the SEC.
Beneficial Ownership | 2025 Proxy Statement 73

(5)Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024, reporting beneficial ownership as of December 29, 2023, with sole dispositive power as to 38,298,869 shares, shared dispositive power as to 1,963,801 shares and shared voting power with respect to 608,996 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(6)Based solely on a Schedule 13G/A filed with the SEC on January 25, 2024, reporting beneficial ownership as of December 31, 2023, with sole dispositive power as to all shares and sole voting power with respect to 34,333,454 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(7)Includes 382,419 shares held by The Narayen Family Trust, dtd 11/30/00, of which Mr. Narayen is a trustee; and 5,440 shares issuable within 60 days of the date of this table upon vesting of RSUs held by Mr. Narayen.
(8)Includes 2,832 shares issuable within 60 days of the date of this table upon vesting of RSUs held by Mr. Durn.
(9)Mr. Belsky resigned from the Company effective March 15, 2025. As such, no additional shares are issuable within 60 days of the date of this table upon vesting of RSUs held by Mr. Belsky.
(10)Includes 1,892 shares issuable within 60 days of the date of this table upon vesting of RSUs held by Mr. Chakravarthy.
(11)Includes 92 shares held by the Wadhwani 2020 Family GST Trusts dtd 12/06/2020 for the benefit of Mr. Wadhwani’s children, of which Mr. Wadhwani is the trustee; 263 shares held by the 2006 Wadhwani Family Trust dtd 04/26/2006, of which Mr. Wadhwani is a trustee; and 3,825 shares issuable within 60 days of the date of this table upon vesting of RSUs held by Mr. Wadhwani.
(12)Includes 633 shares issuable within 60 days of the date of this table upon vesting of RSUs held by Mr. Amon.
(13)Includes 55 shares held by the 2000 Crummey Trust for the benefit of Ms. Banse’s son, of which Ms. Banse is a trustee; and 633 shares issuable within 60 days of the date of this table upon vesting of RSUs held by Ms. Banse.
(14)Includes 200 shares held by the Biggs Family Trust, of which Mr. Biggs is a trustee; and 633 shares issuable within 60 days of the date of this table upon vesting of the RSUs held by Mr. Biggs.
(15)Includes 633 shares issuable within 60 days of the date of this table upon vesting of RSUs held by Ms. Boulden.
(16)Includes 633 shares issuable within 60 days of the date of this table upon vesting of RSUs held by Mr. Calderoni.
(17)Includes 633 shares issuable within 60 days of the date of this table upon vesting of RSUs held by Ms. Desmond.
(18)Includes 110 shares held by the Neumann Trust, of which Mr. Neumann is a trustee; and 633 shares issuable within 60 days of the date of this table upon vesting of the RSUs held by Mr. Neumann.
(19)Includes 633 shares issuable within 60 days of the date of this table upon vesting of RSUs held by Ms. Oberg.
(20)Includes 633 shares issuable within 60 days of the date of this table upon vesting of RSUs held by Mr. Pandey.
(21)Includes 3,913 shares held by the David A. Ricks 12-2022 Grantor Retained Annuity Trust, of which Mr. Ricks is a trustee; 633 shares issuable within 60 days of the date of this table upon vesting of RSUs held by Mr. Ricks.
(22)Includes 2,268 shares held by the Rosensweig 2012 Irrevocable Children's Trust dtd 11/6/2012, of which Mr. Rosensweig is a trustee; 11,760 shares held by the Rosensweig Family Revocable Trust dtd 3/12/2007, of which Mr. Rosensweig is a trustee; and 633 shares issuable within 60 days of the date of this table upon vesting of RSUs held by Mr. Rosensweig.
(23)Includes 23,786 shares issuable within 60 days of the date of this table upon vesting of RSUs held by our directors and current executive officers. See also footnotes 7 through 22.

Management
Proposals

Proposal 1: Election of Directors	76
Proposal 2: Approval of the Adobe Inc. 2019 Equity Incentive Plan, as amended	77
Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm	86
Principal Accounting Fees and Services	87
Audit Committee Pre-Approval Policy	87
Report of Audit Committee	88
Proposal 4: Advisory Vote on Executive Compensation	90

PROPOSAL 1
Election of Directors

Effective as of the 2025 Annual Meeting, the size of our Board of Directors will be eleven members. Stockholders will vote for the eleven nominees listed above in the section titled “Our Directors—Director Nominees” to serve for a one-year term expiring at our 2026 Annual Meeting of Stockholders. Each director will serve until such director’s successor has been elected and qualified or until such director’s earlier death, resignation or removal. Under the terms of our Restated Certificate of Incorporation, all directors of Adobe are elected to one-year terms and stand for election annually.
Each of the nominees is currently a director of Adobe and has previously been elected by our stockholders. There are no family relationships among our directors or executive officers. If any nominee is unable or declines to serve as a director, the Board may designate another nominee to fill the vacancy and the proxy will be voted for that nominee.
Vote Required and Board Recommendation
Our bylaws require that each director be elected by the majority of votes cast (excluding abstentions) with respect to such director in uncontested elections. Under our Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election shall promptly tender his or her resignation to the Board, and the Board, after taking into consideration the recommendation of the Governance and Sustainability Committee of the Board, will determine whether or not to accept the director’s resignation. The election of directors pursuant to this proposal is an uncontested election, and, therefore, the majority vote standard will apply. Abstentions and broker non-votes will not have any effect on the outcome of this proposal. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES

PROPOSAL 2
Approval of the Adobe Inc. 2019 Equity Incentive Plan, as amended

At the 2025 Annual Meeting, our stockholders will be asked to approve the Adobe Inc. 2019 Equity Incentive Plan, as amended (“2019 Plan”), to increase the number of shares reserved for issuance by 7 million shares of our common stock.
Our Board believes that the 2019 Plan is a vital component of our employee compensation programs, since it allows us to compensate our employees, consultants and non-employee directors whose contributions are integral to our success by offering them the opportunity to participate in our future performance while at the same time providing an incentive to build long-term stockholder value. We operate in a competitive market and new hire grants are essential in helping us attract talented individuals. Likewise, annual grants are essential in helping us retain and motivate our most valuable employees. Both new hire grants and annual grants help keep employees’ interests aligned with the interests of our stockholders.
In February 2025, the Executive Compensation Committee, under authority delegated by the Board, approved the share increase amendment to the 2019 Plan for the reasons discussed below, subject to approval by our stockholders. Our Board, the Executive Compensation Committee and management recommend that our stockholders approve the amendment to our 2019 Plan. If our stockholders do not approve the 2019 Plan, it will remain in effect with its current terms and conditions and with its current number of shares reserved for issuance.
Other than the increase in the number of shares reserved for issuance under our 2019 Plan, our 2019 Plan has not been amended since our stockholders last approved the 2019 Plan at our 2024 Annual Meeting, except for amendments approved in February 2025 to expressly prohibit the payment of dividends on stock options and stock appreciation rights, to clarify the authority of the Executive Compensation Committee to delegate equity granting authority and to incorporate other administrative updates.

2019 Plan Share Reserve
As of January 24, 2025, an aggregate of 28,133,369 shares of our common stock remained available for future grants under our 2019 Plan, which equates to 15,894,558 full value shares of common stock when applying the fungible ratio of 1.77. As of such date, 435,405,969 shares of our common stock were outstanding.
The Executive Compensation Committee believes that the request for an additional 7 million shares is reasonable and necessary to allow us to replenish our share usage since we last sought approval of a share increase, to continue our current granting practices in the future to attract and retain individuals on whom our success is dependent and to be able to respond to growth (both organic and inorganic), and potential stock price fluctuations.
As a high-growth cloud technology company, Adobe utilizes a value-based equity strategy across all levels of our organization as we anticipate continued revenue and headcount growth in the future. We strive to maintain effective incentive compensation programs for Adobe in light of this anticipated growth to remain competitive for talent in the Company’s market and support inorganic growth via strategic acquisitions, when appropriate. We will continue to manage dilution, as discussed below, and expense as we consider both our current equity strategy and whether it is reasonable and appropriate to make changes.
Adobe is committed to effectively managing its employee equity compensation programs in light of potential stockholder dilution. For this reason, in administering our equity compensation programs, we consider both our “burn rate” and our “overhang” in evaluating the impact of our programs on our stockholders. We define “burn rate” as the number of equity awards granted during the fiscal year, divided by the number of weighted average shares of common stock outstanding. The burn rate measures the potential dilutive effect of our equity grants. We define “total overhang” as the stock options outstanding but not exercised and outstanding full value awards (which include RSUs, performance shares at maximum and similar awards), plus equity awards available to be granted, divided by the total shares of common stock outstanding. The overhang measures the potential dilutive effect of outstanding equity awards plus shares available for grant under our 2019 Plan. We do not currently have any stock options outstanding under the 2019 Plan.
Management Proposals | 2025 Proxy Statement 77

We endeavor to ensure that our burn rate and overhang are managed to levels comparable to our compensation peer group, and within the limits recommended by certain independent stockholder advisory groups. Our gross burn rate (number of shares granted, without excluding forfeited or canceled awards and including performance shares at maximum) of 0.8% for fiscal year 2024 is below the peer 25th percentile and the three-year average gross burn rate of 1.0% is below the peer 25th percentile. The 7 million proposed share request, plus the 28,133,369 shares currently available for issuance under the 2019 Plan as of January 24, 2025, results in a total basic share capital dilution of 10.5%, approximating the 45th percentile of our compensation peer group. A description of our peer group companies is included in the “Compensation Discussion and Analysis” section of this proxy statement.
Accordingly, the Board believes that the request for an additional 7 million shares in the 2019 Plan is reasonable and prudent to allow us to replenish our share usage from the previous fiscal year, to continue our current granting practices in the future and to be able to respond to growth (both organic and inorganic), market competition and potential stock price fluctuations.
The closing stock price of our common stock on January 24, 2025 was $435.38.
Equity Awards
Our 2019 Plan is the primary equity plan we use to grant equity awards. As of January 24, 2025, we had under our 2019 Plan and other equity incentive plans 10,780,866 shares issuable under outstanding RSUs and performance shares (at maximum payout with respect to performance shares), including deferred awards. We also had an aggregate of 10,153 shares subject to outstanding stock options assumed by us in connection with an acquisition, with a weighted average exercise price of $70.56 and a weighted average remaining term of 1.46 years. The burn rate and overhang figures included above take into account equity awards granted under the 2019 Plan and the shares remaining available for grant under the 2019 Plan.
The 2019 Plan contains a number of provisions that we believe are consistent with the interests of our stockholders and sound corporate governance and compensation practices, including:
•Fungible share pool, with shares subject to awards other than options or stock appreciation rights counting as 1.77 shares against the total share limit;
•No recycling of shares or “liberal share counting”;
•No “liberal change in control” definition;
•No repricing or cashout of stock options without stockholder approval;
•No dividends on unvested awards;
•Limits on non-employee director cash and equity compensation;
•No excise tax gross ups; and
•The ability to recoup awards under our Company clawback policies, including to comply with recoupment requirements imposed under applicable law and listing standards.

Vote Required and Board Recommendation
Stockholders are requested to approve our 2019 Plan to increase the number of shares reserved for issuance by 7 million shares of common stock. A summary of the 2019 Plan is included below in the section captioned “Summary of the 2019 Plan,” and the 2019 Plan, as amended to give effect to the proposed share increase in this Proposal 2, is attached to this proxy statement as Annex B.
We believe that the approval of the 2019 Plan to increase the share reserve is essential to continue to grow our business. The Board believes that equity awards in meaningful amounts motivate high levels of performance, align the interests of our employees and stockholders by giving employees the perspective of an owner with an equity stake in the Company and provide an effective means of recognizing employee contributions to the success of the Company. The Board believes that equity awards are a competitive necessity in the environment in which we operate, and are essential to our continued success at recruiting and retaining the highly qualified technical and other key personnel who help the Company meet its goals, as well as rewarding and encouraging current employees. The Board believes that the ability to continue granting meaningful equity awards is important to our future success.

Approval of the 2019 Plan requires the affirmative vote of the holders of a majority of the votes cast (excluding abstentions) at this meeting. Abstentions and broker non-votes will not have any effect on the outcome of this proposal. Our executive officers and members of the Board have a financial interest in this proposal because they are eligible to receive awards under the 2019 Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL
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Summary of the 2019 Plan
The following paragraphs provide a summary of the principal features of the 2019 Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2019 Plan, as amended, to give effect to this Proposal 2, a copy of which has been filed with the SEC with this proxy statement as Annex B. For purposes of this summary of the 2019 Plan, the term “Committee” refers to the Executive Compensation Committee, unless the context or applicable law requires otherwise.
History. Our 2019 Plan was originally adopted by the Committee, under authority delegated by the Board, in February 2019 and approved by our stockholders in April 2019. The 2019 Plan replaced our 2003 Plan under which no further awards may be granted. Our stockholders approved a 6 million share increase under the 2019 Plan at our 2021 Annual Meeting of Stockholders, a 12 million share increase under the 2019 Plan at our 2023 Annual Meeting and a 5 million share increase under the 2019 Plan at our 2024 Annual Meeting.
Purpose. Our 2019 Plan advances the interests of Adobe and our stockholders by providing equity-based incentives that are necessary in today’s competitive labor market to attract, motivate, reward and retain employees, consultants, directors and other advisors upon whose judgment and contributions we depend for our success. The 2019 Plan allows us to achieve these purposes by providing for grants of stock options, stock appreciation rights, stock purchase rights, stock grants, RSUs, performance shares and performance units.
Eligibility. We may grant awards to employees (including executive officers) and consultants of Adobe, our subsidiary corporations or other affiliated entities of Adobe and members of our Board. Pursuant to applicable tax law, we may grant incentive stock options only to employees; however, we may grant all other awards to any eligible participant. As of January 24, 2025, we had a total of 30,668 employees, including 8 executive officers, and 11 non-employee directors who would be eligible to be granted awards from the 2019 Plan. In fiscal year 2024, approximately 95% of all equity awards, on a share basis, were issued to employees who are not NEOs or directors, with approximately 59% of all employees who are not NEOs or directors receiving awards.
Shares Subject to the 2019 Plan. We are proposing an increase in the available share reserve under the 2019 Plan by 7 million shares of our common stock. If this increase is not approved, we will not have enough shares available to reliably sustain our equity grant programs in the future. As of January 24, 2025, awards covering 10,013,335 shares issuable from outstanding RSUs and performance shares (at maximum payout with respect to performance shares), including deferred awards, were outstanding under the 2019 Plan’s existing share reserve, and 28,133,369 shares remained available for future grants under our 2019 Plan, which equates to 15,894,558 full value shares of common stock when applying the fungible ratio of 1.77. If our stockholders approve the share increase to the 2019 Plan, then the maximum aggregate number of shares that may be issued under the 2019 Plan will be increased from 69 million to 76 million.
Multiples for Determining the Number of Shares Available for Grant. The share reserve for the 2019 Plan is reduced by one share for each share granted pursuant to stock options or stock appreciation rights awarded at any time under the 2019 Plan, and by 1.77 shares for each share granted pursuant to all awards other than stock options or stock appreciation rights awarded under the 2019 Plan.
If any award granted under the 2019 Plan expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase upon failure to vest at termination of service are forfeited or repurchased, such shares will again become available for issuance under the 2019 Plan in proportion to the number of shares by which the reserve was originally reduced at the time of grant or issuance. Shares will not be treated as having been issued under the 2019 Plan, and will therefore not reduce the number of shares available for grant, to the extent an award is settled in cash, except with respect to stock appreciation rights. Shares that are withheld in satisfaction of tax withholding obligations or the payment of the award’s exercise or purchase price will be treated as having been issued under the 2019 Plan. Upon the exercise of stock appreciation rights or the net exercise of options, the gross number of shares exercised will be treated as having been issued under the 2019 Plan. Shares issued under the 2019 Plan may be authorized but unissued or reacquired shares of Adobe common stock or any combination thereof.
Share Adjustments for Changes in Capital Structure. Appropriate adjustments will be made to (1) the number and class of shares reserved under the 2019 Plan, (2) the other numerical limits described in the 2019 Plan and (3) the number of shares and the exercise or purchase prices of outstanding awards granted under the 2019 Plan, in the event of any change in our common stock through a stock split, stock dividend, merger, reorganization, or similar change in Adobe’s capital structure, or in the event of a dividend or distribution to our stockholders in a form other than Adobe common stock (excepting normal cash dividends) that has a material effect on the fair market value of shares of Adobe common stock.
Award Types. The 2019 Plan authorizes the award of stock options, stock appreciation rights, stock grants, stock purchase rights, RSUs, performance shares and performance units, and cash-based amounts (including, without limitation, retainers for services as a director).
Administration. The 2019 Plan is administered by the Board and the Committee (the “Plan Administrator”). The Committee, which consists entirely of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, is authorized to grant all types of awards to employees, executive officers and consultants. The Board authorizes grants of awards to its directors. Subject to the provisions of the 2019 Plan and the authority delegated to it by the Board, the Committee determines, in its discretion, the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Plan Administrator interprets the 2019 Plan and may also establish rules and policies for administration of the 2019 Plan. The Plan Administrator has the power and authority to make all determinations and take any actions with respect to the 2019 Plan and awards granted under the 2019 Plan that the Plan Administrator deems advisable and that are otherwise not inconsistent with the 2019 Plan terms or applicable law.
In addition, the Board has delegated to the Management Committee for Equity Awards, which currently consists of our CEO and our Chief People Officer, the authority to grant RSUs and performance awards, to eligible employees who are not executive officers, directors or consultants in accordance with granting guidelines, vesting schedules and share limits approved by the Committee. The Board has also delegated to the CEO Awards Committee (the “CEO Committee”), consisting of the CEO, in his capacity as a member of the Board, the authority to grant new hire and retention RSU awards with customized vesting schedules, and to approve the assumption of outstanding awards in acquisitions and the grant of stock options, performance shares and RSU awards to employees of an acquired company who continue as non-executive officers. The CEO Committee is also authorized to grant RSUs to consultants.

Stock Options. The Plan Administrator may grant stock options under the 2019 Plan. The exercise price of each stock option may not be less than the fair market value of a share of our common stock on the date of grant (except in connection with the assumption or substitution for another stock option in a manner qualifying under Sections 409A and 424(a) of the Code). In addition, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any subsidiary corporation of Adobe (a “Ten Percent Owner”) must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant.
The Plan Administrator may permit payment of the exercise price of an option in such form of consideration as approved by the Plan Administrator to the extent permitted by applicable law.
Stock options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Plan Administrator. Stock options granted under the 2019 Plan will expire not later than seven years from the date of grant and in no event will the term of an incentive stock option granted to a Ten Percent Owner exceed five years. Subject to appropriate adjustment in the event of a change in our capital structure, we may not grant to any one employee in any fiscal year stock options which, together with Freestanding SARs (as defined below) granted that year, cover more than 4 million shares in the aggregate.
Stock Appreciation Rights. The Plan Administrator may grant stock appreciation rights either in tandem with a related stock option (a “Tandem SAR”) or independently of any stock option (a “Freestanding SAR”). A Tandem SAR requires the stock option holder to elect either the exercise of the underlying stock option for shares of common stock which will result in the surrender of the related Tandem SAR, or the exercise of the Tandem SAR which will result in the surrender of the related stock option. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Plan Administrator, provided that a Freestanding SAR will expire not later than seven years from the date of grant. The exercise price of a stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant. Subject to appropriate adjustment in the event of any change in our capital structure, we may not grant to any one employee in any fiscal year Freestanding SARs which, together with any stock options granted that year, cover in the aggregate more than 4 million shares.
Upon the exercise of a stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. At the Plan Administrator’s discretion, we may pay this stock price appreciation in cash, in shares of
Management Proposals | 2025 Proxy Statement 81

common stock whose fair market value on the exercise date equals the payment amount, or a combination of both. Payment generally is made in a lump sum as soon as possible following exercise.
Repricing Prohibition. Repricing a stock option or a stock appreciation right is prohibited under the 2019 Plan without prior stockholder approval.
Stock Awards. Stock awards may be granted under the 2019 Plan in the form of a stock grant, a stock purchase right or an RSU. No monetary payment is required for receipt of a stock grant or an RSU grant, except that the participant must furnish consideration in the form of cash or past or future services rendered having a value not less than the par value of the shares acquired, to the extent required by law. The purchase price for shares issuable under each stock purchase right will be established by the Plan Administrator in its discretion and may be paid in cash, by check, in cash equivalent, by such other lawful consideration as approved by the Plan Administrator, or any combination thereof.
The Plan Administrator may grant stock awards subject to such restrictions for such periods as determined by the Plan Administrator and set forth in a written agreement between Adobe and the participant. Neither the award nor the shares acquired pursuant to the award may be sold or otherwise transferred or pledged until the restrictions lapse or are terminated. Restrictions may lapse in full or in installments on the basis of the participant’s continued service or other factors, such as the attainment of one or more performance goals established by the Plan Administrator.
Unless determined otherwise by the Plan Administrator, a participant generally will have all the rights of a stockholder, including voting rights and the right to receive dividends, with respect to shares underlying a stock grant or stock purchase right. The Plan Administrator may grant dividends or dividend equivalent rights, as applicable, with respect to stock grants, stock purchase rights and RSUs but payments with respect to such dividends or dividend equivalent rights will not be made unless the related award vests. Subject to appropriate adjustment in the event of any change in our capital structure, the 2019 Plan limits the granting of stock awards in any fiscal year, whether granted in the form of stock grants, stock purchase rights or RSUs, to any one employee to 1.5 million shares in the aggregate.
Performance Awards. The Plan Administrator may grant performance shares and performance units (“performance awards”) subject to such conditions and the attainment of such performance goals over such periods as the Plan Administrator determines. Performance shares and performance units are unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of one share of common stock and $100 per unit, respectively. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. The final amount payable under a performance award in settlement of the performance award will depend on the extent to which the performance goals are attained during the performance period, as determined by the Committee. We may settle performance awards to the extent earned in cash, shares of our common stock (including shares of restricted stock) or a combination of both. The Plan Administrator may grant dividend equivalent rights with respect to performance shares for cash dividends, which may be paid to the participant in the form of cash, shares of common stock or a combination of both but will only be payable if and to the extent the related performance shares are earned.
Subject to appropriate adjustment in the event of any change in our capital structure, the 2019 Plan limits the granting of performance shares to any one employee to the number that could result in the employee receiving more than 1.5 million performance shares in the aggregate during any fiscal year or performance units to any one employee to the number that could result in the employee receiving more than $2,500,000 during any fiscal year of the Company.
Generally, performance goals will be based on the achievement of Company-wide, divisional or individual goals or any other basis determined by the Plan Administrator in its discretion.
Following completion of the applicable performance period, the Plan Administrator will determine the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Plan Administrator may otherwise make positive or negative adjustments to performance award payments to participants to reflect the participant’s individual job performance or other factors determined by the Plan Administrator.
Award Limits. Awards granted under the 2019 Plan are subject to the award limits described above. In addition, subject to appropriate adjustment in the event of any change in our capital structure, the 2019 Plan limits the value of the aggregate cash-based and stock-based awards granted in any fiscal year to any single non-employee director to $1.5 million in the aggregate.

Awards granted in previous fiscal years will not count toward the award limits set forth above in subsequent years, even if awards from previous fiscal years are earned or settle in future years. In addition, more than one award of the same type can be granted in a fiscal year, as long as the aggregate number of shares of common stock granted pursuant to all awards of that type do not exceed the fiscal year limit applicable to that award type.
Clawback/Recovery. Awards granted under the 2019 Plan are subject to recovery under our Incentive Compensation Recovery Policy adopted by the Board in October 2023 to comply with Rule 10D-1 of the Exchange Act and the corresponding Nasdaq listing standards, and under our Misconduct-related clawback policy adopted by the Board effective November 30, 2024. In addition, awards granted under the 2019 Plan and the 2003 Plan to our executive officers are subject to recovery pursuant to our clawback policy adopted by the Board in February 2015, to the extent recovery is not otherwise required under the Incentive Compensation Recovery Policy or other applicable law. Awards are further subject to any other clawback policy that Adobe may adopt, including to comply with applicable law.
Change of Control. In the event of a “Change of Control” (as defined in the 2019 Plan), the surviving, continuing successor or purchasing entity or its parent may, without the consent of any participant, either assume Adobe’s rights and obligations under outstanding awards or substitute substantially equivalent equity awards. If the acquiring entity elects not to do so, then all unexercised and unvested portions of all outstanding awards will become immediately exercisable and vested in full, except that vesting of performance share awards will be based on achievement of applicable performance goals determined as of the Change of Control, unless the Committee determines otherwise. Any awards which are not assumed or replaced in connection with a Change of Control or exercised prior to the Change of Control will terminate effective as of the time of the Change of Control.
Equity awards granted to directors generally provide under the applicable award agreements that the awards will fully accelerate immediately prior to the effective date of a Change of Control, subject to the consummation of the Change of Control.
In the event of a Change of Control or other similar transactions, our executive officers are either covered by the terms of a separate retention agreement or the Change of Control Plan, which provide for certain acceleration benefits applicable to equity compensation awards in the event of a Change of Control. Benefits under the Change of Control Plan require both a qualifying change of control and a qualifying termination of employment within three months prior and twelve months after the occurrence of a Change of Control (see the sections titled “Executive Compensation—Compensation Discussion and Analysis—Other Benefits, Programs and Policies—Change of Control Compensation” and “Executive Compensation—Change of Control” contained in this proxy statement for more information).
Transferability. Awards under the 2019 Plan generally may not be transferred except by will or the laws of descent and distribution, and may be exercised during a participant’s lifetime only by the participant.
Tax Withholding. To the extent permitted by law, we may deduct from the shares issuable to a participant upon the exercise or settlement of an award, or accept from the participant the tender of, shares having a value equal to all or any part of the tax withholding obligations; provided that, the value of shares withheld or tendered to satisfy any such tax withholding obligations may not exceed the amount determined by the Plan Administrator or the amount of taxes owed by the participant up to the maximum statutory tax rate in the participant’s applicable jurisdiction.
Termination or Amendment. The 2019 Plan will continue in effect until the first to occur of (1) its termination by the Plan Administrator, or (2) the date on which all shares available for issuance under the 2019 Plan have been issued and all restrictions on such shares under the terms of the 2019 Plan and the agreements evidencing awards granted under the 2019 Plan have lapsed. All incentive stock options must be granted, if at all, within ten years from the earlier of the date the 2019 Plan was adopted by the Board or the Committee or the date the 2019 Plan was duly approved by our stockholders.
The Plan Administrator may terminate or amend the 2019 Plan at any time, provided that without stockholder approval, the 2019 Plan cannot be amended to effect any change that would require stockholder approval under any applicable law, regulation or rule. Further, generally no termination or amendment of the 2019 Plan may adversely affect an outstanding award without the participant’s consent, unless such termination or amendment is necessary to comply with applicable law, regulation, or rule.
Management Proposals | 2025 Proxy Statement 83

Summary of Federal Income Tax Consequences
The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the 2019 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances, and, among other considerations, does not describe state, local, or international tax consequences. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.
Incentive Stock Options. A participant recognizes no taxable ordinary income as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.
If a participant holds stock acquired through the exercise of an incentive stock option for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, Adobe will not be entitled to any income tax deduction.
Generally, if the participant disposes of the stock before the expiration of either of those holding periods described above (a “disqualifying disposition”), then at the time of such disqualifying disposition the participant will realize taxable ordinary income equal to the lesser of (1) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (2) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long term or short term depending on whether the stock was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally Adobe will be entitled to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.
Nonstatutory Stock Options and Stock Appreciation Rights. A participant generally recognizes no taxable ordinary income as a result of the grant of a nonstatutory stock option or stock appreciation right with a per share exercise price equal to not less than the fair market value of a share of the underlying stock on the date of grant. Upon exercise of a nonstatutory stock option or stock appreciation right, the participant generally recognizes ordinary income in the amount equal to the excess of the fair market value of the exercised shares on the date of purchase over the exercise price of such shares. Generally, Adobe will be entitled to an income tax deduction in the taxable year in which such ordinary income is recognized by the participant.
Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the common stock on the exercise date, will be taxed as capital gain or loss.
Stock Grants and Stock Purchase Rights. A participant acquiring stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” and the participant’s purchase price, if any. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (1) the date on which the shares become transferable, or (2) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as a capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Adobe generally will be entitled to a corresponding income tax deduction in the taxable year in which ordinary income is recognized by the participant.
Restricted Stock Units. A participant generally recognizes no taxable ordinary income as a result of the grant of an RSU award. In general, the participant will recognize ordinary income in the year in which the shares subject to that award vest and are actually issued to the participant, in an amount equal to the fair market value of the shares on the date of issuance. Adobe generally will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant for the taxable year in which such ordinary income is recognized by the participant.

Performance Awards. A participant generally will recognize no income as a result of the grant of a performance share or a performance unit award. Upon the settlement of such awards, the participant generally will recognize ordinary income in the year of receipt in an amount equal to the cash received, if any, and the fair market value of any unrestricted shares received. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above in “Stock Grants and Stock Purchase Rights.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date,” will be taxed as a capital gain or loss. Adobe generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant for the taxable year in which such ordinary income is recognized by the participant.
Section 409A. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2019 Plan with a deferral feature generally will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation actually or constructively is received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Awards under the 2019 Plan
Awards under the 2019 Plan are made at the discretion of the Plan Administrator. Therefore, the benefits and amounts that will be received or allocated under the amended 2019 Plan in the future are not determinable at this time. No awards have been granted that are contingent on the approval of the amendment to the 2019 Plan.
Please refer to the “Grants of Plan-Based Awards in Fiscal Year 2024” table contained in this proxy statement for information about grants made under the 2019 Plan in fiscal year 2024 to our NEOs.
Pursuant to the terms of our current FY 2025 and FY 2026 Director Compensation Policy, our eligible directors will each receive, on the day of our 2025 Annual Meeting, an annual grant of RSUs under the 2019 Plan, which will vest 100% on the day of our next annual meeting of stockholders. The annual grant is valued at $330,000 per director (on the date of grant) and is converted into RSUs as described in “Director Compensation for Fiscal Year 2024—Equity Awards” in this proxy statement. The aggregate dollar value of anticipated awards to be made to our 10 non-employee directors eligible to receive awards under the 2019 Plan on April 22, 2025 (the scheduled date of the 2025 Annual Meeting), based on the valuation method for fiscal year 2024 described under “Director Compensation—Equity Awards” in this proxy statement, is $3,300,000.
As of January 24, 2025, there were 10,013,335 shares of common stock issuable from outstanding RSUs and performance shares (at maximum payout with respect to performance shares), including deferred awards, under the 2019 Plan. No stock options or stock appreciation rights have been granted under the 2019 Plan.
Management Proposals | 2025 Proxy Statement 85

PROPOSAL 3
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending on November 28, 2025 and urges you to vote for ratification of KPMG’s appointment. KPMG has audited our financial statements since fiscal year 1983. Although we are not required to seek your approval of this appointment, we believe it is good corporate governance to do so. No determination has been made as to what action our Audit Committee would take if you do not ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm if the Audit Committee concludes such a change would be in the best interests of Adobe and its stockholders.
We expect representatives of KPMG to be present at the 2025 Annual Meeting and available to respond to appropriate questions by stockholders. Additionally, such representatives of KPMG will have the opportunity to make a statement if they so desire.
Vote Required and Board Recommendation
Stockholder ratification of the appointment of KPMG as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast (excluding abstentions) at this meeting. Abstentions will not have any effect on the outcome of this proposal and there will be no broker non-votes with respect to this proposal, because it is the only item on the agenda on which brokers may exercise their discretion to vote for or against the proposal in the absence of instruction from the beneficial owners.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

Principal Accounting Fees and Services
During fiscal years 2024 and 2023, we retained KPMG to provide services in the following categories and amounts:

Fee Category	Fiscal Year 2024	Fiscal Year 2023

Audit Fees	$7,808,451	$7,819,548
Audit-Related Fees	578,592	11,928
Tax Fees	933,309	874,827
All Other Fees	—	—
Total	$9,320,352	$8,706,303
Audit fees include the audit of our annual consolidated financial statements, the audit of our internal control over financial reporting, the review of consolidated financial statements included in each of our Quarterly Reports on Form 10-Q and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes review of SEC filings for public debt offerings and audit related work over acquisitions.
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees primarily related to real-time system implementation assessment services.
Tax fees consist of fees for professional services for tax compliance and consulting. This category includes fees primarily related to the preparation and review of federal, state and international tax returns and assistance with tax audits.
All other fees include assurance services not related to the audit or review of our financial statements. This category customarily includes fees primarily related to permissible training programs.
Our Audit Committee determined that the rendering of non-audit services by KPMG is compatible with maintaining the independence of KPMG.
Audit Committee Pre-Approval Policy
It is the policy of our Audit Committee to pre-approve all audit and permissible non-audit services to be performed by KPMG. Our Audit Committee pre-approves services by authorizing specific projects within the categories outlined above, subject to a budget for each category. Our Audit Committee’s charter gives the Audit Committee the power to delegate to a subcommittee, when appropriate, or to one or more members of the Audit Committee, the authority to address and grant any requests for pre-approval of services between Audit Committee meetings, and the subcommittee or such member or members must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.
All services related to audit fees, audit-related fees, tax fees and all other fees provided by KPMG during fiscal years 2024 and 2023 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.
For more information on KPMG, please see the section titled “Report of the Audit Committee.”
Management Proposals | 2025 Proxy Statement 87

Report of the Audit Committee
The Audit Committee’s role includes assisting the Board in fulfilling its responsibilities related to the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; our enterprise risk management program; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee is responsible for the appointment, compensation, engagement, retention, termination and oversight of our independent registered public accounting firm, including conducting a review of its qualifications, performance and independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and practices, critical audit matters and the application of accounting principles; reviewing the auditors’ report; monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation; reviewing Adobe’s policies and practices with respect to swaps transactions; overseeing Adobe’s worldwide investment policy; and overseeing the performance of our internal audit function. The Audit Committee establishes procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also reviews and discusses with management the adequacy and effectiveness of Adobe’s information and technology security policies and the internal controls regarding information and technology security, cybersecurity and privacy. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee held eight meetings during fiscal year 2024. The Audit Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at Adobe’s expense.
Each member of the Audit Committee meets the independence criteria prescribed by applicable regulations and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable Nasdaq listing standards. Each Audit Committee member meets Nasdaq’s financial sophistication requirements, and the Board has further determined that each Audit Committee member is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq, a copy of which can be found on our website at: adobe.com/investor-relations/governance.html.
The Audit Committee is involved in closely monitoring and negotiating KPMG’s annual audit fees and any audit-related, tax or other fees that arise during the year. The Audit Committee conducts an annual evaluation of the independent registered public accounting firm in connection with the committee’s determination of whether to continue to retain KPMG or engage another firm as Adobe’s independent external auditor.
In the course of these reviews, the committee has considered, among other things:
•KPMG’s historical and recent performance, including the results of an internal survey of KPMG’s service, quality and professional reputation, utilizing the questionnaire published by the Center for Audit Quality;
•external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on KPMG and its peer firms;
•the value of KPMG’s services in light of the fees charged to Adobe;
•KPMG’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting;
•KPMG’s capability and expertise in handling the breadth and complexity of our worldwide operations;
•KPMG’s integrity and objectivity; and
•KPMG’s independence.
Based on this evaluation, including the factors discussed above, the Audit Committee has concluded that KPMG is independent and believes it is in the best interests of Adobe and its stockholders to retain KPMG to serve as Adobe’s independent registered public accounting firm for fiscal year 2025. Accordingly, the Audit Committee has reappointed KPMG as Adobe’s independent external auditor for fiscal year 2025.
We have reviewed and discussed with management and KPMG our audited financial statements. We discussed with KPMG and Adobe’s internal auditors the overall scope and plans of their audits. We met with KPMG, with and without management present, to discuss results of its examinations, its evaluation of Adobe’s internal controls and the overall quality of Adobe’s financial reporting.
We have reviewed and discussed with KPMG matters required to be discussed pursuant to the PCAOB Auditing Standard 1301 “Communications with Audit Committees” and Rule 2-07 of Regulation S-X, “Communications with Audit Committees.” We have received from KPMG the written disclosures required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence. We have discussed with KPMG matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with KPMG’s independence.

Based on the reviews and discussions referred to above and our review of Adobe’s audited financial statements for fiscal year 2024, we, the Audit Committee as of the end of fiscal year 2024, recommended to the Board that Adobe’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended November 29, 2024, for filing with the SEC.
Respectfully submitted,
AUDIT COMMITTEE

Kathleen Oberg, Chair
Brett Biggs
Spencer Neumann
Dheeraj Pandey

________________________
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Adobe under the Securities Act, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Management Proposals | 2025 Proxy Statement 89

PROPOSAL 4
Advisory Vote on Executive Compensation

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, Adobe is asking its stockholders to cast a non-binding, advisory vote to approve the fiscal year 2024 compensation of our NEOs as disclosed in this proxy statement. This proposal, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs.
As described in detail under the heading “Compensation Discussion and Analysis” within the Executive Compensation section of this proxy statement, our executive compensation programs are designed to align the interests of our executive officers with those of our stockholders, as well as attract, motivate and retain key employees who are critical to our success. Under these programs, our executive officers, including our NEOs, are motivated to achieve specific financial and strategic objectives that are expected to increase stockholder value. The “Compensation Discussion and Analysis” includes the following about our fiscal year 2024 executive compensation programs and other information.
•Continued Strong Emphasis on Pay for Performance: Our CEO’s target total direct compensation is approximately 70% performance-based and approximately 97% at-risk and all our other NEOs’ average target total direct compensation is approximately 60% performance-based and approximately 94% at-risk.
•Rigorous Performance Required to Achieve 100% Payout: Our 2024 Executive Annual Incentive Plan and 2024 Performance Share Program (“PSP”) required strong financial performance in order for our NEOs to earn a 100% payout. The target for 100% performance for each of revenue and non-GAAP diluted EPS for the 2024 Executive Annual Incentive Plan was set above the 2023 Executive Annual Incentive Plan revenue and non-GAAP diluted EPS targets for 100% performance and actual results. Additionally, under the 2024 PSP, the Committee set the fiscal year 2024 Net New Sales Goal target for 100% performance above the fiscal year 2023 Net New Sales Goal target for 100% performance and actual results, and the three-year relative total stockholder return goal at the 55th percentile.
•Actual Payouts Demonstrate Pay for Performance Alignment: Consistent with strong 2024 financial and operational performance, the 2024 Executive Annual Incentive Plan resulted in near 100% payout and the fiscal year 2024 Net New Sales Goal component of the 2022, 2023 and 2024 PSPs resulted in above 100% payout. However, because the calendar years 2022 to 2024 relative total stockholder return fell short of the 55th percentile outperformance target, the overall payout for the 2022 PSP was 79%.
Please read the “Compensation Discussion and Analysis” and the accompanying compensation tables and narrative discussion for additional details about our executive compensation programs, including information about the fiscal year 2024 compensation of our NEOs. Biographical information regarding our NEOs is contained in the section titled “Information About Our Executive Officers” in our Annual Report on Form 10-K for the fiscal year ended November 29, 2024.
Advisory Vote and Board Recommendation; Vote Required
We request stockholder approval of the fiscal year 2024 compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the section titled “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion that accompanies the compensation tables within the section titled “Executive Compensation” of this proxy statement). We encourage you to review the section titled “Compensation Discussion and Analysis” and accompanying compensation tables and narrative discussion elsewhere in this proxy statement for a description and analysis of our principal executive compensation actions and decisions for fiscal year 2024.
This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies, practices and disclosures described in this proxy statement.
Accordingly, we ask that you vote “FOR” the following resolution at this meeting:

“RESOLVED, that the stockholders of Adobe Inc. approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table for Fiscal Years 2024, 2023 and 2022 and the accompanying compensation tables and narrative discussion within the Executive Compensation section of this proxy statement.”
Approval of the above resolution requires the affirmative vote of the holders of a majority of the votes cast (excluding abstentions) at this meeting. Abstentions and broker non-votes will not have any effect on the outcome of this proposal. As an advisory vote, the outcome of the vote on this proposal is not binding upon us or our Board. However, our Executive Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of this vote when making future compensation decisions for our executive officers. We hold such advisory votes on executive compensation each year and will hold another advisory vote at our 2026 Annual Meeting of Stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL
Management Proposals | 2025 Proxy Statement 91

Stockholder
Proposal

Stockholder Proposal	93
Proposal 5: Stockholder Proposal Regarding Vote on Golden Parachutes	94

Stockholder Proposal
The following proposal 5 (the “Stockholder Proposal”) is a proposal we received from one of our stockholders under Rule 14a-8. The Stockholder Proposal is required to be voted on at our 2025 Annual Meeting only if properly presented. If the proponent of the Stockholder Proposal, or representatives who are qualified under state law, are present at our 2025 Annual Meeting and submit the Stockholder Proposal for a vote, then the Stockholder Proposal will be voted upon. We will furnish the address of each proponent upon receipt of a request to the Corporate Secretary for such information.
In accordance with Federal securities laws, the text of the Stockholder Proposal and supporting statement appear exactly as received from the proponent and quoted verbatim unless otherwise noted. As such, Adobe is not responsible for the accuracy or content of the Stockholder Proposal. The Stockholder Proposal and supporting statement may contain assertions about Adobe that Adobe believes are incorrect. Our Board has not attempted to refute all such assertions and Adobe has not corrected any errors in the Stockholder Proposal or supporting statement.
Our Board has considered the Stockholder Proposal and their recommendation to vote AGAINST the Stockholder Proposal is presented below and immediately following the Stockholder Proposal. Our Board, in considering their recommendation on how stockholders vote on the Stockholder Proposal, takes into account, as applicable, a number of factors, including the expressed preferences of our stockholders; Adobe’s current practices; whether in its judgment the Stockholder Proposal is in the best interests of Adobe; the cost, feasibility and risks associated with implementation of the Stockholder Proposal; prior stockholder support for related topics; peer and market practices; and discussions with management and internal subject matter experts.

Proposal	Board Voting Recommendation	Rationale

5	AGAINST
Stockholder Proposal Regarding Vote on Golden Parachutes
•Adobe’s compensation programs for executive officers do not provide cash severance outside of a change of control. Adobe’s Change of Control Plan limits cash severance to executive officers to well below 2.99 times the sum of base pay plus target annual bonus.
•The proposal would impair our Executive Compensation Committee’s ability to effectively structure compensation programs, which are subject to robust governance oversight.
•The proposal is overbroad and discourages the use of long-term equity awards by including these awards in the calculation of the proposed limit on termination payments.
•The proposal would impair Adobe’s ability to attract and retain executive officers.
•Stockholders have an opportunity to express their approval of Adobe’s compensation practices and Adobe regularly engages with our stockholders for feedback on our compensation programs.
•The proposal would create misalignment between executives officers and stockholders during change of control transactions.

Stockholder Proposal | 2025 Proxy Statement 93

PROPOSAL 5
Stockholder Proposal Regarding Vote on Golden Parachutes

Adobe received a stockholder proposal from John R. Chevedden, who beneficially owns no fewer than 10 shares of Adobe common stock as of October 31, 2024, (the “Proponent”) for action at the 2025 Annual Meeting.

For the reasons set forth following the Proponent’s proposal, the Board opposes adoption of the proposal and recommends that you vote AGAINST the proposal.

Proposal 5 — Shareholder Approval Requirement for Excessive Golden Parachutes

Shareholders request that the Board seek shareholder approval of any senior manager's new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive's base salary plus target short-term bonus. This proposal only applies to the Named Executive Officers. This provision shall at least be included in the Governess Guidelines of the Company.

"Severance or termination payments" include cash, equity or other pay that is paid out or vests due to a senior executive's termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

"Estimated total value" includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably rich golden parachutes.

This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent and does not discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that overly rich golden parachutes be subject to a non binding shareholder vote at a shareholder meeting already scheduled for other matters.

This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.

This proposal topic also received between 51% and 65% support at:

FedEx (FDX)
Spirit AeroSystems (SPR)
Alaska Air (ALK)
AbbVie (ABBY)
Fiserv (FISV)

Please vote yes:
Shareholder Approval Requirement for Excessive Golden Parachutes – Proposal 5

Company Statement in Opposition

The Board and its Executive Compensation Committee have carefully considered this proposal and believe that its adoption is unnecessary and not in the best interests of Adobe and its stockholders in light of the Company’s existing policies and practices, compensation structure and other considerations. Consequently, the Board unanimously recommends a vote AGAINST this proposal for the reasons stated below:

Adobe’s compensation programs for executive officers do not provide cash severance outside of a change of control. Adobe’s Change of Control Plan limits cash severance to executive officers to well below 2.99 times the sum of base pay plus target annual bonus.

Adobe’s compensation programs for our executive officers do not provide cash severance outside of a change of control. Our change of control arrangements are designed to be competitive with market practices. In addition, it is not Adobe’s standard practice to pay severance to an executive officer who has resigned from Adobe.

Under Adobe’s Change of Control Plan, cash severance for executive officers is limited to two times the sum of an executive officer’s base salary and target annual bonus, and any earned but unpaid target annual bonus upon an involuntary termination without cause or a resignation for good reason in connection with a change of control. Solely for our CEO, under the terms of a legacy retention agreement initially entered into in 1998 and after more than 12 years of service, upon an involuntary termination without cause or a resignation for good reason in connection with a change of control, he would be entitled to cash severance equal to three times (insignificantly higher than the 2.99 times limit the proposal would impose) the sum of base salary and target annual bonus, and a pro-rata target annual bonus. The foregoing benefits are conditioned upon the executive officers signing a release of claims.

The proposal would impair our Executive Compensation Committee’s ability to effectively structure compensation programs, which are subject to robust governance oversight.

Our Executive Compensation Committee, composed entirely of independent directors, is best suited to structure and oversee our compensation programs. The Executive Compensation Committee is responsible for overseeing our executive compensation design and decision-making process, including change of control severance arrangements. To effectively carry out this responsibility, the Executive Compensation Committee must have flexibility and discretion. The Executive Compensation Committee regularly consults its independent compensation consultant, Compensia, to review external benchmarking data and assist in developing our executive compensation programs that are aligned with strong corporate governance practices, current market practices and Adobe’s pay for performance compensation philosophy. The proposed requirement that the Company submit certain severance arrangements for stockholder approval would unduly constrain the Executive Compensation Committee’s ability to exercise its judgment to structure compensation arrangements in a manner that it believes are in our stockholders’ best interests.

The proposal is overbroad and discourages the use of long-term equity awards by including these awards in the calculation of the proposed limit on termination payments.

Consistent with market practice, the majority of the value of our executive compensation program is in the form of long-term equity awards, with multi-year vesting and performance periods. In fiscal year 2024, equity awards
Stockholder Proposal | 2025 Proxy Statement 95

comprised 90% of our CEO’s target total direct compensation and 89% of our other NEOs’ average target total direct compensation, with 70% of our CEO’s and Presidents’ and 50% of our other NEOs’ equity awards in the form of long-term, performance-based awards.

Our Change of Control Plan permits accelerated vesting of equity awards only upon an involuntary termination without cause or a resignation for good reason in connection with a change of control, and for performance share awards, solely to the extent of actual achievement of the performance goals as of the change of control. Our CEO’s legacy retention agreement permits acceleration of equity awards on a change of control, and in the case of performance share awards, solely to the extent of actual achievement of the performance goals as of the change of control. Our compensation programs do not permit accelerated vesting of equity awards outside of a change of control, except in the limited event of death or disability. As such, acceleration of equity awards is already subject to limits that our Board believes are reasonable and appropriate. Further, because the proposal would include the value of equity that vests in a termination scenario against the arbitrary 2.99 times limit, executive officers could be limited from realizing the full value of long-term equity awards and this could discourage the use of such awards. Therefore, this proposal is unnecessary and overbroad.

The proposal would impair Adobe’s ability to attract and retain executive officers.

It is imperative for Adobe to maintain competitive pay programs because we operate in highly competitive markets, industries and geographic regions. The proposal would significantly impact and impair Adobe’s ability to attract and retain highly qualified executive officers. If our ability to offer severance benefits is contingent on stockholder approval, top candidates whom we consider crucial could view employment offers as too uncertain and choose to seek employment at other companies that can provide assurance of severance benefits. Equity awards are crucial to rewarding the contributions of our executive officers to our long-term growth and stockholder value and delivering significant performance results. The proposal could also result in Adobe needing to offer pay packages with larger cash components, which would undermine our objective of using long-term equity awards to attract and retain executives and, at the same time, align their interests with those of our stockholders.

Stockholders have an opportunity to express their approval of Adobe’s compensation practices and Adobe regularly engages with our stockholders for feedback on our compensation programs.

In setting the form and amount of compensation for our NEOs, the Executive Compensation Committee also considers the results from our most recent annual say-on-pay vote. Our stockholders have historically expressed strong support for our executive compensation programs, with an average level of support of approximately 88% of the votes cast over the past five years.

In addition, we regularly engage with our stockholders to better understand their opinions on governance matters, including compensation. In fiscal year 2024, we sought meetings with stockholders that collectively held greater than 40% of our outstanding shares. The feedback we received from stockholders regarding our executive compensation programs was generally positive and affirmed our compensation strategy and its alignment with our performance. Further, stockholders have not communicated concerns to us about the potential quantum of our severance arrangements. We believe our history of actively engaging with stockholders throughout the year and regularly assessing our executive compensation, along with the annual say-on-pay votes, are the most effective method of providing stockholders with a voice on our executive compensation program and requiring additional stockholder approval of specific elements of our compensation is unnecessary.

The proposal would create misalignment between executives officers and stockholders during change of control transactions.

Given the high risk of job loss during a change of control transaction, executives officers may seek new employment, rather than stay through the completion of the transaction. To mitigate this risk, our executive compensation program is intended to incentivize and motivate our executive officers to fully focus on the transaction with the assurance that they will be adequately compensated even if they are terminated. The proposal would significantly limit our Board’s and Executive Compensation Committee’s ability to provide reasonable assurance to our executive officers that they would realize the full, expected value of their equity awards even if such a transaction were completed. In turn, this would significantly impact our ability to deliver maximum stockholder value in the event of a potential change of control transaction that is determined to be in the best interests of our stockholders. Our current executive compensation program, including our Change of Control Plan, employs responsible pay practices to reinforce focus on stockholder value-creation and keep our executive officers aligned with our stockholders’ long-term interests.

For the reasons stated above, we recommend that stockholders vote AGAINST this proposal.

Vote Required and Board recommendation

Stockholder approval of this proposal requires the affirmative vote of holders of a majority of the votes cast (excluding abstentions) at this meeting. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL
Stockholder Proposal | 2025 Proxy Statement 97

Information about the
Meeting, Voting and Proxies

Date, Time and Place of Meeting

Date & Time	Location	Record Date
Tuesday, April 22, 2025 9:00am Pacific Time	Virtual www.virtualshareholdermeeting.com/ADBE2025	Close of business on February 21, 2025
Quorum for the 2025 Annual Meeting
In order to have a quorum to hold the meeting and conduct business, a majority of our outstanding shares entitled to vote as of the close of business on February 21, 2025 (the “Record Date”) must be present at the 2025 Annual Meeting. Your shares will be counted for purposes of determining if there is a quorum if:
•you are entitled to vote and you are present at the 2025 Annual Meeting; or
•you have properly voted by proxy online, by phone or by submitting a proxy card or voting instruction card.
Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.
Proxy Materials Are Available on the Internet
We have elected to provide access to our proxy materials, including this proxy statement, our 2024 Annual Report and a form of proxy card, over the internet. Accordingly, a Notice of Internet Availability will be mailed on or about February 28, 2025 to most of our stockholders who owned our common stock at the close of business on the Record Date. The Notice of Internet Availability contains instructions about how to access our proxy materials over the internet and vote online or by telephone. The Notice of Internet Availability will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.
If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election. Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.
This proxy statement and our Annual Report on Form 10-K for the fiscal year ended November 29, 2024, as filed with the SEC, are also available at proxyvote.com as well as at adobe.com/ADBE.
Participating in Our Virtual Annual Meeting
The 2025 Annual Meeting will be held entirely online. We have adopted a virtual format for the 2025 Annual Meeting to make participation accessible for stockholders from any geographic location with internet connectivity.
If you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the 2025 Annual Meeting, you are entitled to attend, vote and submit questions in the 2025 Annual Meeting. To be admitted to the 2025 Annual Meeting at www.virtualshareholdermeeting.com/ADBE2025, you must enter the 16-digit control number found on your Notice of Internet Availability or proxy card next to the label “Control Number” for postal mail recipients or within the email for electronic delivery recipients.

Other Information | 2025 Proxy Statement 99

Stockholders may submit questions online shortly before and during the 2025 Annual Meeting at www.virtualshareholdermeeting.com/ADBE2025. A copy of the 2025 Annual Meeting rules of conduct will be available online at the 2025 Annual Meeting. Questions applicable to Adobe’s business that we do not have time to answer during the meeting will be posted on our Investor Relations website after the meeting.
We encourage you to access the 2025 Annual Meeting before it begins. Online check-in will start shortly before the meeting on April 22, 2025. If you have difficulty accessing the meeting, please call 1-800-586-1548 (toll free) or 303-562-9288 (international). We will have technicians available to assist you.
Voting
Who Can Vote
Each stockholder is entitled to one vote for each share of common stock held on each of the matters to be voted on. Only holders of record of Adobe common stock at the close of business on the Record Date may attend and vote at the meeting. As of the Record Date, there were 434,897,366 shares of our common stock outstanding and entitled to vote at the meeting.
A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our principal executive offices at 345 Park Avenue, San Jose, California 95110 for the ten days prior to the meeting for any purpose related to the meeting, and will be available during the entire time of the virtual 2025 Annual Meeting.
Voting at the Virtual Annual Meeting
Stockholders of Record
If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote at the meeting.
Beneficial Owners of Shares Held in Street Name
If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from your broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.
Voting without Attending the Virtual Annual Meeting
Whether you hold shares directly as a registered stockholder or beneficially in street name, you may vote without attending the meeting or prior to the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, trustee or nominee.
Online (or by Phone)
You may submit your proxy by following the instructions provided in the Notice of Internet Availability or, if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. When voting online, the identity of each stockholder is authenticated using a 16-digit control number found on the Notice of Internet Availability.
By Mail
If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.
Changing your Vote
You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date or by voting by phone or online, either of which must be completed by 11:59 p.m. Eastern Time on April 21, 2025; or by attending the meeting and voting electronically by ballot. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.
Uninstructed Shares
Stockholders of Record
If you are a registered stockholder of record and you indicate when voting online or by phone that you wish to vote as recommended by the Board or you sign, date and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their best judgment with respect to any other matters properly presented for a vote at the meeting.
Beneficial Owners of Shares Held in Street Name
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.
Routine and Non-Routine Proposals
The following proposal is considered a routine matter:
•The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending November 28, 2025 (Proposal 3).
A broker or other nominee may generally vote on routine matters, and, therefore, no broker non-votes are expected to exist in connection with Proposal 3.
The following proposals are considered non-routine matters:
•Election of directors (Proposal 1);
•Approval of 2019 Equity Incentive Plan, as amended (Proposal 2);
•Advisory vote on executive compensation (Proposal 4); and
•Stockholder proposal: Vote on Golden Parachutes (Proposal 5).
A broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, there may be broker non-votes on Proposals 1, 2, 4 and 5.
Other Information | 2025 Proxy Statement 101

Reporting of Voting Results
The preliminary voting results will be announced at the 2025 Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.
Householding of Proxy Materials
To reduce costs and reduce the environmental impact of our 2025 Annual Meeting, we have adopted a procedure approved by the SEC known as “householding,” which is available to both registered stockholders and beneficial owners of shares held in street name. Householding allows multiple stockholders having the same last name and residing at the same address the convenience of receiving a single copy of our Notice of Internet Availability, 2024 Annual Report and proxy materials, as applicable, unless we have received contrary instructions from one or more of the stockholders. Stockholders participating in householding will continue to receive separate proxy cards.
Registered Stockholders
If you are a registered stockholder and would like to enroll in this service, withdraw from this service or receive additional copies of our Notice of Internet Availability, 2024 Annual Report and proxy materials, as applicable, mailed to you, please contact Broadridge Financial Solutions, Inc., either by calling 1-800-542-1061 (toll free) or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice.
Street Name Holders
Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.
Annual Report
Accompanying this proxy statement is our Annual Report on Form 10-K for the fiscal year ended November 29, 2024. The 2024 Annual Report contains audited financial statements covering our fiscal years ended November 29, 2024, December 1, 2023 and December 2, 2022. Copies of our Annual Report on Form 10-K for the fiscal year ended November 29, 2024, as filed with the SEC, are available free of charge on our website at www .adobe.com/adbe or you can request a copy free of charge by calling 408-536-4700 or sending an email to adobe@kpcorp.com. Please include your contact information with the request.
Proxy Solicitation Costs
The Board is soliciting proxies for the 2025 Annual Meeting. We will bear the expense of soliciting proxies and have retained Innisfree M&A Incorporated for a fee of $25,000 plus reasonable out-of-pocket expenses, to help us solicit proxies from brokers, bank nominees and other institutional owners. Our directors and employees (without additional compensation) may also solicit proxies in person, by telephone or email. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

Stockholder Proposals and Nominations for the Next Annual Meeting
Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2026 Annual Meeting of Stockholders, we must receive the proposal at our principal executive offices, addressed to the Corporate Secretary, no later than October 31, 2025. A stockholder nomination of one or more director candidates for election to the Board to be included in our proxy statement for an annual meeting (a “proxy access nomination”) may be included in such proxy statement and properly brought before the 2026 Annual Meeting of Stockholders as long as we receive information and notice of the proxy access nomination in compliance with the requirements set forth in Article III, Section 6 of our bylaws, addressed to the Corporate Secretary at our principal executive offices no later than October 31, 2025, nor earlier than October 1, 2025.
In addition, a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 or a stockholder nomination of a director candidate that is not a proxy access nomination may be brought before the 2026 Annual Meeting of Stockholders so long as we receive information and notice of the proposal in compliance with the requirements set forth in our bylaws, addressed to the Corporate Secretary at our principal executive offices, no later than November 30, 2025 nor earlier than October 31, 2025 for nominations for election to the Board and for all other business, no later than October 31, 2025 nor earlier than October 1, 2025. Stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for nominations for election to the Board submitted under the advance notice requirements of our bylaws must comply with the additional requirements of Rule 14a-19(b).

Other Information | 2025 Proxy Statement 103

ANNEX A
Non-GAAP Measures

The attached proxy statement includes non-GAAP FX Neutral Digital Experience subscription revenue growth, non-GAAP operating income and non-GAAP diluted EPS. These non-GAAP measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.
We use these non-GAAP financial measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding our operational performance and give us a better understanding of how we should invest in research and development and fund infrastructure and go-to-market strategies. We use these measures to help us make budgeting decisions, for example, as between product development expenses and research and development, sales and marketing and general and administrative expenses and to facilitate our internal comparisons to our historical operating results. In addition, we believe these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management and to compare operating results across accounting periods and to those of our peer companies.
Non-GAAP FX Neutral Digital Experience subscription revenue growth excludes the effect, either positive or negative, of foreign currency fluctuations.
Non-GAAP operating income and non-GAAP diluted EPS exclude:
A.     Stock-based and deferred compensation expenses. Stock-based compensation expense consists of charges for employee restricted stock units, performance shares and employee stock purchases in accordance with current GAAP including stock-based compensation expense associated with any unvested options and restricted stock units assumed in connection with our acquisitions. We believe that it is useful to investors to understand the impact of the application of accounting standards pertaining to stock-based compensation to our operational performance, liquidity and our ability to invest in research and development and fund acquisitions and capital expenditures. Deferred compensation expense consists of charges associated with movements in our deferred compensation plan liability. Although stock-based compensation and deferred compensation expenses constitute ongoing and recurring expenses, such expenses are excluded from non-GAAP results because they are not expenses that typically require current cash settlement by us and because such expenses are not used by us to assess the core profitability of our business operations. We further believe these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding these items from various non-GAAP measures facilitates comparisons to our competitors’ operating results.
B.     Amortization of intangibles. We recognize amortization expense of intangibles in connection with our acquisitions. Intangibles include (i) purchased technology, (ii) trademarks, (iii) customer contracts and relationships and (iv) other intangible assets. In accordance with GAAP, we amortize the fair value of the intangibles based on the pattern in which we expect the economic benefits of the intangibles will be consumed as revenue is generated. Although the intangibles generate revenue for us, we exclude this item because the expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance, liquidity and our ability to invest in research and development, fund acquisitions and capital expenditures. In addition, excluding this item from various non-GAAP measures facilitates our internal comparisons to our historical operating results and comparisons to our competitors’ operating results.
C.     Acquisition-related expenses. We exclude certain acquisition-related expenses, including deal costs, certain professional fees and the termination fee, associated with the Figma transaction, due to its significant base purchase price and costs to settle the transaction. Acquisition-related expenses are inconsistent in amount and are significantly impacted by the timing and nature of acquisitions. Therefore, although we may incur these types of expenses in connection with future acquisitions, such expenses are excluded from our non-GAAP financial measures because these expenses are not used by us to assess the core profitability of our business operations. Consequently, we believe the non-GAAP financial measures excluding these expenses facilitate more meaningful evaluation of the core profitability of our business operations and comparisons to our historical operating results, and allow for greater transparency to certain line items in our financial statements.
D.     Investment gains and losses. We recognize investment gains and losses principally from realized gains or losses from the sale and exchange of marketable equity investments, fair value adjustments and impairments to non-marketable equity securities, unrealized holding gains and losses associated with our deferred compensation plan assets and marketable equity securities, gains and losses on the sale of equity securities held indirectly through investment partnerships and gains and losses associated with the recording of equity or non-marketable investments to fair value upon obtaining control through a business combination, as required by GAAP. We do not actively trade publicly held securities nor do we rely on these securities positions for funding our ongoing operations. We exclude investment gains and losses on these equity securities because these items are unrelated to our ongoing business and operating results.
E.     Accrued loss contingencies associated with significant litigation events. In connection with ongoing litigation or similar events, we accrue losses in the event such losses are determined to be both probable and estimable under Accounting Standards Codification (ASC) 450-20, Loss Contingencies, although such litigation may be under appeal. As new facts and circumstances arise, we adjust the accrual accordingly. We exclude the impact of such loss contingencies when they relate to significant events that are unrelated to our ongoing business and operating results.
F.     Lease-related asset impairments and other charges. We exclude charges associated with significant facilities optimization efforts, including costs related to the impairment, abandonment or early termination of office spaces under operating leases. We exclude the impact of such charges because they are unrelated to our ongoing business and operating results.
G.     Income tax adjustments. We apply a fixed long-term projected non-GAAP tax rate to determine our non-GAAP provision for income taxes, which can differ significantly from our GAAP provision for income taxes. In arriving at our long-term projected non-GAAP tax rate, we evaluated projections and currently available information for the three year period from fiscal 2023 through fiscal 2025 that exclude certain significant, non-recurring and period-specific income tax effects, such as tax charges in connection with acquisitions, resolution of certain income tax examinations, tax legislation, and changes to our trading structure, which helps us assess the core profitability of our business operations and compare to our historical operating results. This projected long-term non-GAAP tax rate could be subject to change for several reasons, including significant changes in our geographic earnings mix or in tax laws in major jurisdictions in which we operate. As such, we periodically re-evaluate the appropriateness of the long-term non-GAAP tax rate and may adjust for significant changes.
H.     Income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Excluding the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to our ongoing operations.
We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP and that these measures should only be used to evaluate our financial results in conjunction with the corresponding GAAP measures; therefore we qualify the use of non-GAAP financial information in a statement when non-GAAP information is presented.

Reconciliation
The following table shows Adobe’s GAAP results reconciled to non-GAAP results included in this proxy statement (in millions, except per share data).

Year Ended
November 29, 2024
Operating income:

GAAP operating income	$6,741
Stock-based and deferred compensation expense	1,881
Amortization of intangibles	334
Acquisition-related expenses	1,007
Loss contingency (reversal)	(44)
Lease-related asset impairments and other charges	100
Non-GAAP operating income	$10,019

Earnings per share:

GAAP diluted earnings per share	$12.36
Stock-based and deferred compensation expense	4.18
Amortization of intangibles	0.75
Acquisition-related expenses	2.24
Loss contingency (reversal)	(0.10)
Lease-related asset impairments and other charges	0.22
Investment (gains) losses, net	(0.10)
Income tax adjustments	(1.13)
Non-GAAP diluted earnings per share	$18.42

Shares used to compute diluted earnings per share	450

The following table shows Adobe’s fiscal year 2024 Digital Experience subscription revenue growth results on a GAAP basis reconciled to results on an FX Neutral basis, included in this proxy statement (in millions).

Year Ended
November 29, 2024
GAAP Digital Experience subscription revenue growth	$533
Adjustment to exclude the effect of foreign currency fluctuations	(7)
FX Neutral Digital Experience subscription revenue growth	$526

ANNEX B
ADOBE INC.
2019 EQUITY INCENTIVE PLAN
(as amended and restated as of _________)

1.ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
1.1    Establishment. Adobe Inc., a Delaware corporation, established the Adobe Inc. 2019 Equity Incentive Plan (the “Plan”) effective as of April 11, 2019, the date of its initial approval by the stockholders of the Company.
1.2    Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights (“SARs”), Stock Purchase Rights, Stock Grants, Restricted Stock Units, Performance Shares, and Performance Units. In addition, the Plan provides for certain cash-based amounts for service as a Director.
1.3    Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the Committee or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the Committee or the date the Plan is duly approved by the stockholders of the Company.
2.DEFINITIONS AND CONSTRUCTION.
2.1    Definitions. Whenever used herein, the terms set forth in Appendix I shall have their respective meanings set forth in Appendix I.
2.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.ADMINISTRATION.
3.1    Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.
3.2    Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent consistent with applicable law (including but not limited to Delaware General Corporation Law Section 152 or 157(c)), the Board or the Committee may, in its discretion, delegate to a committee comprised of one or more Officers (any such committee, an “Officer Committee”) the authority to designate Employees (other than themselves) to receive one or more Stock Awards, Options or rights to acquire shares of Stock and to determine the number of shares of Stock subject to such Stock Awards, Options and rights, without further approval of the Board or the Committee. Any such grants will be subject to the terms of the Board or Committee resolutions providing for such delegation of authority.
3.3    Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)    to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b)    to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;
(c)    to determine the Fair Market Value of shares of Stock or other property;
(d)    to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(e)    to determine whether an Award of SARs, Restricted Stock Units or Performance Shares or Performance Share Units will be settled in shares of Stock, cash, or in any combination thereof;
(f)    to approve one or more forms of Award Agreement;
(g)    subject to Section 3.4, to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
(h)    to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;
(i)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles or customs of, non-United States jurisdictions whose citizens may be granted Awards; and
(j)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
3.4    Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, neither the Board nor the Committee shall approve a program providing for (a) the cancellation of outstanding Options or SARs and the grant in substitution therefor of new Awards having a lower exercise or purchase price, (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof, (c) except in connection with an adjustment pursuant to Section 4.2 or a transaction, the cashout of Options or SARs with an exercise price below Fair Market Value or (d) any other action that is treated as a repricing under generally accepted accounting principles. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.
3.5    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as Officers or Employees of the Participating Company Group, members of the Board or the Committee and any Officers or Employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.SHARES SUBJECT TO PLAN.
4.1    Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be seventy-six million (76,000,000). The number of shares of Stock available for issuance under the Plan shall be reduced (a) by one (1) share for each share issued pursuant to Options or SARs, and (b) by one and seventy seven-hundredths (1.77) shares for each share issued pursuant to Awards other than those set forth in the preceding clause (a). Such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant’s purchase price to effect a forfeiture of unvested shares upon termination of Service, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall be added back to the Plan share reserve in an amount corresponding to the reduction in such share reserve previously made in accordance with the rules described above in this Section 4.1 and again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award (other than a SAR that may be settled in shares of Stock and/or cash) that is settled in cash. Shares withheld in satisfaction of tax withholding obligations pursuant to Section 13.2 shall not again become available for issuance under the Plan. Upon exercise of a SAR, whether in cash or shares of Stock, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by “net exercise” (as described in Section 6.3(a)(iv)) or tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.
4.2    Adjustments for Changes in Capital Structure. In the event of any change in the Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, in the ISO Share Limit (as defined in Section 5.3(b)), the Award limits set forth in Section 5.4, and in the exercise or purchase price per share under any outstanding Award. Notwithstanding the foregoing, unless the Committee determines otherwise, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.
5.ELIGIBILITY AND AWARD LIMITATIONS.
5.1    Persons Eligible for Awards. Awards may be granted only to Employees, Directors and Consultants. No Award shall be granted prior to the date on which such person commences Service.
5.2    Participation. Except as otherwise provided in Section 3.2, Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
5.3    Incentive Stock Option Limitations.
(a)    Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person, but who is otherwise an Employee or a Director of, or a Consultant to, the Company or any of its Affiliates, may be granted only a Nonstatutory Stock Option.
(b)    ISO Share Limit. Subject to adjustment as provided in Section 4.2, the maximum number of shares of Stock that may be issued upon the exercise of Incentive Stock Options granted under the Plan will equal the aggregate Share number stated in the first sentence of Section 4.1, plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any shares of Stock that become available for issuance under the Plan pursuant to Section 4.1 (the “ISO Share Limit”).

(c)    Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, each portion shall be separately identified.
(d)    Leaves of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
5.4    Award Limits.
(a)    Individual Award Limits. The following limits shall apply to the grant of any Award:
(i)Options and SARs. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs (as defined in Section 7.1) which in the aggregate are for more than four million (4,000,000) shares of Stock. An Option or SAR which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.
(ii)Stock Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Stock Awards for more than one million five hundred thousand (1,500,000) shares of Stock in the aggregate.
(iii)Performance Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted (A) an Award of Performance Shares that could result in such Employee receiving from Performance Shares granted during one fiscal year of the Company more than one million five hundred thousand (1,500,000) shares of Stock in the aggregate during any fiscal year of the Company, or (B) an Award of Performance Units that could result in such Employee receiving more than two million five hundred thousand dollars ($2,500,000) during any fiscal year of the Company.
(b)    Clarification of Limits. For purposes of clarification regarding the foregoing limits, (i) Awards granted in previous fiscal years will not count against the Award limits in subsequent fiscal years even if the Awards from previous fiscal years are earned or otherwise settled in fiscal years following the fiscal year in which they are granted, and (ii) more than one Award of the same type can be granted in a fiscal year as long as the aggregate number of shares of Stock granted pursuant to all Awards of that type do not exceed the fiscal year limit applicable to that Award type.
(c)    Director Award Limits. Subject to any applicable adjustment as provided in Section 4.2, no non-employee Director shall be granted one or more Awards within any fiscal year of the Company, solely with respect to service as a Director, that in the aggregate exceed one million five hundred thousand dollars ($1,500,000) in aggregate value of cash-based and other Awards, with such value determined by the Committee and as of the date of grant of the Awards. For purposes of clarification regarding the foregoing limit, Awards granted in previous fiscal years will not count against the Award limits in subsequent fiscal years even if the Awards from previous fiscal years are earned or otherwise settled in fiscal years following the fiscal year in which they are granted.

6.TERMS AND CONDITIONS OF OPTIONS.
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1    Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Sections 409A and 424(a) of the Code.
6.2    Exercisability and Term of Options; Dividends. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of seven (7) years after the effective date of grant of such Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder to an Employee, Consultant or Director shall terminate seven (7) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions or the Plan. Options are not eligible to receive dividends or Dividend Equivalents.
6.3    Payment of Exercise Price.
(a)    Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price applicable to shares being acquired through such method, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued (unless the Company, in its discretion, permits withholding of fractional shares pursuant to a “net exercise” arrangement); provided further, however, that shares of Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, or (C) shares are withheld to satisfy tax withholding obligations, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b)    Limitations on Forms of Consideration.
(i)Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of Stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either (A) have been owned by the Participant for such period as necessary to avoid a charge to earnings for financial accounting purposes and not used for another Option exercise by attestation during any such period or (B) were not acquired, directly or indirectly, from the Company.

(ii)Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.
6.4    Effect of Termination of Service. An Option shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option or in another written (including electronic) agreement between the Company and the Participant.
6.5    Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act or other applicable law.
7.TERMS AND CONDITIONS OF SARS.
SARs shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
7.1    Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.
7.2    Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.
7.3    Exercisability and Term of SARs; Dividends.
(a)    Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.
(b)    Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of seven (7) years after the effective date of grant of such SAR.
(c)    SARs are not eligible to receive dividends or Dividend Equivalents.

7.4    Exercise of SARs. Upon the exercise of a SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, a SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.
7.5    Effect of Termination of Service. A SAR shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR or in another written (including electronic) agreement between the Company and the Participant.
7.6    Nontransferability of SARs. SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.
8.TERMS AND CONDITIONS OF STOCK AWARDS.
Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Stock Grant, a Stock Purchase Right or a Restricted Stock Unit, and the number of shares of Stock or units subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
8.1    Types of Stock Awards Authorized. Stock Awards may be in the form of a Stock Grant, a Stock Purchase Right or a Restricted Stock Unit. Stock Awards may be granted or vest upon such conditions as the Committee shall determine, including, without limitation, Service to a Participating Company or upon the attainment of one or more Performance Goals.
8.2    Purchase Price. The purchase price for shares of Stock issuable under each Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Stock Grant or Restricted Stock Unit.
8.3    Purchase Period. A Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Stock Purchase Right.
8.4    Payment of Purchase Price. At the time of grant of a Stock Purchase Right, the Committee will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Stock acquired pursuant to the Stock Purchase Right. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Stock Purchase Right shall be made (i) in cash, by check, or cash equivalent, (ii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iii) by any combination thereof, in each case consistent with any requirements under applicable law regarding payment in respect of the “par value” of the Stock. The Committee may at any time or from time to time grant Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration.
8.5    Vesting; Restrictions on Transfer; Deferral. Shares issued pursuant to any Stock Award (including, without limitation, the percentage of actual achievement relative to pre-established target Performance Goals) may or may not be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, a Performance Award Formula and/or Performance Goals (the “Vesting Conditions”), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the “Restriction Period”) in which shares acquired pursuant to a Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to a Change of Control as provided in Section 11, or as provided in Section 8.8. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates, if shares are certificated, representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. Restricted Stock Units may be subject to such conditions that may delay the delivery of the shares of Stock (or their cash equivalent) subject to Restricted Stock Units after the vesting of such Award.
8.6    Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during the Restriction Period applicable to shares subject to a Stock Grant or Stock Purchase Right, the

Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and, to receive all dividends and other distributions paid with respect to such shares. With respect to Restricted Stock Units, the Committee may, in its sole discretion, (i) provide that Dividend Equivalents shall not be paid, (ii) provide for the payment of Dividend Equivalents on Restricted Stock Units that have become nonforfeitable, (iii) provide for the accumulation until and payment of Dividend Equivalents to the extent that the Restricted Stock Units become nonforfeitable, or (iv) provide any combination thereof. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Stock Award shall be immediately subject to the same Vesting Conditions and, if applicable, deferral elections as the shares subject to the Stock Award with respect to which such dividends or distributions were paid or adjustments were made. Notwithstanding anything herein to the contrary, dividends or Dividend Equivalents may be accumulated but shall not be paid with respect to shares subject to a Stock Award unless and until the Vesting Conditions are satisfied.
8.7    Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Stock Award and set forth in the Award Agreement or in another written (including electronic) agreement between the Company and the Participant, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then (i) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service, (ii) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Stock Grant which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service, and (iii) the Participant shall forfeit all rights in any portion of a Restricted Stock Unit award that has not vested as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
8.8    Nontransferability of Stock Award Rights. Rights to acquire shares of Stock pursuant to a Stock Award may not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.
9.TERMS AND CONDITIONS OF PERFORMANCE AWARDS. Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement (including through electronic acceptance). Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1    Types of Performance Awards Authorized. Performance Awards may be in the form either of Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period(s) applicable to the Award, and the other terms, conditions and restrictions of the Award.
9.2    Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100), unless the Committee determines otherwise. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
9.3    Establishment of Performance Periods, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period(s), Performance Award Formula and one or more Performance Goals which, when measured at the end of the applicable Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period(s), Performance Goal(s) and Performance Award Formula.
9.4    Measurement of Performance Goals. The Performance Goals shall be established by the Committee on the basis of achievement of Company-wide, divisional, or individual goals or any other basis determined by the

Committee in its discretion. Performance Goals may include a minimum, maximum, or target level and intermediate or other levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Goal may be stated as an absolute value or as a value determined relative to a standard selected by the Committee. Performance Goals may differ from Participant to Participant and from Award to Award.
9.5    Settlement of Performance Awards.
(a)    Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.
(b)    Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Participant’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Participant upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.
(c)    Effect of Leaves of Absence. If required by law or determined by the Committee, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days of leaves of absence during a Performance Period may be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.
(d)    Notice to Participants. As soon as practicable following the Committee’s determination in accordance with Sections 9.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.
(e)    Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. An Award Agreement may provide for deferred payment in a lump sum or in installments at the election of the Participant or otherwise. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.
(f)    Provisions Applicable to Payment in Shares. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.
9.6    Dividend Equivalents. In its discretion, the Committee may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Dividend Equivalents may be paid on Performance Shares that have become nonforfeitable or may be accumulated until and paid to the extent that Performance Shares become nonforfeitable or a combination thereof, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Shares as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units. Notwithstanding anything herein to the contrary, Dividend Equivalents may be accumulated but shall not be paid with respect to Performance Share Awards unless and until the Performance Share Awards are earned.
9.7    Effect of Termination of Service. The effect of a Participant’s termination of Service on the Participant’s Performance Award shall be as determined by the Committee, in its discretion, and set forth in the Award

Agreement evidencing such Performance Award or in another written (including electronic) agreement between the Company and the Participant.
9.8    Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
10.STANDARD FORMS OF AWARD AGREEMENT.
10.1    Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.
10.2    Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

10.3    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policies that the Company adopts, including any policies that the Company adopts pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of cause as determined by the Committee.
11.CHANGE OF CONTROL.
11.1    The Committee or the Board may, in its discretion, provide in any Award Agreement, severance plan or other individual agreement, that, in the event of a Change of Control of the Company, the Award held by a Participant shall become vested, exercisable and/or payable to such extent as specified in such document.
11.2    In the event of a Change of Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent equity awards for the Acquiror’s stock. In the event the Acquiror elects not to assume or substitute for outstanding Awards in connection with a Change of Control, any unexercised and/or unvested portions of such outstanding Awards shall become immediately exercisable and vested in full as of immediately prior to the effective date of the Change of Control, except that vesting for Awards with performance-based vesting shall be determined based on the level of achievement of Performance Goals prior to the Change of Control, unless the Committee determines otherwise. The exercise and/or vesting of any Award that was permissible solely by reason of this paragraph 11 shall be conditioned upon the consummation of the Change in Control. Any Awards which are not assumed or replaced by the Acquiror in connection with the Change of Control nor exercised as of the time of consummation of the Change of Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change of Control.
12.COMPLIANCE WITH SECURITIES LAW.
12.1    The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of United States federal and state and non-United States law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
12.2    If the exercise of an Award, or the purchase or delivery of shares of Stock subject to an Award, following the termination of the Participant’s Service would be prohibited at any time during the applicable post-termination period solely because the issuance of shares of Stock would violate the registration requirements under the Securities Act, then the Award shall terminate on the earlier of (a) the expiration of a period of three (3) months after the termination of the Participant’s Service during which the exercise of the Award would not be in violation of such registration requirements or (b) the expiration of the term of the Award as set forth in the Award Agreement.
13.TAX WITHHOLDING.
13.1    Tax Withholding in General. Unless prohibited by applicable law, the Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for United States federal, state, local and non-United States taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
13.2    Withholding in Shares. Unless prohibited by applicable law, the Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group (unless the Company, in its discretion, permits a deduction or tender of fractional shares). The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount permitted by the Committee or the amount of taxes owed by the Participant up to the maximum statutory tax rate in the Participant’s applicable jurisdiction.
14.TERMINATION OR AMENDMENT OF PLAN.
The Board or the Committee may terminate or amend the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Board or the Committee. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.
15.MISCELLANEOUS PROVISIONS.
15.1    Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates, if shares are certificated, representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
15.2    Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, a Consultant or a Director, or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award can in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
15.3    Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.
15.4    Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
15.5    Beneficiary Benefits. Subject to local laws and procedures, the Company may request appropriate written documentation from a trustee or other legal representative, court, or similar legal body, regarding any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before such representative shall be entitled to act on behalf of the Participant and before a beneficiary receives any or all of such benefit.
15.6    Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee, an Officer Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
15.7    Section 409A. It is intended that all of the benefits and payments provided under the Plan satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A (together, with any state law of similar effect, “Section 409A”) provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5), 1.409A-1(b)(6) and 1.409A-1(b)(9), and the Plan will be construed to the greatest extent possible as consistent with those provisions. To the extent not so exempt, the Plan and the payments and benefits to be provided hereunder are intended to, and will be construed and implemented so as to, comply in all respects with the applicable provisions of Section 409A. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), any right to receive any installment payments under the Plan shall be treated as a right to receive a series of separate and distinct payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.
To the extent that the Committee determines that any Award granted under the Plan is, or may reasonably be, subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code (or any similar provision). Such terms and conditions shall include, without limitation, the following provision (or comparable provision of similar effect): “To the extent that (i) one (1) or more of the payments or benefits received or to be received by a Participant upon “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h) without regard to alternative definitions thereunder) pursuant to the Plan would constitute deferred compensation subject to the requirements of Section 409A, and (ii) the Participant is a “specified employee” within the meaning of Section 409A at the time of separation from service, then to the extent delayed commencement of any portion of such payments or benefits is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments and benefits shall not be provided to the Participant prior to the earliest of (i) the expiration of the six (6)-month period measured from the date of separation from service, (ii) the date of the Participant’s death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation on the Participant. Upon the first business day following the expiration of such applicable Section 409A(a)(2)(B)(i) period, all payments and benefits deferred pursuant to this paragraph shall be paid in a lump sum to the Participant, and any remaining payments and benefits due shall be paid as otherwise provided herein.” If an Award Agreement is silent as to such provision, the foregoing provision is hereby incorporated by reference directly into such Award Agreement.
In addition, and notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award is, or may reasonably be, subject to Section 409A and related Department of Treasury guidance

(including such Department of Treasury guidance issued from time to time) or contains any ambiguity as to the application of Section 409A, the Committee may, without the Participant’s consent, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (A) exempt (or clarify the exemption of) the Award from Section 409A, (B) preserve the intended tax treatment of the benefits provided with respect to the Award, and/or (C) comply with the requirements of Section 409A and related Department of Treasury guidance.
Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Affiliates shall be responsible for, or required to reimburse or otherwise make any Participant whole for, any tax or penalty imposed on, or losses incurred by, any Participant that arises in connection with the potential or actual application of Section 409A to any Award granted hereunder.

APPENDIX I

(a)    “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one (1) or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on a Form S-8 Registration Statement under the Securities Act.

(b)    “Award” means any Option, SAR, Stock Purchase Right, Stock Grant, Restricted Stock Unit, Performance Share, Performance Unit or for service as a Director, cash-based amounts (including, without limitation, retainers) granted under the Plan.

(c)    “Award Agreement” means a written (including electronic) agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement, a “SAR Agreement,” a “Stock Purchase Agreement,” a “Stock Grant Agreement,” a “Restricted Stock Unit Agreement,” “a “Performance Share Agreement” or a “Performance Unit Agreement.”

(d)    “Board” means the Board of Directors of the Company.

(e)    “Change of Control” means:
(i)    any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote in the election of directors of the Company;
(ii)    during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) (the “Incumbent Directors”), cease for any reason to constitute a majority thereof;
(iii)    there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own securities representing more than fifty percent (50%) of the combined voting power of the Company, a parent of the Company or other corporation resulting from such Transaction (counting, for this purpose, only those securities held by the Company’s stockholders immediately after the Transaction that were received in exchange for, or represent their continuing ownership of, securities of the Company held by them immediately prior to the Transaction);
(iv)    all or substantially all of the assets of the Company are sold, liquidated or distributed; or
(v)    there is a “Change of Control” or a “change in the effective control” of the Company within the meaning of Section 280G of the Code and the regulations promulgated thereunder.
(f)    “Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(g)    “Committee” means the Executive Compensation Committee and/or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(h)    “Company” means Adobe Inc., a Delaware corporation, or any successor corporation thereto.

(i)    “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on, as applicable, (i) registration on a Form S-8 Registration Statement under the Securities Act, (ii) Rule 701 of the Securities Act, or (iii) other means of compliance with the securities laws of all relevant jurisdictions.

(j)    “Director” means a member of the Board or the board of directors of any other Participating Company.

(k)    “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) and 409A(a)(2)(C)(i) of the Code.

(l)    “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(m)    “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan.

(n)    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(o)    “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)    If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on The Nasdaq Global Select Market, The Nasdaq Capital Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable or such other value determined by the Committee in good faith. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)    If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(p)    “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option.

(q)    “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or not qualifying as an incentive stock option within the meaning of Section 422(b) of the Code.

(r)    “Officer” means any person designated by the Board as an officer of the Company.

(s)    “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(t)    “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(u)    “Participant” means any eligible person who has been granted one or more Awards.

(v)    “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(w)    “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(x)    “Performance Award” means an Award of Performance Shares or Performance Units.

(y)    “Performance Award Formula” means, for an Award, a formula or table established by the Committee, which provides the basis for computing the value of an Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(z)    “Performance Goal” means a performance goal established by the Committee.

(aa)    “Performance Period” means a period established by the Committee at the end of which one or more Performance Goals are to be measured.

(bb)    “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment in Stock, a cash payment equivalent, or a combination thereof, as determined in the sole discretion of the Committee, based upon achievement of one or more Performance Goals.

(cc)    “Performance Unit” means a bookkeeping entry representing a right denominated in cash or property other than shares of Stock granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit based upon achievement of one or more Performance Goals.

(dd)    Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 8 of the Plan to receive one share of Stock, a cash payment equal to the value of one share of Stock, or a combination thereof, as determined in the sole discretion of the Committee.

(ee)    “Restriction Period” means the period established in accordance with Section 8.5 of the Plan during which shares subject to a Stock Award are subject to Vesting Conditions.

(ff)    “SAR” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(gg)    “Securities Act” means the United States Securities Act of 1933, as amended.

(hh)    “Service” means a Participant’s employment or service with the Participating Company Group as an Employee, a Consultant or a Director, whichever such capacity the Participant held on the date of grant of an Award. Unless otherwise determined by the Committee, a Participant’s Service shall be deemed to have terminated if the Participant ceases to render service to the Participating Company Group in such initial capacity. However, a Participant’s Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the Participant renders such Service in such initial capacity, provided that there is no interruption or termination of the Participant’s Service. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing and to the extent applicable Section 409A, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(ii)    “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

(jj)    “Stock Award” means an Award of a Stock Grant, a Stock Purchase Right or a Restricted Stock Unit Award.

(kk)    “Stock Grant” means Stock granted to a Participant pursuant to Section 8 of the Plan.

(ll)    “Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8 of the Plan.

(mm)    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(nn)    “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(oo)    “Vesting Conditions” mean those conditions established in accordance with Section 8.5 of the Plan prior to the satisfaction of which shares subject to a Stock Award remain subject to forfeiture or a repurchase option in favor of the Company.

YOU CAN VOTE OVER THE INTERNET OR BY TELEPHONE QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK
BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O ADOBE Inc. P.O. BOX 1342 BRENTWOOD, NY 11717
Adobe Inc. encourages you to take advantage of convenient ways to vote. If voting by proxy, you may vote over the internet, by telephone or by mail. Your internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card. To vote over the internet, by telephone, or by mail, please read the accompanying proxy statement and then follow these easy steps:

VOTE BY INTERNET
Before The Meeting: Go to www . proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 21, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting: Go to www . virtualshareholdermeeting.com/ADBE2025

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 21, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Adobe Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V62897-P24448	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADOBE INC.

Vote on Directors						Vote on Proposals

The Board of Directors recommends a vote FOR the following:						The Board of Directors recommends a vote FOR proposals 2, 3 and 4.
1.	Election of the eleven (11) Directors proposed in the accompanying Proxy Statement to serve for a one-year term.		For	Against	Abstain			For	Against	Abstain

	1a.	Cristiano Amon	☐	☐	☐	2.	Approve the 2019 Equity Incentive Plan, as amended, to increase the available share reserve by 7 million shares.	☐	☐	☐
	1b.	Amy Banse	☐	☐	☐
	1c.	Melanie Boulden	☐	☐	☐	3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on November 28, 2025.	☐	☐	☐
	1d.	Frank Calderoni	☐	☐	☐
	1e.	Laura Desmond	☐	☐	☐	4.	Approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
	1f.	Shantanu Narayen	☐	☐	☐
	1g.	Spencer Neumann	☐	☐	☐	The Board of Directors recommends a vote AGAINST proposal 5.
	1h.	Kathleen Oberg	☐	☐	☐
	1i.	Dheeraj Pandey	☐	☐	☐	5.	Stockholder Proposal Regarding Vote on Golden Parachutes.	☐	☐	☐
	1j.	David Ricks	☐	☐	☐
	1k.	Daniel Rosensweig	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by a President or Vice President and a Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)		Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to
be Held on Tuesday, April 22, 2025:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www .proxyvote.com.

V62898-P24448

ADOBE INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints each of Shantanu Narayen and Gloria Chen with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Adobe Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held virtually on Tuesday, April 22, 2025 at 9:00 a.m. Pacific Time and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their best judgment upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the election of each of the nominees listed on the reverse side for the Board of Directors, FOR Proposals 2, 3 and 4, and AGAINST Proposal 5. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)